                                                                    Exhibit 10.4

                                                                  EXECUTION COPY



                                CREDIT AGREEMENT

                          Dated as of October 17, 2001

                                      among

                   INSIGHT Health Services ACQUISITION Corp.,
                                  as Borrower,

                     InSight Health Services Holdings Corp.

                                       and

                        THE SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                                   THE LENDERS
                         FROM TIME TO TIME PARTY HERETO,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent,

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                             as Documentation Agent,

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

SECTION 1  DEFINITIONS............................................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Computation of Time Periods....................................................................33
         1.3      Accounting Terms...............................................................................33

SECTION 2  CREDIT FACILITIES.....................................................................................34
         2.1      Revolving Loans................................................................................34
         2.2      Letter of Credit Subfacility...................................................................36
         2.3      Delayed-Draw Term Loans........................................................................41
         2.4      Tranche B Term Loan............................................................................45

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES........................................................47
         3.1      Default Rate...................................................................................47
         3.2      Continuation and Conversion....................................................................47
         3.3      Prepayments....................................................................................48
         3.4      Termination and Reduction of Commitments.......................................................50
         3.5      Fees...........................................................................................51
         3.6      Capital Adequacy...............................................................................53
         3.7      Limitation on Eurodollar Loans.................................................................53
         3.8      Illegality.....................................................................................54
         3.9      Requirements of Law............................................................................54
         3.10     Treatment of Affected Loans....................................................................55
         3.11     Taxes..........................................................................................56
         3.12     Compensation...................................................................................57
         3.13     Pro Rata Treatment.............................................................................58
         3.14     Sharing of Payments............................................................................59
         3.15     Payments, Computations, Etc....................................................................60
         3.16     Evidence of Debt...............................................................................62
         3.17     Replacement of Affected Lenders................................................................62

SECTION 4  GUARANTY..............................................................................................63
         4.1      The Guaranty...................................................................................63
         4.2      Obligations Unconditional......................................................................64
         4.3      Reinstatement..................................................................................65
         4.4      Certain Additional Waivers.....................................................................65
         4.5      Remedies.......................................................................................65
         4.6      Rights of Contribution.........................................................................65
         4.7      Guarantee of Payment; Continuing Guarantee; Subordination......................................66

SECTION 5  CONDITIONS............................................................................................67
         5.1      Closing Conditions.............................................................................67
         5.2      Conditions to all Extensions of Credit.........................................................71

SECTION 6  REPRESENTATIONS AND WARRANTIES........................................................................72
         6.1      Financial Condition............................................................................72

         6.2      No Material Change.............................................................................73
         6.3      Organization and Good Standing.................................................................73
         6.4      Power; Authorization; Enforceable Obligations..................................................73
         6.5      No Conflicts...................................................................................74
         6.6      No Default.....................................................................................74
         6.7      Ownership......................................................................................74
         6.8      Indebtedness; Liens............................................................................74
         6.9      Litigation.....................................................................................75
         6.10     Taxes..........................................................................................75
         6.11     Compliance with Law............................................................................75
         6.12     ERISA..........................................................................................75
         6.13     Corporate Structure; Capital Stock, etc........................................................77
         6.14     Governmental Regulations, Etc..................................................................77
         6.15     Purpose of Loans and Letters of Credit.........................................................77
         6.16     Environmental Matters..........................................................................77
         6.17     Intellectual Property..........................................................................78
         6.18     Solvency.......................................................................................79
         6.19     Investments....................................................................................79
         6.20     Business Locations.............................................................................79
         6.21     Disclosure.....................................................................................79
         6.22     No Burdensome Restrictions.....................................................................79
         6.23     Brokers' Fees..................................................................................79
         6.24     Labor Matters..................................................................................80
         6.25     Nature of Business.............................................................................80

SECTION 7  AFFIRMATIVE COVENANTS.................................................................................80
         7.1      Information Covenants..........................................................................80
         7.2      Preservation of Existence and Franchises.......................................................83
         7.3      Books and Records..............................................................................83
         7.4      Compliance with Law............................................................................83
         7.5      Payment of Taxes and Other Claims..............................................................83
         7.6      Insurance......................................................................................83
         7.7      Use of Proceeds................................................................................84
         7.8      Audits/Inspections.............................................................................84
         7.9      Financial Covenants............................................................................84
         7.10     New Subsidiaries...............................................................................86
         7.11     Pledged Assets.................................................................................86
         7.12     Interest Rate Management.......................................................................87
         7.13     Intercompany Indebtedness of Joint Ventures....................................................87
         7.14     Upstreaming of Income from Joint Ventures......................................................88
         7.15     Further Assurances.............................................................................88

SECTION 8  NEGATIVE COVENANTS....................................................................................89
         8.1      Indebtedness...................................................................................89
         8.2      Liens..........................................................................................91
         8.3      Nature of Business.............................................................................93
         8.4      Consolidation, Merger, Dissolution, etc........................................................93

         8.5      Asset Dispositions.............................................................................93
         8.6      Investments....................................................................................94
         8.7      Restricted Payments............................................................................98
         8.8      Prepayment of Other Indebtedness, etc..........................................................99
         8.9      Transactions with Insiders.....................................................................99
         8.10     Fiscal Year; Organizational Documents.........................................................100
         8.11     Limitation on Restricted Actions..............................................................100
         8.12     Ownership of Subsidiaries and Joint Ventures; Limitations on Parent...........................101
         8.13     Capital Expenditures..........................................................................101
         8.14     No Further Negative Pledges...................................................................102

SECTION 9  EVENTS OF DEFAULT....................................................................................102
         9.1      Events of Default.............................................................................102
         9.2      Acceleration; Remedies........................................................................105

SECTION 10  AGENCY PROVISIONS.................................................................................. 105
         10.1     Appointment and Authorization of Administrative Agent.........................................105
         10.2     Delegation of Duties..........................................................................106
         10.3     Liability of Administrative Agent.............................................................106
         10.4     Reliance by Administrative Agent..............................................................107
         10.5     Notice of Default.............................................................................107
         10.6     Credit Decision; Disclosure of Information by Administrative Agent............................108
         10.7     Indemnification of Administrative Agent.......................................................108
         10.8     Administrative Agent in its Individual Capacity...............................................109
         10.9     Successor Administrative Agent................................................................109
         10.10    Borrower Assignment, Assumption and Release...................................................110
         10.11    Other Administrative Agents; Lead Managers....................................................110

SECTION 11  MISCELLANEOUS.......................................................................................110
         11.1     Notices.......................................................................................110
         11.2     Right of Set-Off; Adjustments.................................................................111
         11.3     Successors and Assigns........................................................................112
         11.4     No Waiver; Remedies Cumulative................................................................115
         11.5     Expenses; Indemnification.....................................................................115
         11.6     Amendments, Waivers and Consents..............................................................116
         11.7     Counterparts..................................................................................120
         11.8     Headings......................................................................................120
         11.9     Survival......................................................................................120
         11.10    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial........................120
         11.11    Severability..................................................................................121
         11.12    Entirety......................................................................................121
         11.13    Binding Effect; Termination...................................................................122
         11.14    Confidentiality...............................................................................122
         11.15    Source of Funds...............................................................................123
         11.16    Regulation D..................................................................................123
         11.17    Conflict......................................................................................123

                                    SCHEDULES

Schedule 1.1A              Scheduled Financial Information
Schedule 1.1B              Joint Ventures
Schedule 2.1(a)            Lenders
Schedule 6.9               Litigation
Schedule 6.12              ERISA
Schedule 6.13              Subsidiaries
Schedule 6.16              Environmental Disclosures
Schedule 6.17              Intellectual Property
Schedule 6.20(a)           Mortgaged Properties
Schedule 6.20(b)           Collateral Locations
Schedule 6.20(c)           Chief Executive Offices/Principal Places of Business
Schedule 6.23              Brokers' Fees
Schedule 7.6               Insurance
Schedule 8.1(b)            Indebtedness
Schedule 8.1(f)            Terms of Subordination
Schedule 8.2               Liens
Schedule 8.6               Investments
Schedule 8.9               Transactions with Affiliates

                                    EXHIBITS

Exhibit 1.1A               Form of Borrower Assignment, Assumption and Release
Exhibit 1.1B               Form of InSight Acquisition Note
Exhibit 1.1C               Form of Pledge Agreement
Exhibit 1.1D               Form of Security Agreement
Exhibit 2.1(b)(i)          Form of Notice of Borrowing
Exhibit 2.1(e)             Form of Revolving Note
Exhibit 2.3(f)             Form of Delayed-Draw Term Note
Exhibit 2.4(f)             Form of Tranche B Term Note
Exhibit 3.2                Form of Notice of Continuation/Conversion
Exhibit 7.1(c)             Form of Officer's Compliance Certificate
Exhibit 7.10               Form of Joinder Agreement
Exhibit 11.3               Form of Assignment and Acceptance

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of October 17, 2001 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), is by and among INSIGHT HEALTH SERVICES ACQUISITION CORP., a Delaware corporation ("InSight Acquisition"), INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation (the "Parent"), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), FIRST UNION NATIONAL BANK, as Syndication Agent (in such capacity, the "Syndication Agent") and THE CIT GROUP/BUSINESS CREDIT, INC., as Documentation Agent (in such capacity, the "Documentation Agent").

                               W I T N E S S E T H

         WHEREAS, InSight Acquisition has requested that the Lenders provide credit facilities in an aggregate amount of $275,000,000 (the "Credit Facilities") for the purposes hereinafter set forth;

         WHEREAS, the Lenders have agreed to make available the requested Credit Facilities on the terms and conditions hereinafter set forth; and

         WHEREAS, the initial extensions of credit by the Lenders under the Credit Facilities shall be made available to InSight Acquisition and, upon consummation of the Transaction (hereinafter defined), InSight Health Services Corp., a Delaware corporation (the "Acquired Company"), shall assume, and InSight Acquisition shall be released from, the obligations of InSight Acquisition as the Borrower under the Credit Facilities, and the Acquired Company shall thereafter be the Borrower (as hereinafter defined) under the Credit Facilities;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1      DEFINITIONS.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Acquired Company" shall have the meaning assigned to such term in the recitals hereto.

                  "Acquisition", by any Person (the "Acquirer"), means the acquisition by such Acquirer, whether for cash, property, services, assumption of Indebtedness, securities or otherwise, in a single transaction or in a series of related transactions and whether or not involving a merger or consolidation, of (i) all of the Capital Stock of another Person (the "Target") or, if the Target is a Subsidiary of the Acquirer at the time of such transaction or becomes a Subsidiary of the Acquirer upon giving effect to such transaction, of any Capital Stock of such Target or (ii) all or substantially all of the Property of the Target.

                  "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                  "Administrative Agency Services Address" means Bank of America, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn: Administrative Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                  "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Administrative Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Banc of America Securities
         LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Administrative Agent's Fee Letter" means that certain fee letter agreement dated June 28, 2001 between the Bank of America, Banc of America Securities LLC and the Sponsors, as amended, modified, restated or supplemented from time to time.

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lenders and their respective Affiliates shall not be deemed to be "Affiliates" of any of the Credit Parties for purposes of the Credit Documents.

                  "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

                  "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Loan, the applicable rate of the Revolving Commitment Unused Fee for any day for purposes of
         Section 3.5(a)(i), the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i) or the applicable rate of the Trade Letter of Credit Fee for any day for purposes of
         Section 3.5(b)(ii), the appropriate applicable percentage corresponding to the Senior Leverage Ratio in effect as of the most recent Calculation Date:

                                                                        APPLICABLE PERCENTAGES
                              ------------------------------------------------------------------------------------------------------
                                        FOR                   FOR TRANCHE B TERM
                                     REVOLVING              LOANS AND DELAYED-DRAW
                                       LOANS                    TERM LOANS
               SENIOR         ------------------------     ------------------------     FOR STANDBY      FOR TRADE     FOR REVOLVING
PRICING      LEVERAGE         EURODOLLAR     BASE RATE     EURODOLLAR     BASE RATE      LETTER OF       LETTER OF      COMMITMENT
 LEVEL         RATIO             LOANS          LOANS         LOANS          LOANS        CREDIT FEE      CREDIT FEE     UNUSED FEE
------------------------------------------------------------------------------------------------------------------------------------
   I        greater than
            or equal to
            2.25 to 1.0          3.25%          2.25%         3.50%          2.50%          3.25%           1.625%          0.50%

   II       less than
            2.25 to 1.0
            but greater
            than or equal
            to 1.75 to 1.0       3.00%          2.00%         3.50%          2.50%          3.00%           1.50%           0.50%

  III       less than
            1.75 to 1.0
            but greater
            than or equal
            to 1.25 to 1.0       2.75%          1.75%         3.25%          2.25%          2.75%           1.375%          0.50%

  IV        less than
            1.25 to 1.0          2.50%          1.50%         3.25%          2.25%          2.50%           1.25%          0.375%

         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five (5) Business Days after the date by which the Credit Parties are required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on March 31, 2002, on and after which time the Pricing Level shall be determined by the Senior Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Credit Parties fail to provide the officer's certificate to the Administrative Agency Services Address as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Senior Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued.

                  "Application Period" means, in respect of any Asset Disposition, the period of 360 days (or such earlier date as provided for reinvestment of the proceeds thereof under the documents evidencing or governing any Subordinated Indebtedness) following the consummation of such Asset Disposition.

                  "Approved Fund" means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) a Lender,
         (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Asset Disposition" means any disposition of any or all of the Property (including without limitation the Capital Stock of a Subsidiary or a Joint Venture) of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event; provided, however, that the term "Asset Disposition" shall be deemed to (i) include any "Asset Sale" (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness and (ii) exclude any Equity Issuance.

                  "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition other than an Excluded Asset Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition.

                  "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit 11.3.

                  "Bank of America" means Bank of America, N.A. and its successors.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its Property; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, secured creditor, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and
         (b) the Prime Rate.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means (i) until consummation of the Acquisition by InSight Acquisition of the Acquired Company pursuant to the Merger Agreement, InSight Acquisition and (ii) thereafter, the Acquired Company.

                  "Borrower Assignment, Assumption and Release" means the Assignment, Assumption and Release dated as of the Closing Date in the form of Exhibit 1.1A to be executed by InSight Acquisition and the Acquired Company.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

                  "Businesses" means, at any time, a collective reference to the businesses operated by the Consolidated Parties at such time.

                  "Calculation Date" shall have the meaning assigned to such term in the definition of "Applicable Percentage" set forth in this
         Section 1.1.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
         (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                  "Change of Control" means the occurrence of any of the following events:

                           (a) the sale, lease, transfer or other disposition
                  (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) other than the Sponsors and the Related Parties;

                           (b) the Parent or the Borrower is liquidated or
                  dissolved or adopts a plan of liquidation or dissolution;

                           (c) prior to a Qualifying IPO, (1) the Parent shall
                  fail to own directly 100% of the outstanding Capital Stock of the Borrower, (2) the Sponsors and the Related Parties shall fail to own beneficially, directly or indirectly, at least a majority of the outstanding Voting Stock of the Parent or (3) the Sponsors and the Related Parties shall fail to control, whether through ownership of Voting Stock, by contract or otherwise, a majority of the seats (excluding vacant seats) on the Parent's Board of Directors;

                           (d) after a Qualifying IPO, (1) if the IPO Issuer is
                  the Parent, the Parent shall fail to own directly 100% of the outstanding Capital Stock of the Borrower, (2) the Sponsors shall fail to own beneficially, directly or indirectly, at least 35% of the outstanding Voting Stock of the IPO Issuer,
                  (3) any other "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) other than the Sponsors and the Related Parties shall beneficially own, directly or indirectly, an amount of the outstanding Voting Stock of the IPO Issuer greater than the amount owned by the Sponsors and the Related Parties or (4) the Sponsors and the Related Parties shall fail to control, whether through ownership of Voting Stock, by contract or otherwise, a majority of the seats (excluding vacant seats) on the IPO Issuer's Board of Directors; or

                           (e) the occurrence of a "Change of Control" (or any
                  comparable term) under, and as defined in, or the documents evidencing or governing any Subordinated Indebtedness.

         As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means a collective reference to all real and personal Property (other than Excluded Property) with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

                  "Collateral Documents" means a collective reference to the Pledge Agreement, the Security Agreement and the Mortgage Instruments.

                  "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender, the Delayed-Draw Term Loan Commitment and the Tranche B Term Loan Commitment of such Lender, (ii) with respect to the Issuing Lender, the LOC Commitment and (iii) with respect to the Fronting Bank, the Fronting Commitment.

                  "Consolidated Capital Expenditures" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that (i) Consolidated Capital Expenditures shall not include (a) Eligible Reinvestments made with the proceeds of any Asset Disposition or Involuntary Disposition, (b) Acquisitions or (c) an Eligible Reinvestment of the proceeds of any Equity Issuance by any Consolidated Party to any of the Sponsors or the Related Parties and (ii) Consolidated Capital Expenditures for each of the fiscal quarters ending on March 31, 2001 and June 30, 2001 shall be equal to the amount indicated for Consolidated Capital Expenditures for such quarter on
         Schedule 1.1A.

                  "Consolidated Cash Taxes" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash during such period; provided, however, that Consolidated Cash Taxes for the four fiscal quarter period ending December 31, 2001 shall be calculated as Consolidated Cash Taxes for the fiscal quarter ending December 31, 2001 multiplied by 4; Consolidated Cash Taxes for the four fiscal quarter period ending March 31, 2002 shall be calculated as Consolidated Cash Taxes for the two fiscal quarters ending March 31, 2002 multiplied by 2; and Consolidated Cash Taxes for the fiscal quarter ending June 30, 2002 shall be calculated as Consolidated Cash Taxes for the three fiscal quarters ending preceding June 30, 2002 multiplied by 1.33.

                  "Consolidated EBITDA" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) interest expense, (B) income taxes, (C) depreciation and amortization expense, (D) minority interests (provided that minority interests shall not constitute more than 5% of Consolidated EBITDA for any applicable period), (E) one-time cash expenses incurred in connection with the Transaction, (F) fees paid to the Sponsors pursuant to the Management Agreement to the extent that such fees (1) were permitted to be paid pursuant to Section 8.9 and (2) are attributable to services rendered during the applicable period, (G) other non-cash charges (excluding (1) the provision for bad debts in connection with uncollectible accounts receivable and (2) items representing an accrual of or reserve for cash expenses in any future period) and (H) one-time cash expenses incurred in connection with any Permitted Investment, all as determined in accordance with GAAP; provided, however, that (i) Consolidated EBITDA for each of the fiscal quarters ending on March 31, 2001 and June 30, 2001 shall be equal to the amount indicated for Consolidated EBITDA for such quarter on Schedule 1.1A and (ii) the portion of Consolidated EBITDA for any applicable period attributable to, without duplication,
         (A) Consolidated Parties which are not Credit Parties, (B) minority interests and (C) Investments in Unrestricted Joint Ventures, shall not exceed 32.5% of total Consolidated EBITDA for such period.

                  "Consolidated Interest Expense" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases), as determined in accordance with GAAP; provided, however, that Consolidated Interest Expense for the four fiscal quarter period ending December 31, 2001 shall be calculated as Consolidated Interest Expense for the fiscal quarter ending December 31, 2001 multiplied by 4; Consolidated Interest Expense for the four fiscal quarter period ending March 31, 2002 shall be calculated as Consolidated Interest Expense for the two fiscal quarters ending March 31, 2002 multiplied by 2; and Consolidated Interest Expense for the fiscal quarter ending June 30, 2002 shall be calculated as Consolidated Interest Expense for the three fiscal quarters ending June 30, 2002 multiplied by 1.33.

                  "Consolidated Maintenance Capital Expenditures" means, for any period all Consolidated Capital Expenditures, other than any such Consolidated Capital Expenditure representing the purchase price of equipment, or the costs of construction or purchase price, for, or other costs associated with the acquisition or new construction of, an additional facility; provided, however, that Consolidated Maintenance Capital Expenditures for each of the fiscal quarters ending on March 31, 2001 and June 30, 2001 shall be equal to the amount indicated for Consolidated Maintenance Capital Expenditures for such quarter on
         Schedule 1.1A.

                  "Consolidated Net Income" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items and (ii) any amounts attributable to Investments in any Unrestricted Joint Venture to the extent that either (a) such amounts have not been distributed in cash to the Credit Parties during the applicable period, (b) such amounts were not earned by such Unrestricted Joint Venture during the applicable period or (c) there exists in respect of any future period any encumbrance or restriction on the ability of such Unrestricted Joint Venture to pay dividends or make any other distributions in cash on the Capital Stock of such Unrestricted Joint Venture held by the Credit Parties) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

                  "Consolidated Parties" means a collective reference to the Borrower and the Restricted Subsidiaries, and "Consolidated Party" means any one of them. The Acquired Company shall be deemed to be a Consolidated Party for all purposes of this Credit Agreement.

                  "Consolidated Rental Expense" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, rental expense under Operating Leases, as determined in accordance with GAAP; provided, however, that Consolidated Rental Expense for each of the fiscal quarters ending on March 31, 2001 and June 30, 2001 shall be equal to the amount indicated for Consolidated Rental Expense for such quarter on Schedule 1.1A.

                  "Consolidated Scheduled Funded Indebtedness Payments" means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness, as determined in accordance with GAAP; provided, however, that Consolidated Scheduled Funded Indebtedness Payments for the four fiscal quarter period ending December 31, 2001 shall be calculated as Consolidated Scheduled Funded Indebtedness Payments for the fiscal quarter ending December 31, 2001 multiplied by 4; Consolidated Scheduled Funded Indebtedness Payments for the four fiscal quarter period ending March 31, 2002 shall be calculated as Consolidated Scheduled Funded Indebtedness Payments for the two fiscal quarters ending March 31, 2002 multiplied by 2; and Consolidated Scheduled Funded Indebtedness Payments for the fiscal quarter ending June 30, 2002 shall be calculated as Consolidated Scheduled Funded Indebtedness Payments for the three fiscal quarters ending preceding June 30, 2002 multiplied by 1.33. For purposes of this definition, "scheduled payments of principal" (i) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (ii) shall be deemed to include the implied principal component of payments due on Capital Leases and Synthetic Leases and (iii) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 3.3.

                  "Consolidated Working Capital" means, as of any date with respect to the Consolidated Parties on a consolidated basis, the sum of accounts receivable plus inventory minus accounts payable, all as determined in accordance with GAAP.

                  "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Eurodollar Loan from one Interest Period to the next Interest Period.

                  "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Administrative Agent's Fee Letter and the Collateral Documents (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

                  "Credit Facilities" shall have the meaning assigned to such term in the recitals hereto.

                  "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them. The Acquired Company shall be deemed to be a Credit Party for all purposes of this Credit Agreement.

                  "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

                  "Debt Issuance" means the issuance by any Consolidated Party of any Indebtedness of the type referred to in clause (a) or (b) of the definition thereof set forth in this Section 1.1.

                  "Debt Issuance Prepayment Event" means the receipt by any Consolidated Party of proceeds from any Debt Issuance other than an Excluded Debt Issuance.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, as determined by the Administrative Agent, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

                  "Delayed-Draw Term Loan Borrowing Request" means a written notice from the Borrower to the Administrative Agent requesting a Delayed-Draw Term Loan and specifying (i) that a Delayed-Draw Term Loan is requested, (ii) the date of the requested borrowing (which shall be a Business Day at least five (5) Business Days after the date of receipt of such notice by the Administrative Agent (or such later date as the Fronting Bank and the Administrative Agent may agree with the Borrower in order to minimize the incurrence of costs by the Borrower pursuant to Section 3.12(a) in connection with such borrowing)), (iii) the aggregate principal amount to be borrowed (which shall be at least $10,000,000 or an integral multiple of $1,000,000 in excess thereof) and (iv) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor.

                  "Delayed-Draw Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Delayed-Draw Term Loan Commitment Percentage (if any) of the Delayed-Draw Term Loan Committed Amount, to make Delayed-Draw Term Loans in accordance with the provisions of Section 2.3(a).

                  "Delayed-Draw Term Loan Commitment Percentage" means, for any Lender, the percentage identified as its Delayed-Draw Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Delayed-Draw Term Loan Commitment Termination Date" means the earliest of (i) the date that the Delayed-Draw Term Loan Commitments shall have been terminated as provided herein, (ii) the date that the Delayed-Draw Term Loan Committed Amount shall have been reduced to zero ($0) and (iii) October 17, 2003.

                  "Delayed-Draw Term Loan Commitment Unused Fee" shall have the meaning assigned to such term in Section 3.5(a)(ii).

                  "Delayed-Draw Term Loan Commitment Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a)(ii).

                  "Delayed-Draw Term Loan Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

                  "Delayed-Draw Term Loan Funding Notice" shall have the meaning assigned to such term in Section 2.3(b)(i).

                  "Delayed-Draw Term Loan Tranches 1, 2, 3 and 4" and "Delayed-Draw Term Loan Tranches" shall have the meaning assigned to such terms in Section 2.3(g).

                  "Delayed-Draw Term Loans" shall have the meaning assigned to such term in Section 2.3(a).

                  "Delayed-Draw Term Note" shall have the meaning assigned to such term in Section 2.3(f).

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means any direct or indirect Subsidiary of the Borrower which is incorporated or organized under the laws of any State of the United States of America or the District of Columbia.

                  "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural Person) approved by the Administrative Agent, the Issuing Lender (in the case of any assignment of Revolving Loans and Revolving Commitments only) and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Reinvestment" means (i) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Borrower and its Restricted Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and
         (ii) any Permitted Acquisition. The term "Eligible Reinvestment" shall not include any item which is not a permitted application of proceeds of an "Asset Sale" (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness.

                  "Environmental Laws" means any and all applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "Equity Issuance" means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. The term "Equity Issuance" shall not be deemed to include any Asset Disposition.

                  "Equity Issuance Prepayment Event" means the receipt by any Consolidated Party of proceeds from any Equity Issuance other than an Excluded Equity Issuance.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Eurodollar Loan" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

                  "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing
         (a) the Interbank Offered Rate by (b) 1 minus the Eurodollar Reserve Percentage.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" shall have the meaning assigned to such term in Section 9.1.

                  "Excess Cash Flow" means, with respect to any fiscal year period of the Consolidated Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA (determined after adding back, but without duplication, any amounts deducted in determining Consolidated Net Income for such fiscal year period that were paid, incurred, assumed or accrued in violation of any of the provisions of this Credit Agreement) minus (b) Consolidated Capital Expenditures that are permitted to be made hereunder paid (or required to be paid) in cash (excluding any cash obtained through the incurrence of Indebtedness) minus (c) Consolidated Interest Expense in respect of Indebtedness that is permitted to be incurred hereunder paid (or required to be paid) in cash minus (d) Federal, state and other income taxes actually paid by the Consolidated Parties on a consolidated basis minus (e) Consolidated Scheduled Funded Indebtedness Payments that are permitted to be made hereunder, together with any optional prepayments of the Delayed-Draw Term Loans or the Tranche B Term Loans and any prepayments of Revolving Loans to the extent accompanied by a permanent reduction of the Revolving Committed Amount minus (f) Permitted Investments made in cash plus/minus (g) changes in Consolidated Working Capital other than as the result of the consummation of any Permitted Acquisition during such fiscal year; provided, however, that solely with respect to the calculation of Excess Cash Flow for fiscal year 2002, the applicable period for measuring the components thereof shall commence on the Closing Date and end on June 30, 2002).

                  "Excess Proceeds" shall have the meaning assigned to such term in Section 7.6(b).

                  "Excluded Asset Disposition" means, with respect to any Consolidated Party, any Asset Disposition consisting of (i) the sale, lease, license, transfer or other disposition of Property in the ordinary course of such Consolidated Party's business, (ii) the sale, lease, license, transfer or other disposition of Property no longer used or useful in the conduct of such Consolidated Party's business,
         (iii) any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Credit Party, provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.11 after giving effect to such transaction, (iv) any Involuntary Disposition by such Consolidated Party, (v) any Asset Disposition by such Consolidated Party constituting a Permitted Investment, (vi) if such Consolidated Party is not a Credit Party, any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not a Credit Party and (vii) other sales, leases, transfers or dispositions of other assets (other than Capital Stock in any Credit Party) provided that the aggregate net book value of the assets sold or otherwise disposed of by the Credit Parties in any such transaction shall not exceed $100,000; provided, however, that the term "Excluded Asset Disposition" shall not include any Asset Disposition to the extent that any portion of the proceeds of such Asset Disposition would be required under the documents evidencing or governing any Subordinated Indebtedness to be applied to permanently retire Indebtedness of the Consolidated Parties.

                  "Excluded Debt Issuance" means any Debt Issuance permitted by
         Section 8.1.

                  "Excluded Equity Issuance" means any Equity Issuance by any Consolidated Party to any Credit Party, any member of management of the Borrower, any of the Sponsors or any of the Related Parties; provided, however, that the term "Excluded Equity Issuance" shall not include any Equity Issuance to the extent that any portion of the proceeds of such Equity Issuance would be required under the documents evidencing or governing any Subordinated Indebtedness to be applied to permanently retire Indebtedness of the Consolidated Parties.

                  "Excluded Property" means, with respect to any Consolidated Party, including any Person that becomes a Consolidated Party after the Closing Date as contemplated by Section 7.10, (i) any owned real Property of such Consolidated Party which has a net book value of less than $100,000, provided that the aggregate net book value of all real Property of all of the Consolidated Parties excluded pursuant to this clause (i) shall not exceed $1,000,000, (ii) any leased real Property of such Consolidated Party which (a) is designated as an "Excluded Property" on Schedule 6.20(a) or (b) is acquired after the Closing Date and either (A) is subject to annual rental payments of less than $120,000 and has an initial lease term of less than ten years or (B) is being used for administrative purposes, (iii) any leased personal Property of such Consolidated Party, (iv) any personal Property of such Consolidated Party (other than motor vehicles) in respect of which perfection of a Lien is not either (A) governed by the Uniform Commercial Code or (B) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (v) any Retained Rights and (vi) any Property of such Consolidated Party which, subject to the terms of
         Section 8.11 and Section 8.14, is subject to a Lien of the type described in Section 8.2(g) pursuant to documents which prohibit such Consolidated Party from granting any other Liens in such Property.

                  "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

                  "Extraordinary Receipt" means, with respect to any Person, any cash or Cash Equivalents in excess of $250,000 for any fiscal year received by or paid to or for the account of such Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of an Involuntary Disposition or, to the extent such proceeds constitute compensation for lost earnings, of business interruption insurance), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

                  "Fees" means all fees payable pursuant to Section 3.5.

                  "FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, as amended, including, without limitation, 12 CFR part 34.41 to 34.47.

                  "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) the sum of (i) Consolidated EBITDA for such period plus (ii) Consolidated Rental Expense for such period to the extent paid (or required to be paid) in cash minus (iii) Consolidated Maintenance Capital Expenditures for such period to the extent paid (or required to be paid) in cash minus (iv) Consolidated Cash Taxes for such period to (b) the sum of (i) Consolidated Interest Expense for such period to the extent paid (or required to be paid) in cash plus (ii) Consolidated Scheduled Funded Indebtedness Payments for such period plus (iii) Consolidated Rental Expense for such period to the extent paid (or required to be paid) in cash.

                  "Foreign Subsidiary" means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

                  "Fronting Bank" means Bank of America.

                  "Fronting Commitment" means the commitment of the Fronting Bank to front Delayed-Draw Term Loans in an aggregate cumulative principal amount of up to the Delayed-Draw Term Loan Committed Amount.

                  "Fully Satisfied" means, with respect to the Credit Party Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Credit Party Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Credit Party Obligations shall have been paid in full in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully cash collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Issuing Lender and (d) the Commitments shall have been expired or terminated in full.

                  "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the implied principal component of all obligations of such Person under Capital Leases, (f) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) the principal portion of all obligations of such Person under Synthetic Leases, (h) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (i) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but only to the extent that the aggregate amount of such Funded Indebtedness does not exceed the fair market value of Property, (j) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person and (k) the Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

                  "GAAP" means generally accepted accounting principles in the United States of America applied on a consistent basis and subject to the terms of Section 1.3 (except, in respect of Synthetic Leases, as otherwise treated herein).

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantors" means a collective reference to the Parent and each of the Subsidiary Guarantors, together with their successors and permitted assigns, and "Guarantor " means any one of them.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of such primary obligation, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made, unless such principal amount (or maximum principal amount) is not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof, as determined by the Borrower in good faith.

                  "Hedging Agreements" means any interest rate protection agreement.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the implied principal component of all obligations of such Person under Capital Leases, (f) all obligations of such Person under Hedging Agreements, (g) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (h) the principal portion of all obligations of such Person under Synthetic Leases, (i) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (j) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but only to the extent that the aggregate amount of such Indebtedness does not exceed the fair market value of Property,
         (k) all Guaranty Obligations of such Person with respect to Indebtedness of another Person and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

                  "Indemnified Party" shall have the meaning assigned to such term in Section 11.5(b).

                  "InSight Acquisition" shall have the meaning assigned to such term in the heading hereof.

                  "InSight Acquisition Note" means the promissory note dated the Closing Date in the form of Exhibit 1.1B to be executed by InSight Acquisition in favor of the Administrative Agent for the benefit of the Lenders.

                  "Interbank Offered Rate" means for any Interest Period with respect to any Eurodollar Loan: (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such

         Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or (b)if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period.

                  "Interest Coverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period to the extent paid (or required to be paid) in cash.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last Business Day of each March, June, September and December, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" in any Person means (a) any Acquisition of such Person, (b) any other acquisition of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (c) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in the ordinary course of business) or (d) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Asset Disposition to such Person for consideration less than the fair market value (as determined by the board of directors (or comparable governing body) of the applicable transferor) of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount (or, in the case of any Investment made with Property other than cash, the book value of such Property) actually contributed or paid (including cash and non-cash consideration and any assumption of Indebtedness) to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

                  "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Consolidated Party.

                  "Involuntary Disposition Prepayment Event" means, with respect to any Involuntary Disposition, the failure of the Credit Parties to apply (or cause to be applied) an amount equal to the Excess Proceeds of such Involuntary Disposition, if any, either (i) to prepay the Loans (and cash collateralize the LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B) or (ii) to make Eligible Reinvestments (including but not limited to the repair or replacement of the Property affected by such Involuntary Disposition) within the period of 360 days following the date of receipt of such Excess Proceeds, subject to the terms and conditions of Section 7.6(b).

                  "IPO Issuer" means, in respect of a Qualifying IPO, the Person (as between the Parent or the Borrower and subject to the definition of the term "Change of Control" set forth in this Section 1.1) that is the issuer of the common Capital Stock offered in such Qualifying IPO.

                  "Issuing Lender" means Bank of America.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.10 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.10.

                  "Joint Venture" means a Person which meets the following criteria:

                           (a) such Person was organized pursuant to an express
                  joint venture, partnership or limited liability company agreement;

                           (b) such Person is a venture among two or more
                  Persons and, except for purposes of the definition of "Indebtedness" set forth in this Section 1.1, at least one of such Persons is, and one of such Persons is not, the Borrower or a Wholly Owned Subsidiary of the Borrower;

                           (c) such Person operates a business for profit;

                           (d) each of the venturers has contributed or will
                  contribute capital, materials, services or knowledge;

                           (e) each applicable Credit Party's share of profits
                  and losses of the venture is proportionate with the Capital Stock of such Person held by such Credit Party; and

                           (f) concurrently with the initial Investment by any
                  of the Credit Parties in such Person by the Credit Parties, such Person is designated by the Credit Parties in writing to the Administrative Agent as a "Joint Venture" for purposes of this Credit Agreement.

                  The term "Joint Venture" shall, in any event, (i) include the Persons identified on Schedule 1.1B and (ii) exclude any Person which is a Subsidiary of the Borrower as of the Closing Date and which is not identified on Schedule 1.1B as a Joint Venture.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Letter of Credit" means any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loan" or "Loans" means the Revolving Loans, the Delayed-Draw Term Loans and/or the Tranche B Term Loan (or a portion of any Revolving Loan, any Delayed-Draw Term Loan or the Tranche B Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), individually or collectively, as appropriate.

                  "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

                  "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2.

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, without duplication, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

                  "Management Agreement" means that certain management agreement dated as of [the Closing Date] among J.W. Childs Advisors II, L.P., Halifax Genpar, L.P., the Parent and the Borrower, as the same may be amended, modified, restated or supplemented from time to time to the extent not adverse in any material respect to the Lenders.

                  "Master Assignment Agreement" means that certain Master Assignment and Acceptance Agreement dated as of the Closing Date among Bank of America, as the "Assignor" and the Persons identified therein as "Assignees" and the Administrative Agent.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets or liabilities of the Consolidated Parties taken as a whole,
         (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Maturity Date" means (i) as to the Revolving Loans, Letters of Credit (and the related LOC Obligations), October 17, 2007 and (ii) as to the Delayed-Draw Term Loans and the Tranche B Term Loan, October 17, 2008.

                  "Merger Agreement" means that certain Agreement and Plan of Merger by and among the Parent, InSight Acquisition and the Acquired Company dated as of June 29, 2001, as it may be amended on or prior to the Closing Date.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Mortgage Instruments" shall have the meaning assigned such term in Section 7.15.

                  "Mortgage Policies" shall have the meaning assigned such term in Section 7.15.

                  "Mortgaged Properties" shall have the meaning assigned such term in Section 7.15.

                  "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan) which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

                  "Net Cash Proceeds" means the aggregate cash or Cash Equivalents proceeds received by any Consolidated Party in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related Property; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition. In addition, the "Net Cash Proceeds" of any Asset Disposition shall include any other amounts which constitute "Net Proceeds" (or any comparable term) of such transaction under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness.

                  "Note" or "Notes" means the Revolving Notes, the Delayed-Draw Term Notes and/or the Tranche B Term Notes, individually or collectively, as appropriate.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i) or Section 2.4(b).

                  "Notice of Continuation/Conversion" means the written notice of continuation or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Other Taxes" shall have the meaning assigned to such term in
         Section 3.11(b).

                  "Parent" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                  "Participant" shall have the meaning assigned to such term in
         Section 11.3(d).

                  "Participation Interest" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in
         Section 2.2 or in any Loans as provided in Section 3.14.

                  "Patient Receivables" means, with respect to any Consolidated Party, the patient accounts of such Consolidated Party existing or hereinafter created, any and all rights to receive payments due on such accounts from any obligor or other third-party payor under or in respect of such accounts (including, without limitation, all insurance companies, Blue Cross/Blue Shield, Medicare, Medicaid and health maintenance organizations), and all proceeds of, or in any way derived, whether directly or indirectly, from any of the foregoing (including, without limitation, all interest, finance charges and other amounts payable by an obligor in respect thereof).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Acquisition" means an Acquisition by the Borrower or any Restricted Subsidiary of the Borrower permitted pursuant to the terms of Section 8.6(i).

                  "Permitted Asset Disposition" means any Asset Disposition permitted by Section 8.5.

                  "Permitted Investments" means, at any time, Investments by the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.6.

                  "Permitted Liens" means, at any time, Liens in respect of Property of the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.2.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means the pledge agreement dated as of the Closing Date in the form of Exhibit 1.1C to be executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

                  "Prime Rate" means, for any day, the per annum rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Principal Amortization Payment" means a principal payment on the Delayed-Draw Term Loans as set forth in Section 2.3(d) or on the Tranche B Term Loans as set forth in Section 2.4(d).

                  "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

                  "Principal Office" means the principal office of Bank of America, presently located at Charlotte, North Carolina.

                  "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in
         Section 7.9(a)-(c) in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information. As used herein, "transaction" shall mean (i) any incurrence or assumption of Indebtedness as referred to in Section 8.1(i) or (j),
         (ii) any Asset Disposition as referred to in Section 8.5(d) or (iii) any Acquisition as referred to in Section 8.6(i). In connection with any calculation of the financial covenants set forth in Section 7.9(a)-(c) upon giving effect to a transaction on a Pro Forma Basis:

         (A) for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness as referred to in
                  Section 8.1(i) or (j), any Indebtedness which is retired in connection with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the applicable period;

         (B) for purposes of any such calculation in respect of any Asset Disposition as referred to in Section 8.5(d), (1) income statement items (whether positive or negative) attributable to the Property disposed of shall be excluded and (2) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and

         (C) for purposes of any such calculation in respect of any Acquisition as referred to in Section 8.6(i), (1) any Indebtedness incurred or assumed by any Consolidated Party in connection with such transaction (including the Person or Property acquired) and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (2) income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period and (3) pro forma adjustments may be included to the extent that such adjustments would give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.

                  "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of the Borrower delivered to the Administrative Agent in connection with (i) any incurrence, assumption or retirement of Indebtedness as referred to in Section 8.1(i) or (j), (ii) any Asset Disposition as referred to in Section 8.5(d) or (iii) any Acquisition as referred to in Section 8.6(i), as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Senior Leverage Ratio, the Total Leverage Ratio and the Interest Coverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Qualifying IPO" means an Equity Issuance by the Parent (or, subject to the definition of the term "Change of Control" set forth in this Section 1.1, of the common Capital Stock of the Borrower) consisting of an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of its common Capital Stock (i) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and (ii) resulting in gross proceeds to the Parent (or the Borrower, as applicable) of at least $30,000,000.

                  "Real Properties" means, at any time, a collective reference to each of the facilities and real properties owned or leased and operated by the Consolidated Parties at such time.

                  "Register" shall have the meaning assigned to such term in
         Section 11.3(c).

                  "Related Party" means (i) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Sponsor or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more of the Sponsors and/or such other Persons referred to in the immediately preceding clause (i).

                  "Regulation D, T, U, or X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "Required Financial Information" means, with respect to the applicable Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

                  "Required Delayed-Draw Term Lenders" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the unfunded Delayed-Draw Term Loan Commitments (and Participation Interests therein) and the outstanding Delayed-Draw Term Loans (and Participation Interests therein).

                  "Required Lenders" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of (i) the unfunded Commitments (and Participation Interests therein) and the outstanding Loans and LOC Obligations (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans, LOC Obligations and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

                  "Required Revolving Lenders" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of (i) the Revolving Commitments (and Participation Interests therein) or (ii) if the Revolving Commitments have been terminated, the outstanding Revolving Loans and LOC Obligations (and Participation Interests in the Revolving Loans and LOC Obligations (including the Participation Interests of the Issuing Lender in any Letters of Credit)).

                  "Required Tranche B Term Lenders" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Tranche B Term Loan (and Participation Interests therein).

                  "Required Unfunded Delayed-Draw Term Lenders" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the unfunded Delayed-Draw Term Loan Commitments (and Participation Interests therein).

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment on account thereof in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person, dividends or distributions payable (directly or indirectly through Subsidiaries) to any Credit Party other than the Parent and, in the case of Joint Ventures only, dividends or distributions paid ratably to each of the holders of the Capital Stock of such Person), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding,
         (iv) any payment or prepayment of principal of, premium, if any, or interest on, including any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness, (v) any payment or prepayment of principal of, or premium or interest on, any Indebtedness of a Consolidated Party held by any of the Sponsors or the Related Parties or Affiliates and
         (vi) any loan or advance to the Parent.

                  "Restricted Subsidiary" means any direct or indirect Subsidiary of the Borrower which is not an Unrestricted Joint Venture. Notwithstanding anything to the contrary contained in any of the Credit Documents, Toms River Imaging Associates, L.P. shall be deemed to be a Restricted Subsidiary of the Borrower for purposes of the Credit Documents so long as the Credit Parties own at least 50% of the Voting Stock thereof.

                  "Retained Rights" means, with respect to any Patient Receivable owing from any Governmental Authority, the right of any Consolidated Party to have unfettered control over such Patient Receivable, including, without limitation, the collection thereof and discretion over the transfer thereof to any party (including the Administrative Agent) and to enforce the claim giving rise to such Patient Receivable against such Governmental Authority, in the absence of a court order in the manner expressly contemplated under 42 USC
         Section 1395 and applicable state law.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage (if any) of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

                  "Revolving Commitment Percentage" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on
         Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Revolving Commitment Unused Fee" shall have the meaning assigned to such term in Section 3.5(a)(i).

                  "Revolving Commitment Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a)(i).

                  "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

                  "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

                  "Revolving Note" shall have the meaning assigned to such term in Section 2.1(e).

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Securities Act" means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and all regulations issued pursuant thereto.

                  "Security Agreement" means the security agreement dated as of the Closing Date in the form of Exhibit 1.1D to be executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

                  "Senior Leverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Funded Indebtedness other than Subordinated Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Sponsors" means a collective reference to J.W. Childs Associates, L.P., J.W. Childs Equity Partners II, L.P., The Halifax Group, L.L.C, Halifax Capital Partners, L.P. and their respective Affiliates.

                  "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

                  "Subordinated Indebtedness" means (i) any Indebtedness of the Credit Parties evidenced by the Subordinated Notes and, after the exchange thereof, the Subordinated Remarketed Notes and the related guarantees thereof, and (ii) any other Indebtedness (including, without limitation, Indebtedness of the Credit Parties permitted pursuant to
         Section 8.1(f) or Section 8.1(g)) which (a) is subordinated to the Credit Party Obligations on terms no less favorable to the Credit Parties or the Lenders than the Subordinated Notes, as reasonably determined by the Administrative Agent, (b) is subject to covenants and default provisions relating to the Parent and the Consolidated Parties that are not, when taken as a whole, more restrictive than the covenants and default provisions contained in the Subordinated Note Purchase Agreement and the Subordinated Notes, as reasonably determined by the Administrative Agent, and (c) is not subject to any mandatory payments, prepayments, redemptions or repurchases of principal at any time prior to the date 180 days after the final Maturity Date hereunder.

                  "Subordinated Note" means any one of the [__]% Notes due 2011 issued by the Borrower pursuant to the Subordinated Note Purchase Agreement, as such Subordinated Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

                  "Subordinated Note Indenture" means the indenture to be entered into by and among the Borrower, the Guarantors and the indenture trustee, pursuant to which the Subordinated Remarketed Notes will be issued, as such Subordinated Note Indenture may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

                  "Subordinated Note Purchase Agreement" means the Note Purchase Agreement, dated as of the Closing Date, by and among the Borrower, the Guarantors and Banc of America Bridge LLC, as such Subordinated Note Purchase Agreement may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

                  "Subordinated Remarketed Note" means any one of the senior subordinated notes of the Borrower to be issued in exchange for the Subordinated Notes pursuant to the Subordinated Note Indenture, which notes shall have (a) terms which, taken as a whole, are not materially less favorable to the Borrower and the Guarantors than the Subordinated Notes and (b) subordination provisions no less favorable to the Lenders than the Subordinated Notes, as such Subordinated Remarketed Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

                  "Subsidiary" means, as to any Person at any time, (a) any corporation (including any Joint Venture) more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity (including any Joint Venture) of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock. Notwithstanding anything to the contrary contained in any of the Credit Documents, Toms River Imaging Associates, L.P. shall be deemed to be a Subsidiary of the Borrower for purposes of the Credit Documents so long as the Credit Parties own at least 50% of the Voting Stock thereof.

                  "Subsidiary Guarantor" means each of the Persons identified as a "Subsidiary Guarantor" on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.10, together with their successors and permitted assigns, and "Subsidiary Guarantor" means any one of them.

                  "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

                  "Taxes" shall have the meaning assigned to such term in
         Section 3.11(a).

                  "Total Leverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Funded Indebtedness (including, without limitation, Subordinated Indebtedness) of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

                  "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                  "Tranche B Term Loan" shall have the meaning assigned to such term in Section 2.4(a).

                  "Tranche B Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche B Term Loan in a principal amount equal to such Lender's Tranche B Term Loan Percentage (if any) of the Tranche B Term Loan Committed Amount.

                  "Tranche B Term Loan Committed Amount" shall have the meaning assigned to such term in Section 2.4(a).

                  "Tranche B Term Loan Percentage" means, for any Lender, the percentage identified as its Tranche B Term Loan Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Tranche B Term Note" shall have the meaning assigned to such term in Section 2.4(f).

                  "Transaction" means (a) the Acquisition, pursuant to the Merger Agreement, of the Acquired Company by the Parent through a merger of InSight Acquisition, its wholly-owned Subsidiary, with and into the Acquired Company, with (i) the Acquired Company being the continuing or surviving corporation of such merger and becoming a Wholly Owned Subsidiary of the Parent and (ii) each issued and outstanding share of common Capital Stock of the Acquired Company being converted into the right to receive $18 in cash, (b) the refinancing of substantially all of the Funded Indebtedness of the Acquired Company and its Subsidiaries existing at the time of the events described in the foregoing clause (a) (including, without limitation, pursuant to the tender offer to repurchase the Acquired Company's outstanding 9-5/8% senior subordinated notes due 2008), and (c) the related financings, equity contributions and other transactions referred to in
         Section 5.1(h).

                  "Unrestricted Joint Venture" means (i) each Person which is a Joint Venture as of the Closing Date and is designated on Schedule 1.1B as an "Unrestricted Joint Venture", (ii) any Joint Venture acquired or created by the Credit Parties after the Closing Date and which is not a direct or indirect Subsidiary of the Borrower, (iii) any Joint Venture acquired or created by the Credit Parties after the Closing Date and which is a direct or indirect Subsidiary of the Borrower designated by the Credit Parties in writing to the Administrative Agent concurrently with the acquisition or creation of such Joint Venture as an "Unrestricted Joint Venture" for purposes of this Credit Agreement and
         (iv) any Joint Venture with respect to which the Borrower shall not have, directly or indirectly, control (whether through ownership of Voting Stock of such Joint Venture, by contract or otherwise) over the making of dividends and other payments or distributions on account of all of the Capital Stock of such Joint Venture. Any Unrestricted Joint Venture which is a direct or indirect Subsidiary of the Borrower (other than any Joint Venture described in clause (iv) of the immediately preceding sentence) may be designated a Restricted Subsidiary so long as at the time of and immediately after giving effect to such designation, no Default or Event of Default shall exist hereunder; provided, however, that any Unrestricted Joint Venture which has been designated a Restricted Subsidiary shall not at any time thereafter be designated an Unrestricted Joint Venture.

                  "Unused Delayed-Draw Term Loan Committed Amount" means, for any period, the amount by which (a) the then applicable Delayed-Draw Term Loan Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Delayed-Draw Term Loans.

                  "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

                  "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly Owned Subsidiary" means any Person 100% of whose Voting Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Voting Stock is at the time owned, directly or indirectly, by the Borrower.

         1.2      COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis; provided, however, that calculations of the implied principal component of all obligations under any Synthetic Lease or the implied interest component of any rent paid under any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at June 30,
2001), but, in any event, after elimination for minority interests; provided, however, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

         Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.9 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in
Section 1.1), (i) after consummation of any Asset Disposition (A) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) after consummation of any Acquisition (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period and
(C) pro forma adjustments may be included to the extent that such adjustments would give effect to items that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.


                                    SECTION 2

                                CREDIT FACILITIES

         2.1      REVOLVING LOANS.

                  (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that (i) the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"), (ii) with regard to each Lender individually, the sum of such Lender's outstanding Revolving Loans plus such Lender's Participation Interests in Letters of Credit and LOC Obligations shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and (iii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than ten (10) Eurodollar Loans which are Revolving Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                  (b) Revolving Loan Borrowings.

                           (i) Notice of Borrowing. The Borrower shall request a
                  Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month or (II) the interest rate option of a Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) Minimum Amounts. Except for Revolving Loans made
                  for the purpose of reimbursing the Issuing Lender in respect of a drawing under a Letter of Credit pursuant to Section 2.2(e), each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                           (iii) Advances. Each Lender will make its Revolving
                  Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Administrative Agent may specify in writing, by 2:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  (c) Repayment. The Borrower hereby promises to pay the principal amount of all outstanding Revolving Loans in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

                  (d) Interest. Subject to the provisions of Section 3.1,

                           (i) Base Rate Loans. During such periods as Revolving
                  Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                           (ii) Eurodollar Loans. During such periods as
                  Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

         The Borrower hereby promises to pay interest on Revolving Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (e) Revolving Notes. The Borrower hereby agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit 2.1(e), with appropriate insertions as to date and principal amount (a "Revolving Note").

         2.2      LETTER OF CREDIT SUBFACILITY.

                  (a) Issuance. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender having a Revolving Commitment severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time from the Closing Date until the date thirty (30) days prior to the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not at any time exceed (A) the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period of one year or less unless the Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (y) as originally issued or as extended, have an expiry date extending beyond the date thirty (30) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will provide to the Administrative Agent, at least quarterly and more frequently upon request of the Administrative Agent (or any Lender through the Administrative Agent), who will in turn, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

                  (c) Participation. Each Lender with a Revolving Commitment, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and (subject to clause (iii) of the initial proviso to Section 2.1(a)) shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Administrative Agent for the account of the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Administrative Agent of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. Unless the Borrower shall immediately notify the Administrative Agent and the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the Borrower promises to pay the Issuing Lender interest on the unreimbursed amount of such drawing on demand at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Administrative Agent, who shall in turn, promptly notify the other affected Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Administrative Agent if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), and otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Administrative Agent for the account of the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Administrative Agent for the account of the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Administrative Agent for the account of the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawn portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case (subject to clause (iii) of the initial proviso to Section 2.1(a)) a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all affected Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Administrative Agent for the account of the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees (subject to clause (iii) of the initial proviso to Section 2.1(a)) to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
         Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Designation of Consolidated Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Restricted Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Indemnification; Nature of Issuing Lender's Duties.

                           (i) In addition to its other obligations under this
                  Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrower and the Lenders
                  (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                           (iv) Nothing in this subsection (i) is intended to
                  limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender
                  (A) arising out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

                  (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section
         2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any letter of credit application, this Credit Agreement shall control.

         2.3      DELAYED-DRAW TERM LOANS.

                  (a) Term Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, (i) the Fronting Bank severally agrees, to the extent, in each case, that the Administrative Agent has received corresponding payments from other Lenders pursuant to clause (ii) below, to make available to the Borrower up to seven (7) advances of term loans in Dollars ("Delayed-Draw Term Loans") from time to time from the Closing Date until the Delayed-Draw Term Loan Commitment Termination Date and
         (ii) each Lender severally agrees, for the benefit of the Borrower, to purchase from the Fronting Bank such Lender's Delayed-Draw Term Loan Commitment Percentage of each such Delayed-Draw Term Loan advanced by the Fronting Bank; provided, however, that (i) the aggregate principal amount of all Delayed-Draw Term Loans shall not exceed SEVENTY-FIVE MILLION DOLLARS ($75,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Delayed-Draw Term Loan Committed Amount") and (ii) with regard to each Lender individually, such Lender shall not be required to purchase outstanding Delayed-Draw Term Loans in an aggregate amount exceeding such Lender's Delayed-Draw Term Loan Commitment Percentage of the Delayed-Draw Term Loan Committed Amount. Delayed-Draw Term Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request (subject to the terms of this Section 2.3); provided, however, that no more than ten (10) Eurodollar Loans which are Delayed-Draw Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid or prepaid on the Delayed-Draw Term Loans may not be reborrowed.

                  (b) Delayed-Draw Term Loan Borrowings.

                           (i) Borrowing Mechanics. On each occasion occurring
                  prior to the date ten (10) Business Days prior to the Delayed-Draw Term Loan Commitment Termination Date (and at least 30 days after the immediately preceding date of a Delayed-Draw Term Loan borrowing, if any) that either (x) the aggregate principal amount of Revolving Loans equals or exceeds $20,000,000 (or the remaining amount of the Delayed-Draw Term Loan Committed Amount, if less) or (y) the Borrower delivers to the Administrative Agent a Delayed-Draw Term Loan Borrowing Request for a Delayed-Draw Term Loan of at least $10,000,000 (or an integral multiple of $1,000,000 in excess thereof), the Borrower shall be deemed to have requested a Delayed-Draw Term Loan borrowing (which request shall be irrevocable) to refinance such Revolving Loans (A) in an aggregate principal amount equal to the Revolving Loans outstanding on the date such borrowing request is deemed to have been made, (B) to be funded on the date ten (10) Business Days thereafter (or such later date as the Fronting Bank and the Administrative Agent may agree with the Borrower in order to minimize the incurrence of costs by the Borrower pursuant to Section 3.12(a) in connection with such borrowing) and (C) unless the Borrower shall specify otherwise in a written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the third Business Day prior to the date of the applicable borrowing, to consist of a Base Rate Loan. The Administrative Agent shall give notice (a "Delayed-Draw Term Loan Funding Notice") to the Fronting Bank and each affected Lender promptly upon the occurrence of any request or deemed request for a Delayed-Draw Term Loan pursuant to this Section 2.3(b)(i), specifying the aggregate principal amount of such Delayed-Draw Term Loan, whether such Delayed-Draw Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor and the portion of such Delayed-Draw Term Loan which each such Lender is required to purchase.

                           (ii) Minimum Amounts. Each Eurodollar Loan or Base
                  Rate Loan that is a Delayed-Draw Term Loan shall be in a minimum aggregate principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Delayed-Draw Term Loan Committed Amount, if less).

                           (iii) Advances. In respect of each proposed
                  Delayed-Draw Term Loan advance, (A) each Lender will make available to the Administrative Agent (for the account of the Fronting Bank) as specified in Section 3.15(a), or in such other manner as the Administrative Agent may specify in writing, by 2:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Delayed-Draw Term Loan Funding Notice in Dollars and in immediately available funds, an amount equal to such Lender's Delayed-Draw Term Loan Commitment Percentage of such proposed Delayed-Draw Term Loan borrowing, as payment by such Lender of the purchase price for the assignment by the Fronting Bank to such Lender of such Lender's ratable share of such Delayed-Draw Term Loan borrowing (which amounts shall be held in trust by the Administrative Agent until (1) the Fronting Bank has made available to the Administrative Agent corresponding funds representing the proceeds of the related Delayed-Draw Term Loan and (2) the Administrative Agent has made the proceeds of such Delayed-Draw Term Loan available to the Borrower in the manner provided below) and (B) the Fronting Bank will make available to the Administrative Agent (for the account of the Borrower) by 2:30 P.M. (Charlotte, North Carolina time) on the applicable borrowing date in Dollars and in immediately available funds, an amount equal to the amount of the proposed Delayed-Draw Term Loan or, if less, an amount corresponding to the aggregate amount of funds delivered by other Lenders to the Administrative Agent (for the account of the Fronting
                  Bank) in connection with such Delayed-Draw Term Loan. Funds so deposited with the Administrative Agent by the Fronting Bank will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the amount made available to the Administrative Agent by the Fronting Bank and in like funds as received by the Administrative Agent.

                  (c) Delayed-Draw Term Loan Assignments. Concurrently with making the proceeds of a Delayed-Draw Term Loan borrowing available to the Borrower pursuant to Section 2.3(b)(iii) above, the Administrative Agent shall turn over to the Fronting Bank the funds deposited with, and held in trust by, the Administrative Agent by the Lenders in connection with such Delayed-Draw Term Loan borrowing, whereupon, in each case, automatically the Fronting Bank shall be deemed to have irrevocably sold and assigned to each Lender holding at such time a Delayed-Draw Term Loan Commitment (each such Lender being referred to in this Section 2.3(c), an "Delayed-Draw Term Lender"), without recourse to the Fronting Bank (except that the Fronting Bank shall be deemed to represent to each Delayed-Draw Term Lender that (i) the Fronting Bank is the legal and beneficial owner of the interest in the Delayed-Draw Term Loan purported to be assigned to such Delayed-Draw Term Lender and (ii) such interest in the Delayed-Draw Term Loan is free and clear of any adverse claim), and each Delayed-Draw Term Lender shall be deemed to have purchased and assumed from the Fronting Bank, without recourse to the Fronting Bank (except in respect of the deemed representations of the Fronting Bank set forth above), an interest in the Fronting Bank's rights and obligations under the Credit Agreement with respect to such Delayed-Draw Term Loan in an amount equal to such Lender's Delayed-Draw Term Loan Commitment Percentage of such Delayed-Draw Term Loan. The Administrative Agent shall make appropriate entries in the Register in respect of each assignment of Delayed-Draw Term Loans effected pursuant to the terms of this Section 2.3(c).

                  (d) Repayment of Delayed-Draw Term Loans. The Borrower hereby promises to pay the aggregate principal amount of the Delayed-Draw Term Loans outstanding as of the Delayed-Draw Term Loan Commitment Termination Date in twenty (20) consecutive quarterly installments as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3), unless accelerated sooner pursuant to Section 9.2:

                                                      DELAYED-DRAW TERM LOAN
                                                      PRINCIPAL AMORTIZATION
                                                        PAYMENT (% OF TOTAL
                                                      DELAYED-DRAW TERM LOANS
                                                        OUTSTANDING AT THE
PRINCIPAL AMORTIZATION PAYMENT                        DELAYED-DRAW TERM LOAN
             DATES                                  COMMITMENT TERMINATION DATE)
    Each March 31, June 30,
 September 30 and December 31
  from and including December
31, 2003 through and including
      September 30, 2007                                       0.25%

 December 31, 2007, March 31,
  2008, June 30, 2008 and the
         Maturity Date                                         24.0%

                  (e) Interest. Subject to the provisions of Section 3.1, the Delayed-Draw Term Loans shall bear interest at a per annum rate equal to:

                           (i) Base Rate Loans. During such periods as the
                  Delayed-Draw Term Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                           (ii) Eurodollar Loans. During such periods as the
                  Delayed-Draw Term Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

         The Borrower hereby promises to pay interest on the Delayed-Draw Term Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (f) Delayed-Draw Term Notes. The Borrower hereby agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the Delayed-Draw Term Loans of such Lender, substantially in the form of Exhibit 2.3(f), with appropriate insertions as to date and principal amount (a "Delayed-Draw Term Note").

                  (g) Delayed-Draw Term Loan Tranches. Notwithstanding any other provision to the contrary contained in this Credit Agreement, for purposes of administration of the Delayed-Draw Term Loans:

                           (i) The term loan facility described in this Section
                  2.3 shall be deemed to consist of three (3) separate $20,000,000 tranches (respectively, "Delayed-Draw Term Loan Tranches 1, 2 and 3") and one (1) separate $15,000,000 tranche ("Delayed-Draw Term Loan Tranche 4", and collectively with Delayed-Draw Term Loan Tranches 1, 2 and 3, the "Delayed-Draw Term Loan Tranches").

                           (ii) As of the Closing Date (and prior to giving
                  effect to any assignments of Delayed-Draw Term Loans or Delayed-Draw Term Loan Commitments), each Lender's Delayed-Draw Term Loan Commitment shall be allocated ratably over each of the four (4) Delayed-Draw Term Loan Tranches.

                           (iii) Advances of Delayed-Draw Term Loans (A) shall
                  be funded from the Delayed-Draw Term Loan Tranches in chronological order, beginning with Delayed-Draw Term Loan Tranche 1, and (B) shall not be funded under the next succeeding chronologically higher Delayed-Draw Term Loan Tranche until availability under the chronologically lower Delayed-Draw Term Loan Tranche shall have been fully utilized.

         2.4      TRANCHE B TERM LOAN.

                  (a) Tranche B Term Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Tranche B Term Loan Percentage of a term loan in Dollars (the "Tranche B Term Loan") in the aggregate principal amount of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (the "Tranche B Term Loan Committed Amount"). The full principal amount of the Tranche B Term Loan shall be disbursed on the Closing Date as a Base Rate Loan, and no portion of the Tranche B Term Loan shall consist of a Eurodollar Loan until the date which is 5 Business Days after the Closing Date. Thereafter, the Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than five (5) Eurodollar Loans which are Tranche B Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Tranche B Term Loan may not be reborrowed.

                  (b) Borrowing Procedures. The Borrower shall submit an appropriate Notice of Borrowing for the Tranche B Term Loan to the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the Closing Date. Such Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of a Tranche B Term Loan is requested and (ii) that the funding of the Tranche B Term Loan shall be comprised of Base Rate

         Loans. Each Lender shall make its Tranche B Term Loan Percentage of the Tranche B Term Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 2:00 P.M. (Charlotte, North Carolina time) on the Closing Date in Dollars and in funds immediately available to the Administrative Agent.

                  (c) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is part of the Tranche B Term Loan shall be in an aggregate principal amount that is not less than $5,000,000 and integral multiples of $1,000,000 (or the then remaining principal balance of the Tranche B Term Loan, if less).

                  (d) Repayment of Tranche B Term Loan. The Borrower hereby promises to pay the outstanding principal amount of the Tranche B Term Loan in twenty-eight (28) consecutive quarterly installments as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3), unless accelerated sooner pursuant to Section 9.2:

                                                        TRANCHE B TERM
           PRINCIPAL                              LOAN PRINCIPAL AMORTIZATION
  AMORTIZATION PAYMENT DATES                                PAYMENT
    Each March 31, June 30,
 September 30 and December 31
  from and including December
31, 2001 through and including
      September 30, 2007                                   $375,000

 December 31, 2007, March 31,
  2008, June 30, 2008 and the
         Maturity Date                                    $35,250,000

                  (e) Interest. Subject to the provisions of Section 3.1, the Tranche B Term Loan shall bear interest at a per annum rate equal to:

                           (i) Base Rate Loans. During such periods as the
                  Tranche B Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                           (ii) Eurodollar Loans. During such periods as the
                  Tranche B Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

         The Borrower hereby promises to pay interest on the Tranche B Term Loan in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (f) Tranche B Term Notes. The Borrower hereby agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the Tranche B Term Loans of such Lender, substantially in the form of Exhibit 2.3(f), with appropriate insertions as to date and principal amount (a "Tranche B Term Note").


                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1      DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default under Section 9.1(a), (i) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%) and (ii) the Standby Letter of Credit Fee and the Trade Letter of Credit shall accrue at a per annum rate 2% greater than the rate which would otherwise be applicable.

         3.2      CONTINUATION AND CONVERSION.

         The Borrower shall have the option, on any Business Day, to continue existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or continued as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) Loans continued as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), with respect to Delayed-Draw Term Loans, Section 2.3(b)(ii), or, with respect to the Tranche B Term Loan, Section 2.4(c), (iii) no more than ten (10) Eurodollar Loans which are Revolving Loans, ten (10) Eurodollar Loans which are Delayed-Draw Term Loans and five (5) Eurodollar Loans which are Tranche B Term Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, continuations and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (iv) any request for continuation or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such continuation or conversion shall be effected by the Borrower by giving a Notice of Continuation/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the continuation of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed continuation or conversion, specifying the date of the proposed continuation or conversion, the Loans to be so continued or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. In the event the Borrower fails to request continuation or conversion of any Eurodollar Loan in accordance with this Section 3.2, or any such conversion or continuation is not permitted or required by this Section 3.2, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed continuation or conversion affecting any Loan.

         3.3      PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time upon prior notice to the Administrative Agent; provided, however, that (i) each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the then remaining principal balance of the Revolving Loans, the Delayed-Draw Term Loans or the Tranche B Term Loan, as applicable, if less) and (ii) any prepayment of the Delayed-Draw Term Loans or the Tranche B Term Loan shall be applied ratably to the Delayed-Draw Term Loans and the Tranche B Term Loan (in each case ratably to remaining Principal Amortization Payments). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Revolving Loans and then ratably to the Delayed-Draw Term Loans and the Tranche B Term Loan (in each case ratably to remaining Principal Amortization Payments), in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this
         Section 3.3(a).

                  (b) Mandatory Prepayments.

                           (i) (A) Revolving Committed Amount. If at any time, the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall exceed the Revolving Committed Amount, the Borrower promptly shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

                           (B) LOC Committed Amount. If at any time, the sum of the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower promptly shall cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess.

                           (ii) Excess Cash Flow. Within 100 days after the end
                  of each fiscal year (commencing with the fiscal year ending June 30, 2002), the Borrower shall prepay the Loans in an amount equal to 75% (if the Senior Leverage Ratio as of the end of such fiscal year is equal to or greater than 2.0 to 1.0) or 50% (if the Senior Leverage Ratio as of the end of such fiscal year is less than 2.0 to 1.0) of Excess Cash Flow for such prior fiscal year (such prepayment to be applied as set forth in clause (vii) below).

                           (iii) (A) Asset Dispositions. Promptly following the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 8.5(f) (such prepayment to be applied as set forth in clause (vii) below).

                           (B) Involuntary Dispositions. Promptly following the occurrence of an Involuntary Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Excess Proceeds (such prepayment to be applied as set forth in clause
                           (vii) below).

                           (iv) Extraordinary Receipts. Promptly following the
                  receipt by any Credit Party of any Extraordinary Receipts, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Extraordinary Receipts (such prepayment to be applied as set forth in clause (vii) below).

                           (v) Debt Issuances. Promptly following the occurrence
                  of a Debt Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Debt Issuance (such prepayment to be applied as set forth in clause (vii) below).

                           (vi) Equity Issuances. Promptly following the
                  occurrence of an Equity Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Equity Issuance (such prepayment to be applied as set forth in clause
                  (vii) below).

                           (vii) Application of Mandatory Prepayments. All
                  amounts required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(A), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(B), to a cash collateral account in respect of LOC Obligations and (C) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii), (iii), (iv), (v) or (vi), pro rata to the Delayed-Draw Term Loans and the Tranche B Term Loan (in each case ratably to remaining Principal Amortization Payments). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                           (viii) Prepayment Account. If the Borrower is
                  required to make a mandatory prepayment of Eurodollar Loans under this Section 3.3(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

         3.4      TERMINATION AND REDUCTION OF COMMITMENTS.

                  (a) Voluntary Reductions.

                           (i) Revolving Committed Amount. The Borrower may from
                  time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $2,000,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three (3) Business Days' prior written notice to the Administrative Agent; provided, however, that (i) the Revolving Committed Amount may not be reduced or terminated prior to the Delayed-Draw Term Loan Commitment Termination Date, and (ii) no such termination or reduction of the Revolving Committed Amount shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a)(i).

                           (ii) Delayed-Draw Term Loan Committed Amount. The
                  Borrower may from time to time permanently reduce or terminate the Delayed-Draw Term Loan Committed Amount in whole or in part (in minimum aggregate amounts of $2,000,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Delayed-Draw Term Loan Committed Amount)) upon three (3) Business Days' prior written notice to the Administrative Agent; provided, however, that no such termination or reduction of the

                  Delayed-Draw Term Loan Committed Amount shall be made which would cause the Delayed-Draw Term Loan Committed Amount to be less than the outstanding principal amount of Revolving Loans with respect to which a request for a Delayed-Draw Term Loan to refinance such Revolving Loans is in effect pursuant to
                  Section 2.3(b). The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a)(ii).

                  (b) Tranche B Term Loan Commitments. The Tranche B Term Loan Commitment of each Lender, if any, shall automatically terminate at such time as such Lender shall have made available to the Borrower such Lender's share of the Tranche B Term Loan.

                  (c) Delayed-Draw Term Loan Commitments. Unless terminated sooner pursuant to Section 3.4(a)(ii) or Section 9.2, (i) concurrently with the making of each Delayed-Draw Term Loan, the Delayed-Draw Term Loan Committed Amount automatically shall be permanently reduced by the amount of such Delayed-Draw Term Loan and (ii) the Delayed-Draw Term Loan Commitments and the Fronting Commitment shall automatically terminate on the Delayed-Draw Term Loan Commitment Termination Date.

                  (d) Maturity Date. Unless terminated sooner pursuant to
         Section 3.4(a)(i) or Section 9.2, the Revolving Commitments and the LOC Commitment shall automatically terminate on the Maturity Date.

                  (e) General. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of
         Section 3.5(a)(i) or Section 3.5(a)(ii), as applicable, (i) on the date of each termination or reduction of the Revolving Committed Amount, the Revolving Commitment Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced and (ii) on the date of each termination or reduction of the Delayed-Draw Term Loan Committed Amount, the Delayed-Draw Term Loan Commitment Unused Fee accrued through the date of such termination or reduction on the amount of the Delayed-Draw Term Loan Committed Amount so terminated or reduced.

         3.5      FEES.

                  (a) Unused Fees.

                           (i) Revolving Commitment Unused Fee. In consideration
                  of the Revolving Commitments of the Lenders hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Revolving Commitment Unused Fee") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Revolving Commitment Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Revolving Commitment Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and

                  December (and on any date that the Revolving Committed Amount is reduced and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Revolving Commitment Unused Fee is payable hereunder being herein referred to as an "Revolving Commitment Unused Fee Calculation Period"), beginning with the payment due on December 31, 2001.

                           (ii) Delayed-Draw Term Loan Commitment Unused Fee. In
                  consideration of the Delayed-Draw Term Loan Commitments of the Lenders hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Delayed-Draw Term Loan Commitment Unused Fee") on the Unused Delayed-Draw Term Loan Committed Amount computed at a per annum rate for each day during the applicable Delayed-Draw Term Loan Commitment Unused Fee Calculation Period (hereinafter defined) at a rate of 2.00%. The Delayed-Draw Term Loan Commitment Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Delayed-Draw Term Loan Committed Amount is reduced and on the Delayed-Draw Term Loan Commitment Termination Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Delayed-Draw Term Loan Commitment Unused Fee is payable hereunder being herein referred to as an "Delayed-Draw Term Loan Commitment Unused Fee Calculation Period"), beginning with the payment due on December 31, 2001.

                  (b) Letter of Credit Fees.

                           (i) Standby Letter of Credit Issuance Fee. In
                  consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                           (ii) Trade Letter of Credit Drawing Fee. In
                  consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such trade Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Trade Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                           (iii) Issuing Lender Fees. In addition to the Standby
                  Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Administrative Agent for the account of the Issuing Lender without sharing by the other Lenders (i) a letter of credit fronting fee of 0.25% on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration (which fronting fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof)) and (ii) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

                  (c) Administrative Agent's Fees. The Borrower hereby (i) absolutely accepts and assumes all of the duties, obligations and liabilities of the Sponsors in, to and under the Administrative Agent's Fee Letter to the same extent as if the Borrower had executed the Administrative Agent's Fee Letter (whereupon the Sponsors shall be automatically released from their duties, obligations and liabilities under the Administrative Agent's Fee Letter) and (ii) promises to pay to the Administrative Agent, for its own account, for the account of the Issuing Lender and for the account of Banc of America Securities LLC, as applicable, the fees referred to in the Administrative Agent's Fee Letter.

         3.6      CAPITAL ADEQUACY.

         If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.7      LIMITATION ON EURODOLLAR LOANS.

                  If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and the Lenders prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

         3.8      ILLEGALITY.

         Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall
(i) promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable) and (ii) use reasonable efforts to change the jurisdiction of its Applicable Lending Office or designate a different Applicable Lending Office so that it is once again lawful for such Lender make, maintain and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable) if such change or redesignation, as the case may be, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender.

         3.9      REQUIREMENTS OF LAW.

                  If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Percentage utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or


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
                  (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this
Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         3.10     TREATMENT OF AFFECTED LOANS.

                  If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 3.7, 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 3.10 no longer exist (which such Lender agrees


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
to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

         3.11     TAXES.

                  (a) Any and all payments by any Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and branch profits taxes and franchise taxes imposed on it, other than any such taxes imposed on a Lender or the Administrative Agent solely as a result of the activities of the Borrower or any of the other Credit Parties (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent,
         (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Administrative Agent or the affected Lender (as the case may be), at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may
         be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender that is not a United States person under
         Section 7701(a)(30) of the Code (a "Foreign Lender"), on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from


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
         time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) (A) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States of America is a party which reduces to zero the rate of withholding tax on payments of interest, (B) Internal Revenue Service Form W-8ECI, or any successor form prescribed by the Internal Revenue Service, certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States of America, or (C) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents, and (ii) Internal Revenue Service Form W-8BEN, W-8ECI or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service. Each Foreign Lender who does not deliver a Form W-8ECI represents that all services performed hereunder with respect to any fees received or to be received will have been, and will be, performed outside of the United States of America.

                  (e) For any period with respect to which a Lender has failed to comply with the provisions of Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States of America; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         3.12     COMPENSATION.

                  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);


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
                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

                  (c) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.17;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.12, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Interbank Offered Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         3.13     PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) Loans. Each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Revolving Commitment Unused Fees, each payment of Delayed-Draw Term Loan Commitment Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.

                  (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing (or, in the case of a Delayed-Draw Term Loan borrowing, a purchase of assignments from the Fronting Bank) hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing (and/or, in the case of a Delayed-Draw Term Loan borrowing, a purchase of assignments from the Fronting Bank) to be made on such date, the Administrative Agent (and/or, in the case of a Delayed-Draw


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
         Term Loan borrowing, the Fronting Bank) may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent (and, in the case of a Delayed-Draw Term Loan borrowing, the Fronting Bank) in reliance upon such assumption, may (in its (or their, as applicable) sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent (or, in the case of a Delayed-Draw Term Loan borrowing, the Fronting Bank), the Administrative Agent (or, in the case of a Delayed-Draw Term Loan borrowing, the Fronting Bank) shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon demand therefor by the Administrative Agent (or, in the case of a Delayed-Draw Term Loan borrowing, the Fronting Bank), the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent (or, in the case of a Delayed-Draw Term Loan borrowing, the Fronting Bank). The Administrative Agent (or, in the case of a Delayed-Draw Term Loan borrowing, the Fronting Bank) shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent (or the Fronting Bank, as applicable) to the Borrower to the date such corresponding amount is recovered by the Administrative Agent (or the Fronting Bank, as applicable) at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing or the Delayed-Draw Term Loan Funding Notice and (ii) from a Lender at the Federal Funds Rate.

         3.14     SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an




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
amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

         3.15     PAYMENTS, COMPUTATIONS, ETC.

                  (a) Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff of any kind, at the Administrative Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Administrative Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a) and Section 3.15(b)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                  (b) Allocation of Payments After Acceleration. Notwithstanding any other provisions of this Credit Agreement to the contrary, after acceleration of the Credit Party Obligations pursuant to Section 9.2, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts


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
         outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                           FIRST, to the payment of all reasonable out-of-pocket
                  costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                           SECOND, to payment of any fees owed to the
                  Administrative Agent;

                           THIRD, to the payment of all of the Credit Party
                  Obligations consisting of accrued fees and interest (including, without limitation, accrued fees and interest arising under any Hedging Agreement between the Borrower and any Lender, or any Affiliate of a Lender);

                           FOURTH, to the payment of the outstanding principal
                  amount of the Credit Party Obligations (including, without limitation, the outstanding principal amount arising under any Hedging Agreement between the Borrower and any Lender, or any Affiliate of a Lender and the payment or cash collateralization of the outstanding LOC Obligations);

                           FIFTH, to the payment of all reasonable out-of-pocket
                  costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                           SIXTH, to all other Credit Party Obligations and
                  other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                           SEVENTH, to the payment of the surplus, if any, to
                  whomever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).


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
         3.16     EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                  (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                  (c) The entries made in the accounts, Register and subaccounts maintained pursuant to clause (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.

         3.17     REPLACEMENT OF AFFECTED LENDERS.

         If (i) any Lender having a Revolving Commitment or a Delayed-Draw Term Loan Commitment becomes a Defaulting Lender or otherwise defaults in its Revolving Commitment or Delayed-Draw Term Loan Commitment, as applicable, (ii) any Credit Party is required to make any payments to any Lender under Section 3.6, Section 3.9 or Section 3.11 in excess of the proportionate amount (based on the respective Commitments and/or Loans of the Lenders) of corresponding payments required to be made to the other Lenders or (iii) any Lender is unable or unwilling to make, maintain, and fund Eurodollar Loans as contemplated by
Section 3.8, the Borrower shall have the right, if no Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), provided that (a) at the time of any replacement pursuant to this Section 3.17, the Replaced Lender and Replacement Lender shall enter into an Assignment and Acceptance pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (b) all obligations of the Borrower owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the appropriate Assignment


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
and Acceptance, the payment of amounts referred to in clauses (a) and (b) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, (1) the Lender that acts as the Issuing Lender may not be replaced hereunder at any time that it has Letters of Credit outstanding hereunder unless arrangements reasonably satisfactory to the Issuing Lender (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Lender or the depositing of cash collateral into a cash collateral account maintained with the Administrative Agent in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit and (2) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.9. The Replaced Lender shall be required to deliver for cancellation its applicable Notes to be canceled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Borrower may reasonably request.

                                    SECTION 4

                                    GUARANTY

         4.1      THE GUARANTY.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.


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
         4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, subordination, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution (including, without limitation, any right of contribution under Section 4.6 hereof) against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Credit Party Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

                  (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, subordinated, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

                  (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any


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
Person under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

         4.3      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4      CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive, to the extent applicable. Each
Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

         4.5      REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.6      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be


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
subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until such Credit Party Obligations have been Fully Satisfied. For purposes of this Section 4.6, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (b) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Credit Party Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Credit Party Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations which are (together with any rights of contribution under this Section 4.6) governed by and subject to the second (2nd) sentence of section 4.2 hereof. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to
Section 8.5.

         4.7      GUARANTEE OF PAYMENT; CONTINUING GUARANTEE; SUBORDINATION.

         The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising. Any Indebtedness of the Borrower or any guarantor (including any other Guarantor) of the Credit Party Obligations now or hereafter held by any Guarantor is subordinated in right of payment to the Credit Party Obligations or the Guaranteed Obligations (as the case may be), and any


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
payment on any such Indebtedness of the Borrower or any guarantor (including any other Guarantor) of the Credit Party Obligations held by a Guarantor collected or received by such Guarantor during the continuance of a Default or an Event of Default, and any amount paid to a Guarantor on account of any subrogation, indemnity, reimbursement, indemnification or contribution rights referred to in
Section 4.2 or Section 4.6 hereof when all Credit Party Obligations have not been Fully Satisfied, shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to Administrative Agent for the benefit of the Lenders to be credited and applied against the Credit Party Obligations.


                                    SECTION 5

                                   CONDITIONS

         5.1      CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) the InSight Acquisition Note,
         (ii) the Borrower Assignment, Assumption and Release, (iii) this Credit Agreement, (iv) the Notes, (v) the Pledge Agreement, (vi) the Security Agreement and (vii) the Administrative Agent's Fee Letter.

                  (b) Corporate Documents. Receipt by the Administrative Agent of the following:

                           (i) Charter Documents. Copies of the articles or
                  certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (ii) Bylaws. A copy of the bylaws of each Credit
                  Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                           (iv) Good Standing. Copies of (A) certificates of
                  good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the


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
                  appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) Incumbency. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date, addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) a legal opinion of Kaye Scholer LLP, counsel for
                  the Credit Parties; and

                           (ii) a legal opinion of special local counsel for
                  each Credit Party not organized in the State of Delaware or the State of New York.

                  (d) Personal Property Collateral. The Administrative Agent shall have received:

                           (i) searches of Uniform Commercial Code filings in
                  the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) UCC financing statements for each appropriate
                  jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

                           (iii) searches of ownership of, and Liens on,
                  intellectual property of each Credit Party in the appropriate governmental offices;

                           (iv) all certificates evidencing any certificated
                  Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                           (v) duly executed notices of grant of security
                  interest in the form required by the Security Agreement as are necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;


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
                           (vi) all instruments and chattel paper having a value
                  in excess of $25,000 in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent's security interest in the Collateral; and

                           (vii) duly executed consents as are necessary, in the
                  Administrative Agent's reasonable discretion, to perfect the Administrative Agent's security interest in the Collateral.

                  (e) Availability. Immediately after giving effect to the Transaction on the Closing Date, the aggregate outstanding principal amount of the Revolving Credit Loans and LOC Obligations shall not exceed $5 million.

                  (f) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

                  (g) Government Consent. Receipt by the Administrative Agent of evidence that all governmental, shareholder and material third party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the Transaction and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Transaction or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.

                  (h) Consummation of Transaction. The Transaction shall have been consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals, all material conditions precedent to the obligations of the buyer under the Merger Agreement shall have been satisfied, and the Administrative Agent shall be satisfied that (i) the Parent shall have received approximately $100 million and that immediately thereafter the Parent shall have contributed such amount, net of reasonable expenses payable to third parties, to the Borrower in exchange for common Capital Stock of the Borrower, (ii) the Borrower shall have received gross proceeds of $200 million from the issuance by the Borrower of the Subordinated Notes, (iii) the tender offer to repurchase the Acquired Company's outstanding 9-5/8% senior subordinated notes due 2008 shall have been consummated in accordance with the terms of that certain Offer to Purchase and Consent Solicitation Statement dated August 15, 2001 and the documents related thereto and (iv) after giving effect to the Transaction, including the application on the Closing Date of the proceeds of the related financings and equity contributions, (A) the contribution described in clause (i) above shall constitute at least 22% of the total capitalization of the Borrower, (B) the Consolidated Parties shall have no Indebtedness except for Indebtedness permitted under Section 8.1, and (C) the aggregate outstanding principal amount of all Funded Indebtedness of the Consolidated Parties (other than Indebtedness arising under this

         Credit Agreement and the Subordinated Notes) shall not exceed $12 million. The Merger Agreement shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived in any such case in a manner adverse to the Lenders without the prior written consent of the Administrative Agent. The Administrative Agent shall have received (i) a copy, certified by an Executive Officer of the Borrower as true and complete, of the Merger Agreement as originally executed and delivered, together with all exhibits and schedules and (ii) a copy, certified by an Executive Officer of the Borrower as true and complete, of the Subordinated Note Purchase Agreement as originally executed and delivered, together with all exhibits and schedules thereto.

                  (i) Financial Information. The Administrative Agent shall have received the financial information described in Sections 6.1(a), (b) and (c).

                  (j) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) each Credit Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (D) the transactions contemplated by the Merger Agreement have been consummated in accordance with the terms thereof and (E) immediately after giving effect to the Transaction, (1) no Default or Event of Default exists,
         (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects and (3) on the basis of income statement items and capital expenditures for the 12-month period ending on the last day of the most recently ended calendar month at least fifteen (15) days prior to the Closing Date and balance sheet items as of the Closing Date after giving effect to the Transaction, the Credit Parties would be in pro forma compliance with each of the financial covenants set forth in Section 7.9 as of the first date provided for the measurement of each of such financial covenants in accordance with the terms thereof.

                  (k) Solvency. The Administrative Agent shall have received (i) a certificate executed by an Executive Officer of the Borrower as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, regarding the Solvency of the Credit Parties on a consolidated basis and (ii) an opinion from Murray, Devine & Co. as to the Solvency of the Credit Parties on a consolidated basis after giving effect to the Transaction.

                  (l) Fees and Expenses. Payment by the Credit Parties to the Lenders and the Administrative Agent of all fees and expenses relating to the Credit Facilities which are due and payable on the Closing Date, including, without limitation, payment to the Administrative Agent of the fees set forth in the Administrative Agent's Fee Letter.

The parties hereto acknowledge that (i) the initial Loans made on the Closing Date will be evidenced by the InSight Acquisition Note, (ii) the proceeds of such initial Loans will be made


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
available to InSight Acquisition and used by InSight Acquisition to pay a portion of the cash consideration required to consummate the acquisition by InSight Acquisition of the Acquired Company and (iii) upon consummation of the acquisition by InSight Acquisition of the Acquired Company, InSight Acquisition will cause the Acquired Company to (A) assume the obligations of InSight Acquisition as Borrower in respect of the Credit Facilities pursuant to the Borrower Assignment, Assumption and Release and (B) to execute and deliver an appropriate Revolving Note, Delayed-Draw Term Note and Tranche B Term Note to each applicable Lender, whereupon InSight Acquisition will be released by the Administrative Agent on behalf of the Lenders from its obligations as Borrower pursuant to the Borrower Assignment, Assumption and Release and the Administrative Agent will mark the InSight Acquisition Note cancelled and promptly return it to the Borrower. For purposes of satisfaction of the conditions precedent set forth in this Section 5.1 relating to the Acquired Company, InSight Acquisition hereby agrees, upon consummation of the acquisition by InSight Acquisition of the Acquired Company, InSight Acquisition will cause the Acquired Company to deliver all documents and other matters required pursuant to this Section 5.1, and each of the Administrative Agent and Lenders agrees that as a result of such undertaking and the due performance thereof by InSight Acquisition the conditions precedent set forth in this Section 5.1 relating to the Acquired Company shall be deemed to have been satisfied.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

                  (a) The Borrower shall have delivered (i) in the case of any Loan (or any portion thereof), an appropriate Notice of Borrowing (or in the case of a request for a Delayed-Draw Term Loan, the Administrative Agent shall have delivered a Delayed-Draw Term Loan Funding Notice) or Notice of Continuation/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of
         Section 2.2(b);

                  (b) The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date which shall be true and correct as of such earlier date);

                  (c) There shall not have been commenced against any Consolidated Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed;

                  (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

                  (e) Immediately after giving effect to the making of such Loan, in the case of a request for a Revolving Loan, (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b),
(c), (d) and (e) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Administrative Agent and each Lender that:

         6.1      FINANCIAL CONDITION.

                  (a) The audited consolidated and consolidating balance sheets and income statements of the Consolidated Parties for the fiscal year ended June 30, 2001 (including the notes thereto) (i) have been audited by Arthur Andersen LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month period ending after June 30, 2001 but at least 30 days prior to the Closing Date (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from June 30, 2001 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date. As of the Closing Date, the Borrower and its Subsidiaries have no material liabilities (contingent or otherwise) that, in conformity with GAAP should be, but are not reflected in the foregoing financial statements or in the notes thereto.

                  (b) The pro forma consolidated balance sheet, income statement and statement of cash flows of the Consolidated Parties as of the Closing Date after giving effect to the Transaction and reflecting estimated purchase accounting adjustments is based upon


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
         reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

                  (c) The annual projections (including projected balance sheets, income statements and cash flow statements) for each fiscal year ending after the Closing Date and through the Maturity Date were prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in light of then existing conditions (it being understood that projections are subject to uncertainties and contingencies and that no assurance can be given that any projection will be realized).

                  (d) The financial statements delivered pursuant to Section 7.1(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

         6.2      NO MATERIAL CHANGE.

         Since June 30, 2001, there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect.

         6.3      ORGANIZATION AND GOOD STANDING.

         Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

         6.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder, with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party or with the consummation of the Transaction, except for (i) consents, authorizations, notices and filings which have been obtained or made and (ii) filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be,


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
duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5      NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation
X), order, writ, judgment, injunction, decree or permit applicable to it, if the effect thereof could reasonably be expected to have a Material Adverse Effect,
(c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, if the effect thereof could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6      NO DEFAULT.

         No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

         6.7      OWNERSHIP.

         Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

         6.8      INDEBTEDNESS; LIENS.

                  (a) Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

                  (b) Except as otherwise permitted under Section 8.2, there are no Liens on the Property of any the Consolidated Parties.


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
         6.9      LITIGATION.

         Except as disclosed in Schedule 6.9, there does not exist (i) any order, decree, judgment, ruling or injunction which restrains the consummation of the acquisition of the Acquired Company in the manner contemplated by the Merger Agreement or (ii) any pending or threatened action, suit or legal, equitable, arbitration or administrative proceeding against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

         6.10     TAXES.

         Each Consolidated Party has filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid
(a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings in a manner which stays enforcement thereof, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

         6.11     COMPLIANCE WITH LAW.

         Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

         6.12     ERISA.

         Except as disclosed and described in Schedule 6.12 attached hereto:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred which could have a Material Adverse Effect, and, to the best knowledge of the Executive Officers of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent


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
         actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan in an amount which would have a Material Adverse Effect.

                  (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Executive Officers of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA that would have a Material Adverse Effect if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Executive Officers of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                  (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

                  (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code.


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
         6.13     CORPORATE STRUCTURE; CAPITAL STOCK, ETC.

         The corporate capital and ownership structure of the Consolidated Parties as of the Closing Date after giving effect to the Transaction is as described in Schedule 6.13A. Set forth on Schedule 6.13B is a complete and accurate list as of the Closing Date with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and is owned in the manner set forth on Schedule 6.13B, free and clear of all Liens (other than Permitted Liens). Other than as set forth in
Schedule 6.13B, neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

         6.14     GOVERNMENTAL REGULATIONS, ETC.

                  (a) None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act or any of Regulations U and X.

                  (b) None of the Consolidated Parties is (i) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or
         (iii) subject to regulation under any other Federal or state statute or regulation (other than usury laws) which limits its ability to incur Indebtedness.

         6.15     PURPOSE OF LOANS AND LETTERS OF CREDIT.

         The proceeds of the Loans shall be used solely by the Borrower to effect the Transaction, to pay fees and expenses related to the Transaction and to provide for working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, the development of new service locations and Permitted Acquisitions). The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

         6.16     ENVIRONMENTAL MATTERS.

         Except as disclosed and described in Schedule 6.16 attached hereto or except as could not reasonably be expected to have a Material Adverse Effect:


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
                  (a) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Real Properties or the Businesses that could give rise to liability under any applicable Environmental Laws.

                  (b) None of the Real Properties contains any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute a violation of, or could give rise to liability under, Environmental Laws.

                  (c) No Consolidated Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

                  (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         6.17     INTELLECTUAL PROPERTY.

         Each Consolidated Party owns, or has the legal right to use, all trademarks, service marks, trade names, trade dress, patents, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all Intellectual Property registered or pending registration as of the Closing Date with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Consolidated Party or that any Consolidated Party has the right to use. Except as provided on Schedule 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of the Intellectual Property or the validity or effectiveness of the Intellectual Property, nor does any Credit Party know of any such claim, and, to the knowledge of the Executive Officers of the Credit Parties, the use of the Intellectual Property


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
by any Consolidated Party or the granting of a right or a license in respect of the Intellectual Property from any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, none of the Intellectual Property of the Consolidated Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

         6.18     SOLVENCY.

         The Credit Parties are Solvent on a consolidated basis.

         6.19     INVESTMENTS.

         All Investments of each Consolidated Party are (i) Permitted Investments and (ii) to the extent consisting of any deposit with, or advance, loan or other extension of credit to, another Person (other than deposits made in the ordinary course of business) and existing as of the Closing Date, are set forth on Schedule 8.6.

         6.20     BUSINESS LOCATIONS.

         Set forth on Schedule 6.20(a) is a list of all Real Properties located in the United States of America as of the Closing Date. Set forth on Schedule 6.20(b) is a list of all locations where any tangible personal property of a Credit Party is located as of the Closing Date. Set forth on Schedule 6.20(c) is the chief executive office, jurisdiction of incorporation or formation and principal place of business of each Credit Party as of the Closing Date.

         6.21     DISCLOSURE.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.22     NO BURDENSOME RESTRICTIONS.

         No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.23     BROKERS' FEES.

         Except as disclosed and described in Schedule 6.23, no Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.


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
         6.24     LABOR MATTERS.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and, as of the Closing Date, none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

         6.25     NATURE OF BUSINESS.

         As of the Closing Date, the Consolidated Parties are engaged in the business of providing diagnostic imaging services and ancillary services to the healthcare industry.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that until such time as this Credit Agreement has been terminated in accordance with the terms of
Section 11.13:

         7.1      INFORMATION COVENANTS.

         The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent (which will promptly furnish to the Lenders):

                  (a) Annual Financial Statements. As soon as available, and in any event within 100 days after the close of each fiscal year of the Borrower, (i) a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such fiscal year, together with related consolidated statements of retained earnings and cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described in this clause (i) to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern or any other material qualifications or exceptions and (ii) consolidating balance sheets and income statements of the Consolidated Parties as of the end of such fiscal year, together with related consolidating statements of retained earnings and cash flows for such fiscal year, in each case setting forth in comparative form consolidating figures for the preceding fiscal year, all such financial information described in this clause
         (ii) to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the close of each of the first three fiscal quarters of each fiscal year of


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
         the Borrower, consolidated and consolidating balance sheets and income statements of the Consolidated Parties as of the end of such fiscal quarter, together with related consolidated statements of retained earnings and cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated and consolidating figures, as applicable, for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with (A) the financial covenants contained in Section 7.9 by calculation thereof as of the end of each such fiscal period, (B) Section 8.1 and (C) Section
         8.6 and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                  (d) Annual Business Plan and Budgets. Not later than 30 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending June 30, 2002, an annual business plan and budget of the Consolidated Parties containing, among other things, pro forma financial statements for the next fiscal year.

                  (e) Compliance With Certain Provisions of the Credit Agreement. Within 100 days after the end of each fiscal year of the Borrower, a certificate containing information regarding (i) the calculation of Excess Cash Flow and (ii) the amount of all Asset Dispositions (other than any Asset Disposition constituting a transaction of the type described in clause (i), (ii), (iii), (vi) or
         (vii) of the definition of "Excluded Asset Disposition" set forth in
         Section 1.1), Debt Issuances, Equity Issuances, Acquisitions, Investments in Joint Ventures and all repayments and returns of principal or capital on Investments in Joint Ventures and all other returns on Investments in Joint Ventures that occurred during the prior fiscal year.

                  (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement as it relates to accounting and other financial matters and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof, provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination.

                  (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.


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
                  (h) Reports. Promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to a holder of any Subordinated Indebtedness in its capacity as such a holder.

                  (i) Notices. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is reasonably likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, which violation or liability could reasonably be expected to have a Material Adverse Effect.

                  (j) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within ten (10) Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as any Lender (through the Administrative Agent) or the Required Lenders may reasonably request.


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
         7.2      PRESERVATION OF EXISTENCE AND FRANCHISES.

         Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Restricted Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

         7.3      BOOKS AND RECORDS.

         Each Credit Party will, and will cause each of its Restricted Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4      COMPLIANCE WITH LAW.

         Each Credit Party will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

         7.5      PAYMENT OF TAXES AND OTHER CLAIMS.

                  Each Credit Party will, and will cause each of its Restricted Subsidiaries to, pay and discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien other than a Permitted Lien upon any of its properties; provided, however, that no such Person shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings in a manner which stays payment thereof and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment could reasonably be expected to have a Material Adverse Effect.

         7.6      INSURANCE.

                  (a) Each Credit Party will, and will cause each of its Restricted Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. The Administrative Agent shall be named as loss payee, assignee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty
         (30) days prior written notice before any such policy or policies shall be altered or canceled. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

                  (b) In the event that the Consolidated Parties receive Net Cash Proceeds in excess of $250,000 in aggregate amount during any fiscal year of the Consolidated Parties ("Excess Proceeds") on account of Involuntary Dispositions, the Credit Parties shall, within the period of 360 days following the date of receipt of such Excess Proceeds, apply (or cause to be applied) an amount equal to such Excess Proceeds to (i) make Eligible Reinvestments (including but not limited to the repair or replacement of the related Property) or (ii) prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B). All insurance proceeds received by any Credit Party shall be subject to the security interest of the Administrative Agent (for the ratable benefit of the Lenders) under the Collateral Documents. Pending final application of any Excess Proceeds, the Credit Parties may apply such Excess Proceeds to temporarily reduce the Revolving Loans or to make Permitted Investments.

         7.7      USE OF PROCEEDS.

         The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

         7.8      AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Restricted Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person; provided, however, that, unless an Event of Default shall exist, the Administrative Agent shall not exercise its rights under this sentence more often than two times during any calendar year (only one of such times to be at the expense of the Credit Parties). The Credit Parties agree that the Administrative Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Credit Parties.

         7.9      FINANCIAL COVENANTS.

                  (a) Senior Leverage Ratio. The Senior Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be less than or equal to:

              FISCAL YEAR           SEPTEMBER 30          DECEMBER 31             MARCH 31              JUNE 30
                  2002                   NA               2.50 to 1.00          2.50 to 1.00         2.50 to 1.00
                  2003              2.50 to 1.00          2.50 to 1.00          2.50 to 1.00         2.50 to 1.00
                  2004              2.50 to 1.00          2.50 to 1.00          2.50 to 1.00         2.25 to 1.00
                  2005              2.25 to 1.00          2.25 to 1.00          2.25 to 1.00         2.00 to 1.00

              FISCAL YEAR           SEPTEMBER 30          DECEMBER 31             MARCH 31              JUNE 30
                  2006              2.00 to 1.00          2.00 to 1.00          2.00 to 1.00         1.75 to 1.00
                  2007              1.75 to 1.00          1.75 to 1.00          1.75 to 1.00         1.75 to 1.00
                  2008              1.75 to 1.00          1.75 to 1.00          1.75 to 1.00         1.50 to 1.00
               THEREAFTER           1.50 to 1.00          1.50 to 1.00          1.50 to 1.00         1.50 to 1.00

                  (b) Total Leverage Ratio. The Total Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be less than or equal to:

              FISCAL YEAR           SEPTEMBER 30          DECEMBER 31           MARCH 31              JUNE 30
                  2002                   NA              5.10 to 1.00         5.10 to 1.00         5.10 to 1.00
                  2003              5.00 to 1.00         5.00 to 1.00         4.90 to 1.00         4.75 to 1.00
                  2004              4.75 to 1.00         4.75 to 1.00         4.75 to 1.00         4.50 to 1.00
                  2005              4.50 to 1.00         4.50 to 1.00         4.50 to 1.00         4.25 to 1.00
                  2006              4.25 to 1.00         4.25 to 1.00         4.25 to 1.00         4.00 to 1.00
                  2007              4.00 to 1.00         4.00 to 1.00         4.00 to 1.00         3.75 to 1.00
                  2008              3.75 to 1.00         3.75 to 1.00         3.75 to 1.00         3.50 to 1.00
               THEREAFTER           3.50 to 1.00         3.50 to 1.00         3.50 to 1.00         3.50 to 1.00

                  (c) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be greater than or equal to:

              FISCAL YEAR           SEPTEMBER 30          DECEMBER 31           MARCH 31              JUNE 30
                  2002                   NA              2.00 to 1.00         2.00 to 1.00         2.00 to 1.00
                  2003              2.00 to 1.00         2.00 to 1.00         2.10 to 1.00         2.10 to 1.00
                  2004              2.10 to 1.00         2.10 to 1.00         2.20 to 1.00         2.25 to 1.00
                  2005              2.25 to 1.00         2.25 to 1.00         2.25 to 1.00         2.25 to 1.00
                  2006              2.25 to 1.00         2.25 to 1.00         2.25 to 1.00         2.50 to 1.00
                  2007              2.50 to 1.00         2.50 to 1.00         2.50 to 1.00         2.50 to 1.00
               THEREAFTER           2.75 to 1.00         2.75 to 1.00         2.75 to 1.00         2.75 to 1.00

                  (d) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be greater than or equal to:

              FISCAL YEAR           SEPTEMBER 30          DECEMBER 31           MARCH 31              JUNE 30
                  2002                   NA              1.10 to 1.00         1.10 to 1.00         1.10 to 1.00
                  2003              1.10 to 1.00         1.10 to 1.00         1.10 to 1.00         1.10 to 1.00

              FISCAL YEAR           SEPTEMBER 30          DECEMBER 31             MARCH 31              JUNE 30
                  2004              1.15 to 1.00         1.15 to 1.00         1.15 to 1.00         1.20 to 1.00
                  2005              1.20 to 1.00         1.20 to 1.00         1.20 to 1.00         1.20 to 1.00
                  2006              1.20 to 1.00         1.20 to 1.00         1.20 to 1.00         1.25 to 1.00
               THEREAFTER           1.25 to 1.00         1.25 to 1.00         1.25 to 1.00         1.25 to 1.00

         7.10     NEW SUBSIDIARIES.

         As soon as practicable and in any event within 30 days after (a) any Person becomes a direct or indirect Subsidiary of any Credit Party, (b) any Joint Venture becomes a Wholly Owned Subsidiary or (c) any direct or indirect Subsidiary of any Credit Party guarantees the Borrower's obligations under any Subordinated Indebtedness, the Credit Parties shall (i) provide the Administrative Agent with written notice thereof and (ii) in the case of any such Person which (A) is or has become a Domestic Subsidiary that is a Wholly Owned Subsidiary or (B) has guaranteed the Borrower's obligations under any Subordinated Indebtedness, cause such Person to: (1) execute a Joinder Agreement in substantially the same form as Exhibit 7.10, (2) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, items of the types required to be delivered pursuant to Section 5.1(b), (c) and (d) and Section 7.15 with respect to a Person of such type, all in form, content and scope reasonably satisfactory to the Administrative Agent and (3) otherwise comply with Section
7.11 in respect of such Person.

         7.11     PLEDGED ASSETS.

         Each Credit Party will (i) cause all of its owned and leased real and personal Property other than Excluded Property to be subject at all times to first priority, perfected and, in the case of real Property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's Liens thereunder) and other items of the types required to be delivered pursuant to
Section 5.1(d) and Section 7.15, all in form, content and scope reasonably satisfactory to the Administrative Agent. Without limiting the generality of the above, the Credit Parties will cause

         (A) 100% of the issued and outstanding Capital Stock in the Borrower,

         (B) 100% of the issued and outstanding Capital Stock in each Wholly Owned Subsidiary which is not a Foreign Subsidiary,

         (C) to the extent permitted under such Person's organizational or governing documents, all of the issued and outstanding Capital Stock owned by the Credit Parties in each Joint Venture which is not an Unrestricted Joint Venture,

         (D)      all of the loan and security documents required by Section
                  7.13 and relating to Indebtedness owing by any Joint Venture to any Credit Party, and

         (E) 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg.
                  Section 1.956-2(c)(2)) (but in any event not to exceed 80% of the aggregate value of the Capital Stock of any Foreign Subsidiary) in each Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request.

         7.12     INTEREST RATE MANAGEMENT.

         The Credit Parties shall at all times cause at least 40% of total Funded Indebtedness of the Consolidated Parties to bear interest at a fixed rate of interest.

         7.13     INTERCOMPANY INDEBTEDNESS OF JOINT VENTURES.

         The Credit Parties shall (i) cause (A) to the extent possible through the exercise of commercially reasonable efforts by the Credit Parties, all advances, loans and other extensions of credit to any Joint Venture set forth on
Schedule 8.6 and (B) all advances, loans and other extensions of credit to any Joint Venture (other than such extensions of credit for working capital not to exceed $300,000 which are required to be made to InSight Providence Ventures PET, LLC in connection with the formation thereof) made on or after the Closing Date, to be (1) evidenced and governed by such promissory notes and other definitive loan documentation as the Administrative Agent shall reasonably request and (2) fully secured by first priority, perfected Liens on Property of such Person on terms reasonably satisfactory to the Administrative Agent (which loan documentation and related collateral and collateral documentation shall, by the terms thereof, be fully assignable to the Administrative Agent) and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, all in form, content and scope reasonably satisfactory to the Administrative Agent, including, without limitation, (A) appropriate UCC-1 financing statements, (B) landlord's waivers,
(C) certified resolutions and other organizational and authorizing documents of the applicable Joint Ventures, and (D) in the case of advances, loans and/or other extensions of credit to any single Joint Venture in excess of $250,000 in the aggregate or in excess of $1,000,000 in the aggregate to all Joint

Ventures collectively, favorable opinions of counsel to such Joint Ventures covering the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the applicable Credit Party's Liens thereunder.

         7.14     UPSTREAMING OF INCOME FROM JOINT VENTURES.

         The Credit Parties will cause each Joint Venture that is not an Unrestricted Joint Venture to distribute to the Credit Parties from time to time (but in any event at least annually) the Credit Parties' ratable share of the cash flow available from operations (net of cash expenses) of such Joint Venture.

         7.15     FURTHER ASSURANCES.

         Within ninety (90) days after the Closing Date (or such later date as the Administrative Agent shall reasonably determine), the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

                  (a) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage Instrument" and collectively the "Mortgage Instruments") encumbering the fee interest and/or leasehold interest of any Credit Party in each of the Real Properties designated in Schedule 6.20(a) which are not identified on such Schedule as "Excluded Properties" (each a "Mortgaged Property" and collectively the "Mortgaged Properties");

                  (b) in the case of each leasehold Mortgaged Property, (i) such estoppel letters, consents and waivers from the landlords on such Mortgaged Property as may be obtained by the Credit Parties using commercially reasonable efforts, which estoppel letters shall be in the form and substance reasonably satisfactory to the Administrative Agent and (ii) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders;

                  (c) maps or plats of an as-built survey of each owned Mortgaged Property certified to the Administrative Agent and the title insurance company issuing the policies referred to in Section 7.15(d) (the "Title Insurance Company") in a manner reasonably satisfactory to each of the Administrative Agent and the Title Insurance Company, dated a date reasonably satisfactory to each of the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be in form and content reasonably satisfactory to the Administrative Agent and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and

         Mapping in 1997 with all items from Table A thereof completed, except for Nos. 5 and 12;

                  (d) ALTA mortgagee title insurance policies issued by Chicago Title Insurance Company (the "Mortgage Policies"), in amounts not less than the respective amounts designated in Schedule 6.20(a) with respect to any particular Mortgaged Property, assuring the Administrative Agent that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), which Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent;

                  (viii) evidence as to (i) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (ii) if any Mortgaged Property is a Flood Hazard Property, (A) the applicable Credit Party's written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (B) copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders;

                  (ix) a legal opinion of special local counsel for the Credit Parties for each state in which any Mortgaged Property is located; and

                  (x) in the case of any personal property Collateral located at a premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be obtained by the Credit Parties using commercially reasonable efforts.



                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that until such time as this Credit Agreement has been terminated in accordance with the terms of
Section 11.13:

         8.1      INDEBTEDNESS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness set forth in Schedule 8.1(b) (and renewals, replacements, refinancings and extensions thereof on terms and conditions that, taken as a whole, are no less favorable to such Person than such existing Indebtedness, provided that no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing (plus premiums, accrued interest and costs of refinancing));

                  (c) (i) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) (A) hereafter incurred by the Borrower or any of its Restricted Subsidiaries to finance the purchase of fixed assets or (B) assumed or acquired by the Borrower and its Restricted Subsidiaries in connection with any transaction otherwise permitted by this Credit Agreement, (ii) unsecured Indebtedness assumed by the Borrower and its Restricted Subsidiaries in connection with a Permitted Acquisition and (iii) unsecured Indebtedness (in addition to Indebtedness permitted pursuant to Section 8.1(f)) of the Borrower issued to the seller to pay a portion of the purchase price for any Person or Property acquired in a Permitted Acquisition, provided that (A) the aggregate principal amount of all such Indebtedness for all such Persons shall not exceed at any one time outstanding (1) during the period from the Closing Date through and including March 31, 2005, $40,000,000 and (2) at any time thereafter, $60,000,000; (B) the aggregate principal amount of all such Indebtedness for all such Persons that are Joint Ventures shall not exceed at any one time outstanding (1) during the period from the Closing Date through and including March 31, 2005, $10,000,000, and (2) at any time thereafter, $15,000,000; (C) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (D) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing (plus premiums, accrued interest and costs of refinancing);

                  (d) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                  (e) intercompany Indebtedness and Guaranty Obligations permitted under Section 8.6;

                  (f) unsecured Subordinated Indebtedness of the Borrower to the seller issued to pay a portion of the purchase price for any Person or Property acquired in a Permitted Acquisition;

                  (g) unsecured Indebtedness of the Borrower subordinated to the Credit Party Obligations on the terms set forth in Schedule 8.1(g);

                  (h) unsecured Subordinated Indebtedness of the Borrower issued pursuant to the Subordinated Note Purchase Agreement on the Closing Date (and any Subordinated Indebtedness issued in exchange for the Subordinated Notes, including the Subordinated Remarketed Notes and any notes issued for the Subordinated Remarketed Notes on identical terms pursuant to the registration rights agreement attached as an exhibit to the Subordinated Note Purchase Agreement), and Guaranty Obligations of any Guarantor with respect thereto, in an aggregate principal amount not to exceed $200,000,000 (together with any accumulated, pay-in-kind or capitalized interest thereon);

                  (i) other unsecured Subordinated Indebtedness of the Borrower, and Guaranty Obligations of any Guarantor with respect thereto (including Indebtedness issued pursuant to the Subordinated Note Purchase Agreement or the Subordinated Note Indenture after the Closing
         Date), provided that (i) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Consolidated Party, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.9(a)-(c) and (ii) the aggregate principal amount of such Indebtedness (together with any accumulated, pay-in-kind or capitalized interest thereon) shall not exceed $100,000,000 at any time outstanding; and

                  (j) other unsecured Indebtedness hereafter incurred by the Borrower or any Guarantor provided that (i) the loan documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to any Consolidated Party that are more restrictive than the covenants and default provisions contained in the Credit Documents, (ii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Consolidated Party, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.9(a)-(c) and (iii) the aggregate principal amount of such Indebtedness shall not exceed at any one time outstanding (A) during the period from the Closing Date through and including March 31, 2005, $10,000,000 and (B) at any time thereafter, $15,000,000.

         8.2      LIENS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens in favor of the Administrative Agent to secure the Credit Party Obligations;

                  (b) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or Liens for taxes being contested in good faith by appropriate proceedings in a manner which stays enforcement thereof for which adequate reserves determined in accordance with GAAP have been established;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business (other than with respect to obligations for the payment of borrowed money), provided that such Liens secure only amounts not more than 30 days past due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings in a manner which stays enforcement thereof for which adequate reserves determined in accordance with GAAP have been established;

                  (d) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (e) Liens in connection with any judgment which is not the basis for the existence of an Event of Default pursuant to Section 9.1(h);

                  (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the value or use of the encumbered Property for its intended purposes;

                  (g) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person permitted under Section 8.1(c)(i), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof and secures only the repayment of such purchase money Indebtedness (including Capital Leases and Synthetic Leases);

                  (h) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                  (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (j) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

                  (k) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (l) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

                  (m) Liens of sellers of goods to the Borrower and any of its Restricted Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;


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                  (n) any interest of title of a buyer in connection with, and
         Liens arising from UCC financing statements relating to, a sale of receivables permitted by this Credit Agreement;

                  (o) Liens in favor of any Credit Party to secure intercompany Indebtedness and Guaranty Obligations permitted under Section 8.6;

                  (p) to the extent constituting a Lien, Retained Rights; and

                  (q) Liens existing as of the Closing Date and set forth on
         Schedule 8.2 (and renewals, replacements, refinancings and extensions thereof to the extent permitted under Section 8.1), provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date.

         8.3      NATURE OF BUSINESS.

         The Credit Parties will not permit any Consolidated Party to substantially alter the character or conduct of the business conducted by such Person as of the Closing Date.

         8.4      CONSOLIDATION, MERGER, DISSOLUTION, ETC.

         Except for the Transaction and in connection with a Permitted Asset Disposition or a Qualifying IPO, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this
Section 8.4 but subject to the terms of Sections 7.10 and 7.11, (a) the Borrower may be merged or consolidated with or into any of its Restricted Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b) any Credit Party other than the Parent or the Borrower may be merged or consolidated with or into any other Credit Party other than the Parent or the Borrower, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Parent provided that such Credit Party shall be the continuing or surviving corporation, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, (e) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into any Person that is not a Credit Party in connection with an Asset Disposition permitted under Section 8.5, (f) the Borrower or any Restricted Subsidiary of the Borrower may be merged or consolidated with or into any Person other than a Consolidated Party in connection with a Permitted Acquisition provided that, if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation and (g) any Restricted Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

         8.5      ASSET DISPOSITIONS.

         The Credit Parties will not permit any Consolidated Party to make any Asset Disposition other than an Excluded Asset Disposition unless (a) the consideration paid in connection therewith shall be (i) at least 75% cash or Cash Equivalents, (ii) received by the applicable Consolidated


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Parties contemporaneously with the consummation of such Asset Disposition and
(iii) in an amount not less than the fair market value of the Property disposed of, (b) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party other than a Joint Venture,
(c) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.5,
(d) if the book value of the assets disposed of pursuant to such Asset Disposition exceeds $1,000,000, the Borrower shall have delivered to the Administrative Agent no later than five (5) Business Days prior to such Asset Disposition (i) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.9(a)-(c) and (ii) a certificate of an Executive Officer of the Borrower specifying the anticipated date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, (e) no Default or Event of Default exists, and (f) the Credit Parties shall, within the Application Period, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (i) make Eligible Reinvestments or (ii) prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of
Section 3.3(b)(iii)(A). Pending final application of the Net Cash Proceeds of any Asset Disposition, the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

         Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.

         8.6      INVESTMENTS.

         The Credit Parties will not permit any Consolidated Party to make any Investments, except for:

                  (a) Investments consisting of cash and Cash Equivalents;

                  (b) Investments consisting of accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business;

                  (c) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business);

                  (d) Investments made prior to and existing as of the Closing Date and, if such Investments consist of any deposit with, or advance, loan or other extension of credit to, another Person (other than deposits made in the ordinary course of business), are set forth in
         Schedule 8.6;


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                  (e) Investments consisting of advances, loans and/or other extensions of credit to officers, directors and employees of the Borrower or any of its Restricted Subsidiaries made (i) in the ordinary course of business in an amount not to exceed $500,000 in the aggregate at any one time outstanding or (ii) in connection with the purchase by such Persons of Capital Stock of the Parent so long as the cash proceeds of such purchase received by the Parent are contemporaneously remitted by the Parent to the Borrower as a capital contribution;

                  (f) Investments in any Person other than the Parent which is a Credit Party (including any Joint Venture which is a Credit Party) prior to giving effect to such Investment;

                  (g) Investments made after the Closing Date in Joint Ventures which are not Credit Parties (including any such Investment which involves or constitutes a Permitted Acquisition) in an aggregate principal amount (to the extent not financed with the proceeds of any Equity Issuance by any Consolidated Party to any of the Sponsors or the Related Parties in connection with such Investments) not to exceed at any time outstanding an amount equal to:

                           (i) (A) $65,000,000

                  plus

                           (ii) an amount equal to the sum, without duplication,
                  of (A) all repayments and returns (other than payments of principal on advances, loans and/or other extensions of credit) to Credit Parties after the Closing Date of principal or capital on Investments in Joint Ventures permitted pursuant to this clause (g) or Section 8.6(d), plus (B) all payments to Credit Parties after the Closing Date of interest and fees in respect of advances, loans and/or other extensions of credit to Joint Ventures permitted pursuant to this clause (g) or
                  Section 8.6(d), plus (C) all payments to Credit Parties after the Closing Date of principal on advances, loans and/or other extensions of credit to Joint Ventures permitted pursuant to
                  Section 8.6(d), plus (D) the principal balance of all advances, loans and/or other extensions of credit to any Joint Venture which is outstanding at such time as such Joint Venture becomes a Wholly Owned Subsidiary, but only to the extent that such advances, loans and/or other extensions of credit are set forth in Schedule 8.6, plus (E) all other dividends, payments or distributions (other than payments of principal on advances, loans and/or other extensions of credit to Joint Ventures permitted pursuant to this clause (g) or
                  Section 8.6(d)) to Credit Parties after the Closing Date in respect of Investments in Joint Ventures permitted pursuant to this clause (g), in the case of each of clauses (A), (B), (C),
                  (D) and (E) above, to the extent paid in cash or Cash Equivalents (or, in respect of clause (A) with respect to an Investment made with Property other than cash, upon return of such Property, to the extent of an amount equal to the lesser of the book value of such Property at the time of such Investment or the fair market value of such Property at the time of such return) to the Credit Parties after the Closing Date plus (E) the Net Cash Proceeds received


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                  by Credit Parties after the Closing Date from any Asset
                  Disposition involving the Capital Stock of Joint Ventures;

         provided, however, notwithstanding the foregoing provisions of this clause (g), that Investments made after the Closing Date in Unrestricted Joint Ventures (including any such Investment which involves or constitutes a Permitted Acquisition), shall not exceed an aggregate principal amount at any time outstanding equal to:

                           (i) (A) $5,000,000

                  plus

                           (ii) an amount equal to the sum, without duplication,
                  of (A) all repayments and returns (other than payments of principal on advances, loans and/or other extensions of credit) to Credit Parties after the Closing Date of principal or capital on Investments in Unrestricted Joint Ventures permitted pursuant to this clause (g), plus (B) all payments to Credit Parties after the Closing Date of interest and fees in respect of advances, loans and/or other extensions of credit to Unrestricted Joint Ventures permitted pursuant to this clause (g) or Section 8.6(d), plus (C) all payments to Credit Parties after the Closing Date of principal on advances, loans and/or other extensions of credit to Unrestricted Joint Ventures permitted pursuant to Section 8.6(d), plus (D) the principal balance of all advances, loans and/or other extensions of credit to any Unrestricted Joint Venture which is outstanding at such time as such Unrestricted Joint Venture becomes a Wholly Owned Subsidiary, but only to the extent that such advances, loans and/or other extensions of credit are set forth in Schedule 8.6, plus (E) all other dividends, payments or distributions (other than payments of principal on advances, loans and/or other extensions of credit to Unrestricted Joint Ventures permitted pursuant to this clause (g) or Section 8.6(d)) to Credit Parties after the Closing Date in respect of Investments in Unrestricted Joint Ventures permitted pursuant to this clause (g) or Section 8.6(d), in the case of each of clauses (A), (B), (C), (D) and
                  (E) above, to the extent paid in cash or Cash Equivalents (or, in respect of clause (A) with respect to an Investment made with Property other than cash, upon return of such Property, to the extent of an amount equal to the lesser of the book value of such Property at the time of such Investment or the fair market value of such Property at the time of such return) to the Credit Parties after the Closing Date plus (E) the Net Cash Proceeds received by Credit Parties after the Closing Date from any Asset Disposition involving the Capital Stock of Unrestricted Joint Ventures;

         provided further, however, that (i) all Investments in Joint Ventures made for the purpose of financing working capital or capital expenditures and (ii) to the extent possible through the exercise of commercially reasonable efforts by the Credit Parties, all other Investments in Joint Ventures (including any such Investment which involves or constitutes a Permitted Acquisition), shall be made in the form of a loan or loans evidenced, governed and secured by loan and security documents of the type described in Section 7.13;


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                  (h) any Eligible Reinvestment of the proceeds of any
         Involuntary Disposition as contemplated by Section 7.6(b) or of any Asset Disposition as contemplated by Section 8.5(f); or

                  (i) Investments consisting of an Acquisition by the Borrower or any Restricted Subsidiary of the Borrower, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Restricted Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.10 and/or Section 7.11, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Administrative Agent (A) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition (and the incurrence or assumption of any Indebtedness by the Credit Parties (including the acquired Person or Property) in connection therewith) on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.9(a)-(c) and (B) a certificate of an Executive Officer of the Borrower (1) demonstrating that, upon giving effect to such Acquisition, at least 80% of Consolidated EBITDA for the most recently ended fiscal year period for each of the Consolidated Parties and the acquired Person or Property preceding the date of such Acquisition with respect to which the Administrative Agent shall have received the Required Financial Information has been audited in accordance with GAAP, in the case of the Borrower, as required by Section 7.1(a) and, in the case of the acquired Person or Property, by an independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent (whose opinion shall not be limited as to the scope or qualified as to going concern status or any other material qualifications or exceptions) and (2) to the extent that audited financial information for the acquired Person or Property is required under the terms of the foregoing clause (1), certifying that the quarterly financial statements with respect to the Person or Property acquired for each fiscal quarter period ending after the date of the last audit and immediately prior to the date of such Acquisition have been prepared in accordance with GAAP (subject to audit adjustments and the absence of footnotes) and reviewed by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date which shall be true and correct as of such earlier date,
         (vi) after giving effect to such Acquisition, there shall be at least $10,000,000 of availability existing under the Revolving Committed Amount, (vii) the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, any earn-out payments (as reasonably valued by the Borrower), and any proceeds of any Equity Issuance by any Consolidated Party to any of the Sponsors or the Related Parties in connection with such Acquisition) and any assumption of Indebtedness) paid by the Consolidated Parties in respect of any single Acquisition shall not exceed (A) $30,000,000, for any such Acquisition consummated during the period from the Closing Date until the March 31, 2005 and (B) $40,000,000 for any such Acquisition consummated thereafter and (viii) the aggregate consideration


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
         (including cash and non-cash consideration, any assumption of Indebtedness and any earn-out payments (as reasonably valued by the Borrower), but excluding the proceeds of any Equity Issuance by any Consolidated Party to any of the Sponsors or the Related Parties in connection with such Acquisition) paid by the Consolidated Parties in respect of all Acquisitions consummated during any applicable period shall not exceed (1) $45,000,000, for the period from the Closing Date until the first anniversary of the Closing Date, (2) $45,000,000, for the period from the first anniversary of the Closing Date until the second anniversary of the Closing Date and (3) $40,000,000, for each subsequent 12-month period thereafter beginning on an anniversary of the Closing Date and ending on a day immediately preceding an anniversary of the Closing Date; provided, however, that for purposes of the foregoing clause (viii), to the extent that any portion of the aggregate Acquisition consideration limitation (determined without giving effect to the operation of this proviso) is not used during any applicable 12-month period, such unused available amount may be carried forward and used during the next 12-month period only; provided, however, that with respect to any applicable 12-month period, Acquisitions made during such 12-month period shall be deemed to be made first with respect to the applicable limitation for such 12-month period and then with respect to any carry-forward from the preceding 12-month period.

         8.7      RESTRICTED PAYMENTS.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) as permitted by Section 8.6, Section 8.8 or
Section 8.9, (b) Restricted Payments by any Consolidated Party to the Parent for its proportionate share of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated basis), provided that any refunds received by the Parent attributable to the Borrower or any of its Subsidiaries shall promptly be returned by the Parent to the Borrower through a contribution or purchase of common Capital Stock of the Borrower from the Borrower, (c) Restricted Payments by any Consolidated Party to the Parent in amounts required for the Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other customary operating costs of the Parent to the extent attributable to the ownership and operation of the Borrower and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other customary costs and expenses including all costs and expenses with respect to filings with the Securities and Exchange Commission, (d) Restricted Payments by any Consolidated Party to the Parent to the extent necessary to enable the payment of management fees permitted under Section 8.9(f) and (e) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Borrower, options on any such shares or related stock appreciation rights or similar securities, or any dividend, distribution or advance to the Parent for the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Parent, options on any such shares or related stock appreciation rights or similar securities, in each case held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates) of the Borrower, the Parent or any Subsidiary of the Borrower, as applicable, or by any employee benefit plan of the Borrower, the Parent or any Subsidiary of the Borrower, as applicable, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or


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related rights were issued; provided that the aggregate amount of cash applied by the Consolidated Parties for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock of the Borrower or the Parent after the Closing Date does not exceed $7,500,000 in the aggregate (excluding for purposes of calculating such amount the aggregate amount received by any Person in connection with such purchase, redemption, acquisition, cancellation or other retirement of such shares that is concurrently used to repay loans permitted to be made to such Person by the Borrower pursuant to
Section 8.6(e)).

         8.8      PREPAYMENT OF OTHER INDEBTEDNESS, ETC.

         The Credit Parties will not permit any Consolidated Party to (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (i) amend or modify any of the terms of any Indebtedness of such Consolidated Party if such amendment or modification would add or change any terms in a manner adverse to such Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (ii) except for the exchange of the Subordinated Notes for (A) the Subordinated Remarketed Notes or (B) notes with identical terms as the Subordinated Remarketed Notes registered pursuant to the registration rights agreement attached as an exhibit to the Subordinated Note Purchase Agreement, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness of such Consolidated Party, (b) amend or modify any of the terms of any Subordinated Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the Consolidated Parties, or shorten the final maturity or average life to maturity thereof or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, (c) make interest payments (including payment of accrued interest and premium, if any, payable in connection with a redemption of any Subordinated Indebtedness permitted under this Section 8.8) or any other payments in respect of any Subordinated Indebtedness in violation of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness or (d) except for the exchange of the Subordinated Notes for (A) the Subordinated Remarketed Notes or (B) notes with identical terms as the Subordinated Remarketed Notes registered pursuant to the registration rights agreement attached as an exhibit to the Subordinated Note Purchase Agreement, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness.

         8.9      TRANSACTIONS WITH INSIDERS.

         The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any Executive Officer, director or Affiliate of such Person other than (a) advances of working capital to any Credit Party other than the Parent, (b) transfers of cash and assets to any Credit Party other than the Parent, (c) intercompany transactions not prohibited by Section 8.1, Section 8.2, Section 8.4, Section 8.5, Section
8.6 or Section 8.7, (d) normal compensation and reimbursement of expenses of officers and directors, (e) Equity


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Issuances to Affiliates, (f) so long as no Event of Default under Section 9.1(a)
is in existence, the payment of fees of the Sponsors contemplated by the Management Agreement in an aggregate amount not to exceed $500,000 during any fiscal year of the Borrower, (g) the transactions set forth on Schedule 8.9 (and renewals or replacements thereof on terms, in each case taken as a whole, not more disadvantageous to the applicable Consolidated Parties) and (h) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an Executive Officer, director or Affiliate.

         8.10     FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         The Credit Parties will not permit any Consolidated Party to (i) change its fiscal year or (ii) if the effect thereof could reasonably be expected to have a Material Adverse Effect, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document).

         8.11     LIMITATION ON RESTRICTED ACTIONS.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make advances, loans and/or other extensions of credit to any Credit Party, (d) sell, lease or transfer any of its Property to any Credit Party, (d) in the case of any Consolidated Party which is a Joint Venture, to borrow money from and pledge its Property to the Credit Parties in the manner contemplated by
Section 7.13, (e) except in the case of any Consolidated Party which is a Joint Venture, (i) pledge its Property (other than Excluded Property) pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (ii) act as a Credit Party pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(e)(i) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Subordinated Note Purchase Agreement and the Subordinated Notes, in each case as in effect as of the Closing Date (or the documents evidencing or governing any other Subordinated Indebtedness issued on comparable terms, including the Subordinated Remarketed Notes to be issued under the Subordinated Note Indenture), (iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c)(i), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (vi) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5 pending the consummation of such sale, (vii) customary non-assignment provisions in leases, licenses or other contracts entered into in the ordinary course of business or (viii) in the case of any Joint Venture which is not a Credit Party in respect of any of the matters referred to in clauses (c)-(e) above, restrictions in such Person's organizational or governing documents.


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         8.12     OWNERSHIP OF SUBSIDIARIES AND JOINT VENTURES; LIMITATIONS ON
                  PARENT.

         Notwithstanding any other provisions of this Credit Agreement to the contrary:

                  (a) The Credit Parties will not (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower which is not a Joint Venture, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or
         (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section
         8.4 or Section 8.5 or (ii) permit any Subsidiary of the Borrower which is not a Joint Venture to issue or have outstanding any shares of preferred Capital Stock.

                  (b) The Credit Parties will not permit the Parent to (i) hold any assets other than the Capital Stock of the Borrower or (ii) engage in any business other than (A) owning the Capital Stock of the Borrower and activities incidental or related thereto, (B) acting as a Guarantor hereunder and pledging its assets to the Administrative Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party and (C) acting as a guarantor in respect of any Subordinated Indebtedness.

         8.13     CAPITAL EXPENDITURES.

         The Credit Parties will not permit Consolidated Capital Expenditures for any fiscal year (excluding Consolidated Capital Expenditures to the extent funded with the proceeds of any Equity Issuance by any Consolidated Party to any of the Sponsors or the Related Parties in connection with such Consolidated Capital Expenditures) to exceed the amount set forth below:

         (i) for each of the fiscal years ending June 30, 2002, June 30, 2003 and June 30, 2004 the greater of (A) $65,000,000 and (B)
                  fifty percent (50%) of Consolidated EBITDA for the most recently ended fiscal year preceding the date of determination with respect to which the Administrative Agent shall have received the Required Financial Information; and

         (ii) for the fiscal year ending June 30, 2005 and for any fiscal year thereafter, the greater of (A) $75,000,000 and (B) fifty percent (50%) of Consolidated EBITDA for the most recently ended fiscal year preceding the date of determination with respect to which the Administrative Agent shall have received the Required Financial Information.

To the extent that any portion of the Consolidated Capital Expenditures limitation (determined without giving effect to the operation of this sentence) is not used during any fiscal year, such unused available amount may be carried forward and used during the next fiscal year only; provided, however, that with respect to any fiscal year, Consolidated Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the applicable limitation for such fiscal year and then with respect to any carry-forward from the preceding fiscal year.


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         8.14     NO FURTHER NEGATIVE PLEDGES.

         The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations, except (a) in connection with any document or instrument governing Indebtedness incurred pursuant to
Section 8.1(c)(i), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (b) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (c) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5, pending the consummation of such sale, (d) customary non-assignment provisions in leases, licenses or other contracts entered into in the ordinary course of business or (e) in the case of any Joint Venture which is not a Credit Party, restrictions in such Person's organizational or governing documents.


                                    SECTION 9

                                EVENTS OF DEFAULT


         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall

                           (i) default in the payment when due of any principal
                  of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                           (ii) default, and such default shall continue for
                  five (5) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                  (c) Covenants. Any Credit Party shall


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
                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.7, 7.9, 7.10 or 7.11 or Section 8;

                           (ii) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.1(a),
                  (b) or (c) and such default shall continue unremedied for a period of at least five (5) Business Days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this
                  Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                  (d) Other Credit Documents. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

                  (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by
         Section 8.4 or Section 8.5, the guaranty given by any Guarantor hereunder (including any Person after the Closing Date in accordance with Section 7.10) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person after the Closing Date in accordance with Section 7.10) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

                  (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

                  (g) Defaults under Other Indebtedness. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $2,500,000 in the aggregate for the Consolidated Parties taken as a whole, (A) either (1) default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or
         (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required payment or customary mandatory prepayment, prior to the stated maturity thereof; or

                  (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $2,500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) ERISA. Any of the following events or conditions, if such event or condition could involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $2,500,000, occurs: (i) any "accumulated funding deficiency," as such term is defined in
         Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (j) Subordinated Debt Documentation. (i) There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, the Subordinated Note Purchase Agreement (or, after the exchange of the Subordinated Notes for Subordinated Remarketed Notes, the Subordinated Note Indenture), (ii) any of the Credit Party Obligations for any reason shall cease to be "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness, (iii) any Indebtedness other the Credit Party Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness or (iv) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or

                  (k) Ownership. There shall occur a Change of Control.


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         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may or, upon the request and direction of the Required Lenders, shall, by written notice to the Credit Parties take any of the following actions:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration. Declare the unpaid Credit Party Obligations to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Borrower to pay (and the Borrower hereby promises to pay, upon receipt of such notice) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur with respect to the Borrower, then, without the giving of any notice or other action by the Administrative Agent or the Lenders,
(i) the Commitments automatically shall terminate, (ii) all of the outstanding Credit Party Obligations automatically shall immediately become due and payable and (iii) the Borrower automatically shall be obligated (and hereby promises) to pay to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.


                                   SECTION 10

                                AGENCY PROVISIONS

         10.1     APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

                  (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary


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
         contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "Administrative Agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities
         (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

         10.2     DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.3     LIABILITY OF ADMINISTRATIVE AGENT.

         No Administrative Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation


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
to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

         10.4     RELIANCE BY ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders or all the Lenders, if required hereunder, otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         10.5     NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Section 9.2; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to)


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
take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.6     CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE
                  AGENT.

         Each Lender acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable Requirements of Law relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Administrative Agent-Related Person.

         10.7     INDEMNIFICATION OF ADMINISTRATIVE AGENT.

         The Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent any Credit Party is required to reimburse such Administrative Agent - Related Party and such Administrative Agent-Related Party is not so reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Administrative Agent-Related Person, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense resulted from such Administrative Agent-Related Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders or all the Lenders, if required hereunder, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorneys fees and the allocated costs of internal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Credit Parties are required to reimburse the Administrative Agent hereunder and the Administrative Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section shall survive termination of the Commitments, the payment of all Credit Party Obligations hereunder and the resignation or replacement of the Administrative Agent.

         10.8     ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         10.9     SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.5 and
11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         10.10    BORROWER ASSIGNMENT, ASSUMPTION AND RELEASE.

         Without limiting the generality of any of the foregoing provisions of this Section 9, each Lender hereby authorizes the Administrative Agent on its behalf to execute and deliver the Borrower Assignment, Assumption and Release.

         10.11    OTHER ADMINISTRATIVE AGENTS; LEAD MANAGERS.

         None of the Lenders identified on the facing page or signature pages of this Credit Agreement as a "syndication agent", "documentation agent", "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.


                                   SECTION 11

                                  MISCELLANEOUS

         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:


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
         if to any Credit Party:

                  c/o InSight Health Services Corp.
                  4400 MacArthur Boulevard
                  Suite 800
                  Newport Beach, CA  92660
                  Attn:  Thomas V. Croal, CFO
                            (with a copy to General Counsel)
                  Telephone:  (949) 476-0733
                  Telecopy:    (949) 851-5981

         if to the Administrative Agent:

                  Bank of America, N.A.
                  Independence Center, 15th Floor
                  NC1-001-15-04
                  101 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attn:  Administrative Agency Services, Erik Truette
                  Telephone:  (704) 388-1108
                  Telecopy:    (704) 409-0028

         with a copy to:

                  Bank of America, N.A.
                  NC1-007-13-06
                  100 North Tryon Street
                  Charlotte, NC  28255
                  Attn: Peter D. Griffith
                  Telephone:  (704) 386-7104
                  Telecopy:    (704) 386-9607

         and

                  Bank of America, N.A.
                  CA5-701-05-19
                  1455 Market Street
                  San Francisco, CA  94103
                  Attn: Kathleen Carry
                  Telephone:  (415) 436-4001
                  Telecopy:    (415) 503-5001

         11.2     RIGHT OF SET-OFF; ADJUSTMENTS.

                  Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the


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credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         11.3     SUCCESSORS AND ASSIGNS.

                  (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Credit Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

                  (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), its Participation Interests) at the time owing to it); provided that:

                           (i) except in the case of (A) an assignment of the
                  entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it, (B) subject to the terms of Section 11.3(b)(ii), an assignment by any Lender of all of such Lender's Delayed-Draw Term Loan Commitment and Delayed-Draw Term Loans outstanding under any particular Delayed-Draw Term Loan Tranche and (C) an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment or outstanding principal balance of Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

                           (ii) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender which holds a Delayed-Draw Term Loan Commitment from assigning all or a portion of its outstanding Delayed-Draw Term Loans separate and apart from such Lender's unfunded


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                  Delayed-Draw Term Loan Commitment, and vice versa; provided, however, that prior to the Delayed-Draw Term Loan Commitment Termination Date, no Lender may assign all or any portion of its Delayed-Draw Term Loans outstanding under any Delayed-Draw Term Loan Tranche unless such assignment is accompanied by an assignment of a ratable percentage of the remaining Delayed-Draw Term Loan Commitment of the assigning Lender in respect of the applicable Delayed-Draw Term Loan Tranche; and

                           (iii) the parties to each assignment shall execute
                  and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

         Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.11, 3.12 and 11.5). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.3. Notwithstanding any provision to the contrary contained in this Section 11.3 or elsewhere in this Credit Agreement, each assignment of Delayed-Draw Term Loans effected pursuant to the terms of Section 2.3(c) shall constitute an assignment of Loans which is permitted under this Section 11.3.

                  (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 11.1 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Credit Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Any Lender may, without the consent of, or notice to, the Credit Parties or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitments and/or the Loans



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         (including such Lender's Participation Interests) owing to it);
         provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, (iii) except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or 8.5, release all or substantially all of the Guarantors from their obligations under the Credit Documents or (iv) except as the result of or in connection with an Asset Disposition not prohibited by Section 8.5, release all or substantially all of the Collateral. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.9, 3.11 and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section
         11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 3.6, 3.9, 3.11 or 3.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that is not a United States person under Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(d) as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) Any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Loans owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.3, (i) no such pledge shall release the pledging Lender from any of its obligations hereunder and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the


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         Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                  (h) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 11.3(b)), the Borrower shall be deemed to have given its consent five
         (5) Business Days after confirmation (such confirmation not to be unreasonably withheld or delayed) by an Executive Officer of the Borrower of receipt of notice of such proposed assignment by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

                  (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender. In the event of any such resignation as Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund their Participation Interests pursuant to Section 2.2).

                  (j) Notwithstanding anything to the contrary contained in any Credit Document, the Master Assignment Agreement shall be deemed to be an Assignment and Acceptance executed in compliance with this Section 11.3.

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     EXPENSES; INDEMNIFICATION.

                  (a) The Credit Parties jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this


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         Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with any work-out or restructuring relating to the Credit Facilities or any enforcement (whether through negotiations, legal proceedings, or otherwise) of any of the Credit Documents.

                  (b) The Credit Parties jointly and severally agree to indemnify and hold harmless each Administrative Agent-Related Person and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, advisors and trustees (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against any Administrative Agent-Related Party, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, advisors and trustees, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans.

                  (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Credit Party Obligations and the termination of the Commitments hereunder.

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Lenders, provided, however, that:


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                  (a) without the consent of each Lender affected thereby,
         neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to

                           (i) extend the maturity of any Commitment or the
                  final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Principal Amortization Payment of any Loan, or any portion thereof,

                           (ii) reduce the rate or extend the time of payment of
                  interest on any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit (other than as a result of waiving the applicability of any post-default increase in interest rates) or of any Fees,

                           (iii) reduce or waive the principal amount of any
                  Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                           (iv) increase the Revolving Commitment, Delayed-Draw
                  Term Loan Commitment or Tranche B Term Loan Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.2 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                           (v) except as the result of or in connection with an
                  Asset Disposition not prohibited by Section 8.5, release all or substantially all of the Collateral,

                           (vi) except as the result of or in connection with a
                  dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, release the Borrower or any other material Credit Party from its obligations under the Credit Documents,

                           (vii) amend, modify or waive any provision of Section
                  3.13, Section 3.15(b) or this Section 11.6(a),

                           (viii) reduce any percentage specified in the
                  definition of Required Lenders,

                           (ix) agree to subordinate, in favor of any Person,
                  any of the Credit Party Obligations or any claims in respect thereof; or

                           (x) consent to the assignment or transfer by the
                  Borrower or any other material Credit Party of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;


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                  (b) without the consent of the Required Revolving Lenders, no
         Default or Event of Default may be waived for purposes of Section 5.2(d) in respect of any proposed Revolving Loan borrowing or Letter of Credit issuance or extension;

                  (c) without the consent of the Required Unfunded Delayed-Draw Term Lenders, no Default or Event of Default may be waived for purposes of Section 5.2(d) in respect of any proposed Delayed-Draw Term Loan borrowing;

                  (d) without the consent of the Required Revolving Lenders and, prior to the Delayed-Draw Term Loan Commitment Termination Date, the Required Unfunded Delayed-Draw Term Lenders, no amendment, change, waiver, discharge or termination of Section 5.2, Section 7.9, Section 7.10, Section 7.11, Section 8 or this Section 11.6(d) shall be effective;

                  (e) without the consent of the Administrative Agent, no provision of Section 10 or this Section 11.6(e) may be amended, changed, waived, discharged or terminated;

                  (f) without the consent of the Issuing Lender, (i) no provision of Section 2.2, Section 3.5(b)(iii) or this Section 11.6(f) may be amended, changed, waived, discharged or terminated in a manner that is adverse to the Issuing Lender and (ii) the terms of the LOC Commitment may not be changed;

                  (g) without the consent of the Fronting Bank, (ii) no provision of Section 2.3 or this Section 11.6(g) may be amended, changed, waived, discharged or terminated in a manner that is adverse to the Fronting Bank and (ii) the terms of the Fronting Commitment may not be changed;

                  (h) only Lenders holding (i) Revolving Commitments (and/or Participation Interests therein) or (ii) if the Revolving Commitments have been terminated, Revolving Loans and/or LOC Obligations (and/or Participation Interests in the Revolving Loans and LOC Obligations (including the Participation Interests of the Issuing Lender in any Letters of Credit)), shall be entitled, subject to Section 11.6(a) and
         Section 11.6(f), to approve any amendment, change, waiver, discharge or termination of Section 2.1, Section 2.2, Section 3.3(b)(i), Section 3.4(a)(i) or (e), Section 3.5(a)(i), (b)(i) or (b)(ii), or Section 11.6(b) or (h), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Revolving Lenders; provided, however, that no amendment, change, waiver, discharge or termination pursuant to this Section 11.6(h) that would increase the Revolving Committed Amount shall be effective unless such amendment, change, waiver, discharge or termination has been approved by the Required Lenders;

                  (i) only Lenders holding unfunded Delayed-Draw Term Loan Commitments (and/or Participation Interests therein) and outstanding Delayed-Draw Term Loans (and Participation Interests therein) shall be entitled, subject to Section 11.6(a) and Section 11.6(g), to approve any amendment, change, waiver, discharge or termination of Section 2.3 or this Section 11.6(i), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or


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         termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Delayed-Draw Term Lenders; provided, however, that no amendment, change, waiver, discharge or termination pursuant to this Section 11.6(i) that would increase the Delayed-Draw Term Loan Committed Amount shall be effective unless such amendment, change, waiver, discharge or termination has been approved by the Required Lenders;

                  (j) only Lenders holding a portion of the Tranche B Term Loan (and/or Participation Interests therein) shall be entitled, subject to
         Section 11.6(a), to approve any amendment, change, waiver, discharge or termination of Section 2.4 or this Section 11.6(j), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Tranche B Term Lenders; provided, however, that no amendment, change, waiver, discharge or termination pursuant to this Section 11.6(j) that would increase the Tranche B Term Loan Committed Amount shall be effective unless such amendment, change, waiver, discharge or termination has been approved by the Required Lenders;

                  (k) only Lenders holding unfunded Delayed-Draw Term Loan Commitments (and/or Participation Interests therein) shall be entitled, subject to Section 11.6(a) and Section 11.6(g), to approve any amendment, change, waiver, discharge or termination of Section 11.6(c) or (k), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Unfunded Delayed-Draw Term Lenders;

                  (l) only Lenders holding (i) Revolving Commitments (and/or Participation Interests therein) or (if the Revolving Commitments have been terminated) Revolving Loans and/or LOC Obligations (and/or Participation Interests in the Revolving Loans and LOC Obligations (including the Participation Interests of the Issuing Lender in any Letters of Credit)) and/or (ii) unfunded Delayed-Draw Term Loan Commitments (and/or Participation Interests therein), shall be entitled, subject to Section 11.6(a), to approve any amendment, change, waiver, discharge or termination of Section 11.6(d) or (l), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto, the Required Revolving Lenders and the Required Unfunded Delayed-Draw Term Lenders; and

                  (m) only Lenders holding (i) unfunded Delayed-Draw Term Loan Commitments (and/or Participation Interests therein), (ii) a portion of the Delayed-Draw Term Loans (and Participation Interests therein) and/or (iii) a portion of the Tranche B Term Loan (and/or Participation Interests therein), shall be entitled, subject to Section 11.6(a), to approve any amendment, change, waiver, discharge or termination of
         Section 3.3(b)(ii), (iii), (iv), (v), or (vi) or of this Section 11.6(m), and no such amendment, change, waiver, discharge or termination shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto, the Required Unfunded Delayed-Draw Term Lenders and the Required Tranche B Term Lenders; and


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                  (n) no amendment, change, waiver, discharge or termination of
         Section 3.3(b)(vii) shall be effective unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto, the Required Revolving Lenders, the Required Delayed-Draw Term Lenders and the Required Tranche B Term Lenders.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

         11.7     COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         11.8     HEADINGS.

         The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Credit Agreement shall be terminated in accordance with the terms of Section 11.13(b).

         11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

                  (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). Any legal action or proceeding with respect to this Credit Agreement or any other


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         Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         11.11    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.12    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.13    BINDING EFFECT; TERMINATION.

                  (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns.

                  (b) The term of this Credit Agreement shall be until the Credit Party Obligations are Fully Satisfied.

         11.14    CONFIDENTIALITY.

         Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its (and its Affiliates') directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, however, that, prior to disclosure pursuant to this clause (c), reasonable efforts shall be made to give the Borrower notice of request for disclosure and the Borrower shall be given a reasonable opportunity, at its expense, to prevent the disclosure or have the Information maintained as confidential under a protective order; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any of the other Credit Documents or any suit, action or proceeding relating to this Credit Agreement or any of the other Credit Documents or the enforcement of rights hereunder or thereunder; (f) to any Lender, any Affiliate of a Lender or any Approved Fund, or, with the consent of the Borrower (not to be unreasonably withheld) or, if an Event of Default has occurred and is continuing, subject to an agreement containing provisions substantially the same as those of this Section 11.14, to any other prospective Eligible Assignee of or Participant in connection with an assignment or participation pursuant to Section 11.3; (g) with the consent of the Borrower;
(h) to the extent that, other than as a result of a breach of this Section 11.14, such Information (i) becomes publicly available or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Consolidated Parties, other than as a result of a breach by such source of a confidentiality agreement with any Consolidated Party with respect to which breach the Person proposing to disclose Information in accordance with this Section 11.14(i)(ii) has actual knowledge; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section 11.14, "Information" means all information received from the Credit Parties relating to the Consolidated Parties or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Consolidated Parties. Any Person required to maintain the confidentiality of Information as provided in this Section 11.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         11.15    SOURCE OF FUNDS.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this clause (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         11.16    REGULATION D.

         Each of the Lenders hereby represents and warrants to the Borrower that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires or loans on the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business.

         11.17    CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           INSIGHT HEALTH SERVICES
                                    ACQUISITION CORP.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

PARENT:                             INSIGHT HEALTH SERVICES
                                    HOLDINGS CORP.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

SUBSIDIARY
GUARANTORS:                         INSIGHT HEALTH SERVICES CORP.
                                    INSIGHT HEALTH CORP.
                                    OPEN MRI, INC.
                                    MAXUM HEALTH CORP.
                                    RADIOSURGERY CENTERS, INC.
                                    MAXUM HEALTH SERVICES CORP.
                                    DIAGNOSTIC SOLUTIONS CORP.
                                    MAXUM HEALTH SERVICES
                                             OF NORTH TEXAS, INC.
                                    MAXUM HEALTH SERVICES
                                             OF DALLAS, INC.
                                    NDDC, INC.
                                    SIGNAL MEDICAL SERVICES, INC.
                                    MRI ASSOCIATES, L.P.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                             [Signatures Continued]

ADMINISTRATIVE AGENT:               BANK OF AMERICA, N.A.,
                                    in its capacity as Administrative Agent

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


LENDERS:                            BANK OF AMERICA, N.A.,
                                    individually in its capacity as a
                                    Lender and in its capacity as Issuing Lender

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    --------------------------------

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    --------------------------------

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                  EXHIBIT 1.1A

               FORM OF BORROWER ASSIGNMENT, ASSUMPTION AND RELEASE

         This ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this "Assignment"), dated as of October 17, 2001, is by and among INSIGHT HEALTH SERVICES ACQUISITION CORP., a Delaware corporation, as assignor (the "Assignor"), INSIGHT HEALTH SERVICES CORP., a Delaware corporation, as assignee (the "Assignee") and BANK OF AMERICA, N.A., in its capacity as administrative agent (the "Administrative Agent") under that certain Credit Agreement dated as of the date hereof among the Assignor, the Assignee, the other Credit Parties defined therein, the Administrative Agent, The CIT Group/Business Credit, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent, and the Lenders defined therein (the "Credit Agreement"). All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Assignor has agreed to assign to the Assignee, and the Assignee has agreed to assume from the Assignor, all of the rights, interests, duties, obligations and liabilities of the Assignor as Borrower in, to and under the Credit Agreement and the other Credit Documents.

         Accordingly, the parties hereto agree as follows:

         1. Assignment and Assumption. Effective as of the date hereof, (a) the Assignor hereby assigns, transfers and conveys to the Assignee all of the rights, interests, duties, obligations and liabilities of the Assignor as Borrower in, to and under the Credit Documents and (b) the Assignee hereby (i) assumes and accepts all of the rights, interests, duties, obligations and liabilities of the Assignor as Borrower in, to and under the Credit Documents to the same extent as if the Assignee, in fact, had executed the Credit Documents in the capacity of "Borrower" and (ii) promises to pay to the Lenders and the Administrative Agent all of the Credit Party Obligations of the Borrower outstanding at, or incurred on or after, the date hereof, at the times and in the manner set forth in the Credit Agreement.

         2. Release. The Administrative Agent, on behalf of the Lenders, confirms that, automatically upon the effectiveness of the assignment and acceptance pursuant to Paragraph 1 above, the Assignor shall be released and discharged from any duties, obligations and liabilities as Borrower under the Credit Documents. Furthermore, the Sponsors are hereby released of their obligations under that certain commitment letter agreement dated June 28, 2001 between Bank of America, N.A., Banc of America Securities LLC and the Sponsors (other than those obligations contained in numbered paragraphs 2 and 6 thereof).

         3. Representations of Assignee. The Assignee hereby reaffirms the representations and warranties set forth in Section 6 of the Credit Agreement.

         4. Notices to Assignee. The address of the Assignee for purposes of all notices and other communications is as set forth in Section 11.1 of the Credit Agreement.

         5. No Modifications. Except as expressly provided for herein, nothing contained in this Assignment shall amend or modify, or be deemed to amend or modify, the Credit Agreement or any other Credit Document.

         6. Governing Law. This Assignment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the state of New York.

         7. Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date set forth above.

ASSIGNOR:                                   INSIGHT HEALTH SERVICES
                                            ACQUISITION CORP.,
                                            a Delaware corporation

                                            By:
                                               -----------------------------------------
                                            Name:
                                                     -----------------------------------
                                            Title:
                                                     -----------------------------------


ASSIGNEE:                                   INSIGHT HEALTH SERVICES CORP.,
                                            a Delaware corporation

                                            By:
                                               -----------------------------------------
                                            Name:
                                                     -----------------------------------
                                            Title:
                                                     -----------------------------------

ADMINISTRATIVE

AGENT:                                      BANK OF AMERICA, N.A., as Administrative Agent

                                            By:
                                               -----------------------------------------
                                            Name:
                                                     -----------------------------------
                                            Title:
                                                     -----------------------------------

                                  EXHIBIT 1.1B

                        FORM OF INSIGHT ACQUISITION NOTE

$___________                                                    October 17, 2001

                  FOR VALUE RECEIVED, INSIGHT HEALTH SERVICES ACQUISITION CORP., a Delaware corporation ("InSight Acquisition"), hereby promises to pay to the order of BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for, and for the benefit of, the lenders (the "Lenders") party to the Credit Agreement dated as of the date hereof among InSight Acquisition, the Guarantors, the Lenders, The CIT Group/Business Credit, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent, and the Administrative Agent (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), at the office of Bank of America, N. A. at 101 North Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), ON DEMAND, in Dollars and in immediately available funds, the principal amount of _____________ MILLION DOLLARS ($____________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans, Delayed-Draw Term Loans and Tranche B Term Loans made by the Administrative Agent (or any Lender) to InSight Acquisition pursuant to the Credit Agreement, and to pay interest on the unpaid principal amount hereof from time to time outstanding, in like money, at said office, ON DEMAND and at the rates selected in accordance with the Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, InSight Acquisition has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                                     INSIGHT HEALTH SERVICES
                                                     ACQUISITION CORP.

                                                     By:
                                                        ------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

                                  EXHIBIT 1.1C

                            FORM OF PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "Pledge Agreement") is entered into as of October 17, 2001 among INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Borrower"), INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation (the "Parent") and certain Subsidiaries of the Borrower (individually a "Guarantor", and collectively the "Guarantors"; together with the Borrower, individually a "Obligor", and collectively the "Obligors") and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the "Administrative Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders").

                                    RECITALS

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement") among the Borrower, the Guarantors, the Lenders, the Administrative Agent, The CIT Group/Business Credit, Inc., as Documentation Agent, and First Union National Bank, as Syndication Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. For purposes of this Pledge Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with any Credit Party.

         2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Obligor Obligations (as defined in Section 3 hereof), each Obligor hereby pledges to the Administrative Agent, for the benefit of the Lenders, and grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

                  (a) Pledged Shares. (i) 100% (or, if less, the full amount owned by such Obligor) of the issued and outstanding shares of Capital Stock owned by such Obligor of the Borrower set forth on Schedule 2(a) attached hereto and (ii) 100% (or, if less, the full amount owned by such Obligor) of the issued and outstanding shares of Capital Stock owned by such Obligor of each Domestic Subsidiary set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the shares of Capital Stock described in Section 2(b) and 2(c) below, the "Pledged Shares"), including, but not limited to, the following:

                           (y) all shares or securities representing a dividend
                  on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

                           (z) without affecting the obligations of the Obligors
                  under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving corporation, all shares of each class of the Capital Stock of the successor corporation formed by or resulting from such consolidation or merger.

                  (b) Additional Shares. (i) 100% (or, if less, the full amount owned by such Obligor) of the issued and outstanding shares of Capital Stock owned by such Obligor of any Person which hereafter becomes a Wholly-Owned Subsidiary (other than a Foreign Subsidiary or a Subsidiary which is an Unrestricted Joint Venture), and (ii) 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (i) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (ii) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding shares of each class of Capital Stock or other ownership interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% (or, if less, the full amount owned by such Obligor) of the issued and outstanding shares of each class of Capital Stock or other ownership interests not entitled to vote (within the meaning of Treas. Reg.
         Section 1.956-2(c)(2)) owned by such Obligor of each Foreign Subsidiary (provided, however, that in no event shall the aggregate value of the Capital Stock of a Foreign Subsidiary pledged hereunder exceed 80%), including, without limitation, the certificates representing such shares.

                  (c) Other Equity Interests. To the extent permitted under such Person's organizational or governing documents, 100% (or, if less, the full amount owned by such

         Obligor) of the issued and outstanding shares of Capital Stock owned by such Obligor in each Joint Venture which is not an Unrestricted Joint Venture.

                  (d) Proceeds. All proceeds of the foregoing, however and whenever acquired and in whatever form.

         Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that an Obligor may from time to time hereafter deliver additional shares of stock to the Administrative Agent as collateral security for the Obligor Obligations. Upon delivery to the Administrative Agent, such additional shares of stock shall be deemed to be part of the Pledged Collateral of such Obligor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional shares.

         3. Security for Obligor Obligations. The security interest created hereby in the Pledged Collateral of each Obligor constitutes continuing collateral security for all of the Credit Party Obligations, now existing or hereafter arising pursuant to the Credit Documents, owing from the Borrower or any other Credit Party to any Lender, any Affiliate of a Lender or the Administrative Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Hedging Agreements and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing (collectively, the "Obligor Obligations").

         4. Delivery of the Pledged Collateral. Each Obligor hereby agrees that:

                  (a) Each Obligor shall deliver to the Administrative Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing Pledged Shares to be pledged by such Obligor hereunder and (ii) promptly upon the receipt thereof by or on behalf of an Obligor, all other certificates and instruments constituting Pledged Collateral to be pledged by such Obligor hereunder. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral to be pledged by such Obligor hereunder shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in
         Exhibit 4(a) attached hereto.

                  (b) Additional Securities. If such Obligor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Obligor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of the Administrative Agent, shall segregate it from such Obligor's other property and shall deliver it forthwith to the Administrative Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligor Obligations.

                  (c) Financing Statements. Each Obligor shall execute and deliver to the Administrative Agent such UCC or other applicable financing statements as may be reasonably requested by the Administrative Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral to be pledged by such Obligor hereunder.

         5. Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that until such time as the Credit Party Obligations are Fully Satisfied:

                  (a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and the issuance thereof did not violate the preemptive rights of any Person. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and the issuance thereof will not violate the preemptive rights of any Person.

                  (b) Title. Each Obligor has good and indefeasible title to the Pledged Collateral pledged by such Obligor hereunder and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. To the knowledge of such Obligor, there exists no "adverse claim" within the meaning of
         Section 8-302 of the Uniform Commercial Code as in effect in the State of New York as of the date hereof (the "UCC") with respect to the Pledged Shares of such Obligor.

                  (c) Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any law or governmental regulation in effect on the date of this Pledge Agreement or any material contractual restriction binding on or affecting an Obligor or any of its property.

                  (d) Legal Name and Location of Obligor. Such Obligor's exact legal name is as shown in this Pledge Agreement. Each Obligor's state of formation, chief executive office and chief place of business are (and for the four months prior to the Closing Date have been) located at the locations set forth on Schedule 6.20(c) to the Credit Agreement, and each Obligor keeps its books and records at such locations. Except in connection with the Transaction, no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in
         Schedule 5(d) attached hereto.

                  (e) Obligor's Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Shares (other than that which has been obtained) is required either (i) for the pledge made by an Obligor or for the granting of the security interest by an Obligor pursuant to this Pledge Agreement or (ii) for the exercise by the Administrative Agent or the Lenders of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

                  (f) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the benefit of the Lenders, in the Pledged Collateral. The taking possession by the Administrative Agent of the certificates representing any certificated Pledged Shares and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Administrative Agent's security interest in such Pledged Shares and, when properly perfected by filing or registration, in all other Pledged Collateral securing the Obligor Obligations. Except as set forth in this Section 5(f), no action is necessary to perfect or otherwise protect such security interest.

                  (g) No Other Shares. As of the Closing Date, no Obligor owns any shares of Capital Stock in any Wholly-Owned Subsidiary other than as set forth on Schedule 2(a) attached hereto.

         6. Covenants. Each Obligor hereby covenants that until such time as the Credit Party Obligations are Fully Satisfied such Obligor shall:

                  (a) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Obligor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Obligor or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

                  (b) Further Assurances. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC. Each Obligor shall promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Obligor (including without limitation any and all action necessary to reasonably satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest in any Capital Stock); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Obligor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral of such Obligor.

                  (c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Obligor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Obligor other than pursuant hereto or as not prohibited by the Credit Agreement.

                  (d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Obligor with the United States Securities and Exchange Commission and any other Governmental Authority in connection with the ownership of the Pledged Collateral of such Obligor.

         7. Advances by Lenders. On failure of any Obligor to perform any of the covenants and agreements contained herein and upon written notice to such Obligor, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligor Obligations and shall bear interest from the date said amounts are expended until the date five Business Days thereafter at the rate for Revolving Loans that are Base Rate Loans, and thereafter at the default rate specified in
Section 3.1 of the Credit Agreement for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Administrative Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings in a manner which stays payment thereof and against which adequate reserves are being maintained in accordance with GAAP.

         8. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

         9. Remedies.

                  (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and the Lenders shall have, in respect of the Pledged Collateral of any Obligor, in addition to levy of attachment, garnishment and the rights and remedies provided herein, in the Credit Documents, in the Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

                  (b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Administrative Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as are commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Lender may in such event, bid for the purchase of such securities. Each Obligor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Obligor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Obligor, in accordance with the notice provisions of Section 11.1 of the Credit Agreement at least 10 days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Obligor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Obligors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Obligor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such securities.

                  (d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default the Administrative Agent shall have the rights afforded to a secured party under Sections 9-620 and 9-621 (or similar provision) of the UCC. The Administrative Agent shall not be deemed to have retained any Pledged Collateral pledged by any Obligor in satisfaction of any Obligor Obligations unless and until the Administrative Agent shall have entered into a written agreement with such Obligor to that effect.

                  (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section
         3.1 of the Credit Agreement for Revolving Loans that are Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Obligor Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

         10.      Rights of the Administrative Agent.

                  (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

                           (i) to demand, collect, settle, compromise, adjust
                  and give discharges and releases concerning the Pledged Collateral pledged by such Obligor hereunder, all as the Administrative Agent may reasonably determine;

                           (ii) to commence and prosecute any actions at any
                  court for the purposes of collecting any of the Pledged Collateral pledged by such Obligor hereunder and enforcing any other right in respect thereof;

                           (iii) to defend, settle or compromise any action
                  brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

                           (iv) to pay or discharge taxes, liens, security
                  interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral pledged by such Obligor hereunder;

                           (v) to direct any parties liable for any payment
                  under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

                           (vi) to receive payment of and receipt for any and
                  all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral pledged by such Obligor hereunder;

                           (vii) to sign and endorse any drafts, assignments,
                  proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral pledged by such Obligor hereunder;

                           (viii) to settle, compromise or adjust any suit,
                  action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem reasonably appropriate;

                           (ix) execute and deliver all assignments,
                  conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

                           (x) to exchange any of the Pledged Collateral pledged
                  by such Obligor hereunder or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral of such Obligor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably determine;

                           (xi) to sign an instrument in writing, sanctioning
                  the transfer of any or all of the Pledged Shares of such Obligor into the name of the Administrative Agent or one or more of the Lenders or into the name of any transferee to whom the Pledged Shares of such Obligor or any part thereof may be sold pursuant to Section 10 hereof; and

                           (xii) to do and perform all such other acts and
                  things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral pledged by such Obligor hereunder to the extent permitted by applicable law and to effect the purposes of this Pledge Agreement.

         This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Credit Party Obligations are not Fully Satisfied. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in Pledged Collateral.

                  (b) Performance by the Administrative Agent of Obligor's Obligations. If any Obligor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Obligors on a joint and several basis pursuant to Section 13 hereof.

                  (c) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligor Obligations and the Pledged Collateral to any successor Administrative Agent appointed in accordance with Section 10.9 of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

                  (d) The Administrative Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Obligors shall be responsible for preservation of all rights in the Pledged Collateral of such Obligor, and the Administrative Agent shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                  (e)      Voting Rights in Respect of the Pledged Collateral.

                           (i) Subject to clause (ii) below, to the extent
                  permitted by law, each Obligor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

                           (ii) Upon the occurrence and during the continuance
                  of an Event of Default, all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i) above shall upon written notice from the Administrative Agent stating its intention to exercise its rights under this
                  Section 10(e)(ii) cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights.

                  (f)      Dividend Rights in Respect of the Pledged Collateral.

                           (i) Subject to clause (ii) below, each Obligor may
                  receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

                           (ii) Upon the occurrence and during the continuance
                  of an Event of Default:

                                    (A) upon written notice from the
                           Administrative Agent stating its intention to exercise its rights under Section 10(e)(ii), all rights of an Obligor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to clause
                           (i) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                                    (B) all dividends and interest payments
                           which are received by an Obligor contrary to the provisions of paragraph (A) of this Section shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligor Obligations.

                  (g) Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.

         11. Application of Proceeds. After acceleration of the Credit Party Obligations pursuant to Section 9.2 of the Credit Agreement, any payments in respect of the Obligor Obligations and any proceeds of any Pledged Collateral, when received by the Administrative Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Obligor Obligations in the order set forth in Section 3.15(b) of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds.

         12. Costs of Counsel. At all times hereafter, the Obligors agree to promptly pay upon demand any and all reasonable costs and expenses of the Administrative Agent or the Lenders,

(a) as required under Section 11.5 of the Credit Agreement and (b) as necessary to protect the Pledged Collateral or to exercise any rights or remedies under this Pledge Agreement or with respect to any Pledged Collateral. All of the foregoing costs and expenses shall constitute Obligor Obligations hereunder secured by the Pledged Collateral.

         13.      Continuing Agreement.

                  (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until such time as the Credit Party Obligations are Fully Satisfied. At such time as the Credit Party Obligations are Fully Satisfied, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

                  (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligor Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligor Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligor Obligations secured by the Pledged Collateral.

         14. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

         15. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Lenders hereunder, to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement.

         16. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 11.1 of the Credit Agreement.

         17. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

         18. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

         19. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The terms of Section 11.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

         20. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         21. Entirety. This Pledge Agreement, the other Credit Documents and the Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, the Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, or the transactions contemplated herein and therein.

         22. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Credit Documents and the Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

         23. Other Security. To the extent that any of the Obligor Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Administrative Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent's and the Lenders' rights or the Obligor Obligations under this Pledge Agreement, under any other of the Credit Documents or under any Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender.

         24.      Joint and Several Obligations of Obligors.

                  (a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Obligor Obligations arising under this Pledge Agreement, the other Credit Documents and the Hedging Agreements between any Obligor and any Lender, or any Affiliate of a Lender, it being the intention of the parties hereto that all the Obligor Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

                  (c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any Hedging Agreement between any Obligor and any Lender, or any Affiliate of a Lender, the obligations of each Guarantor under the Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         25. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders, who shall give notice to the Obligors of any such exercise.

                  [remainder of page intentionally left blank]

         Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                   INSIGHT HEALTH SERVICES CORP.

                                            By:
                                               -----------------------------------------
                                            Name:
                                                 ---------------------------------------
                                            Title:
                                                  --------------------------------------


GUARANTORS:                                 INSIGHT HEALTH SERVICES HOLDINGS CORP.
                                            INSIGHT HEALTH CORP.
                                            OPEN MRI, INC.
                                            MAXUM HEALTH CORP.
                                            RADIOSURGERY CENTERS, INC.
                                            MAXUM HEALTH SERVICES CORP.
                                            DIAGNOSTIC SOLUTIONS CORP.
                                            MAXUM HEALTH SERVICES
                                                     OF NORTH TEXAS, INC.
                                            MAXUM HEALTH SERVICES
                                                     OF DALLAS, INC.
                                            NDDC, INC.
                                            SIGNAL MEDICAL SERVICES, INC.
                                            MRI ASSOCIATES, L.P.

                                            By:
                                               -----------------------------------------
                                            Name:
                                                  --------------------------------------
                                            Title:
                                                   -------------------------------------


Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

                                  Schedule 2(a)

                                       to

                                Pledge Agreement

                          dated as of October 17, 2001

                        in favor of Bank of America, N.A.

                             as Administrative Agent

                                 PLEDGED SHARES

OBLIGOR:  <<BORROWER>>

Name of Subsidiary                     Number of Shares       Certificate Number       Percentage Ownership
------------------                     ----------------       ------------------       --------------------
Subsidiaries


OBLIGOR:

Name of Subsidiary                     Number of Shares      Certificate Number         Percentage Ownership
------------------                     ----------------      ------------------         --------------------
Subsidiaries

                                  SCHEDULE 5(d)

         MERGERS, CONSOLIDATIONS, CHANGE IN STRUCTURE OR USE OF TRADENAMES

                                  Exhibit 4(a)

                                       to

                                Pledge Agreement

                          dated as of October 17, 2001

                        in favor of Bank of America, N.A.

                             as Administrative Agent

                             Irrevocable Stock Power

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of Capital Stock of _____________________, a ____________ corporation:

                  No. of Shares                       Certificate No.
                  -------------                       ---------------

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such Capital Stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

                                       -----------------------------------------

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  SCHEDULE 1.1F

                           FORM OF SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Security Agreement") is entered into as of October 17, 2001 among INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Borrower"), INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation (the "Parent") and certain Subsidiaries of the Borrower (individually a "Guarantor" and collectively the "Guarantors"; together with the Borrower, individually an "Obligor", and collectively the "Obligors") and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the "Administrative Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders").

                                    RECITALS

         WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders, The CIT Group/Business Credit, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent, and the Administrative Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  (a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accessions, Accounts, As-Extracted Collateral, Chattel Paper, Commercial Tort Claims, Consumer Goods, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Manufactured Homes, Proceeds, Software, Standing Timber, Supporting Obligation and Tangible Chattel Paper. For purposes of this Security Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with any Credit Party.

                  (b) In addition, the following terms shall have the following meanings:

                  "Copyright Licenses": any written or oral agreement, naming any Obligor as licensor or licensee, granting any right under any Copyright including, without limitation, any thereof referred to in
         Schedule 6.17 to the Credit Agreement.

                  "Copyrights": (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement, and (b) all renewals thereof including, without limitation, any thereof referred to Schedule 6.17 to the Credit Agreement.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement.

                  "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement.

                  "Secured Obligations": the collective reference to all of the Credit Party Obligations, now existing or hereafter arising pursuant to the Credit Documents, owing from the Borrower or any other Credit Party to any Lender or the Administrative Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Hedging Agreements between any Obligor and any Lender and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

                  "Trademark License": means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark, including, without limitation, any thereof referred to in
         Schedule 6.17 to the Credit Agreement.

                  "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 6.17 to the Credit Agreement, and (b) all renewals thereof.

                  "Work": any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

         2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the personal property of the Obligors (to the extent not constituting Excluded Property), whether now owned or existing or owned, acquired, or arising hereafter, and wherever located (collectively, the "Collateral") including, without limitation, the following:

                  (a)      all Accounts;

                  (b)      all cash and Cash Equivalents;

                  (c)      all Chattel Paper;

                  (d) those certain Commercial Tort Claims of the Obligors set forth on Schedule 2(d) attached hereto;

                  (e)      all Copyrights;

                  (f)      all Copyright Licenses;

                  (g)      all Deposit Accounts;

                  (h)      all Documents;

                  (i)      all Equipment;

                  (j)      all Fixtures;

                  (k)      all General Intangibles;

                  (l)      all Instruments;

                  (m)      all Inventory;

                  (n)      all Investment Property;

                  (o)      all Letter-of-Credit Rights;

                  (p)      all Patents;

                  (q)      all Patent Licenses;

                  (r)      all Software;

                  (s)      all Supporting Obligations;

                  (t)      all Trademarks;

                  (u)      all Trademark Licenses;

                  (v)      all Accessions; and

                  (w)      Proceeds of any and all of the foregoing.

         The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

         3. Provisions Relating to Accounts. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         4. Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that until such time as the Credit Party Obligations are Fully Satisfied:

                  (a) Legal Name; Jurisdiction of Organization; Chief Executive Office; Books & Records. Each Obligor's exact legal name is as shown on this Security Agreement. Each Obligor's state of formation, chief executive office and chief place of business are (and for the four months prior to the Closing Date have been) located at the locations set forth on Schedule 6.20(c) to the Credit Agreement, and each Obligor keeps its books and records at such locations. Except in connection with the Transaction, no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 4(a) attached hereto.

                  (b) Location of Collateral. The locations of all Collateral owned by each Obligor is as shown on Schedule 6.20(b) to the Credit Agreement. Set forth on Schedule 4(b) attached hereto is a list of all motor vehicles (including states of registration and vehicle identification numbers) owned as of the Closing Date which contain or are used to transport mobile MRI or other imaging equipment.

                  (c) Ownership. Each Obligor is the legal and beneficial owner of the Collateral pledged by it hereunder and has the right to pledge, sell, assign or transfer the same.

                  (d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Lenders, in the Collateral pledged by such Obligor hereunder and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

                  (e) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, (i) As-Extracted Collateral, (ii) Consumer Goods, (iii) Farm Products, (iv) Manufactured Homes or (v) Standing Timber.

                  (f) Accounts. (i) Each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to, the account debtor named therein, and (ii) no Account of an Obligor in excess of $25,000 is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the control of, the Administrative Agent.

                  (g) Inventory. No Inventory is held by an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

                  (h) Copyrights, Patents and Trademarks.

                           (i) Schedule 6.17 to the Credit Agreement includes
                  all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the Obligors in their own names as of the date hereof.

                           (ii) To the best of each Obligor's knowledge, each
                  Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned except as otherwise permitted under the Credit Agreement.

                           (iii) None of such Copyrights, Patents and Trademarks
                  is the subject of any licensing or franchise agreement.

         5. Covenants. Each Obligor covenants that until such time as the Credit Party Obligations are Fully Satisfied such Obligor shall:

                  (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

                  (b) Instruments/Chattel Paper. If any amount in excess of $25,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral in excess of $25,000 shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly indorsed in a manner reasonably satisfactory to the Administrative Agent. Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent's security interest in such Tangible Chattel Paper.

                  (c) Change in Corporate Structure or Location. Not, without providing 10 days prior written notice to the Administrative Agent and without filing such amendments to any previously filed financing statements as the Administrative Agent may reasonably require, (i) change its registered legal name, be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 4(a) hereto, (ii) in the case of any Obligor that is not a "registered organization" as described in Section 9-307 of the UCC, change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 6.20(c) to the Credit Agreement, or (iii) prior to January 1, 2002, change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 6.20(c) to the Credit Agreement or change the location of its Collateral (other than mobile imaging units) from the locations set forth for such Obligor on Schedule 6.20(b) to the Credit Agreement, in either case, to a location in Alabama, Florida or Mississippi where the Administrative Agent has not filed appropriate UCC-1 financing statements.

                  (d) Filing of Financing Statements, Notices, etc. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may reasonably from time to time, deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC. Each Obligor shall also execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to

         Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Schedule 5(d)(i), (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 5(d)(ii) attached hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(d)(iii) attached hereto,
         (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. To that end, each Obligor agrees that the Administrative Agent may file one or more financing statements disclosing the Administrative Agent's security interest in any or all of the Collateral of such Obligor without, to the extent permitted by law, such Obligor's signature thereon, and further each Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor's attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until the Credit Party Obligations are Fully Satisfied. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). Each Obligor agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral.

                  (e) Control. Each Obligor shall execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of (i) Deposit Accounts, except to the extent constituting Retained Rights, (ii) Investment Property, (iii) Letter-of-Credit Rights, and (iv) Electronic Chattel Paper.

                  (f) Collateral Held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor and the Administrative Agent so requests (i) notify such Person in writing of the Administrative Agent's security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent's account and subject to the Administrative Agent's instructions and (iii) request a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

                  (g)      Covenants Relating to Copyrights.

                           (i) Employ the Copyright for each Work with such
                  notice of copyright as may be required by law to secure copyright protection.

                           (ii) Except to the extent the failure to do so would
                  not reasonably be expected to have a Material Adverse Effect and such Obligor has a valid business purpose therefor, not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Administrative Agent immediately if it knows, or has reason to know, that any material Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding an Obligor's ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any material Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

                  (h)      Covenants Relating to Patents and Trademarks.

                           (i) Except to the extent the failure to do so would
                  not reasonably be expected to have a Material Adverse Effect and such Obligor has a valid business purpose therefor, (A) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark,
                  (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                           (ii) Except to the extent the failure to do so would
                  not reasonably be expected to have a Material Adverse Effect and such Obligor has a valid business purpose therefor, not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

                           (iii) Notify the Administrative Agent and the Lenders
                  immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding an Obligor's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

                           (iv) Take all reasonable and necessary steps,
                  including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                           (v) Promptly notify the Administrative Agent and the
                  Lenders after it learns that any material Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

                  (i) New Patents, Copyrights and Trademarks. Whenever an Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, promptly provide the Administrative Agent with (i) a listing of all such applications (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii)(A) with respect to Copyrights, a duly executed Notice of Security Interest in Copyrights,
         (B) with respect to Patents, a duly executed Notice of Security Interest in Patents, (C) with respect to Trademarks, a duly executed Notice of Security Interest in Trademarks or (D) such other duly executed documents as the Administrative Agent may request in a form acceptable to counsel for the Administrative Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application.

                  (j) Commercial Tort Claims; Notice of Litigation. (i) Promptly forward to the Administrative Agent written notification of any and all Commercial Tort Claims involving amounts in excess of $25,000, including, but not limited to, any and all actions, suits, and proceedings before any court or Governmental Authority by or affecting such Obligor or any of its Subsidiaries and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent, or required by law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Administrative Agent's security interest in any Commercial Tort Claims.

                  (k) At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property unless the Administrative Agent has a perfected Lien thereon.

         6. Advances by Lenders. On failure of any Obligor to perform any of the covenants and agreements contained herein and upon written notice to such Obligor, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended until the date five Business Days thereafter at the rate for Revolving Loans that are Base Rate Loans, and thereafter at the default rate specified in Section 3.1 of the Credit Agreement for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Administrative Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings in a manner which stays payment thereof and against which adequate reserves are being maintained in accordance with GAAP.

         7.       Events of Default.

         The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

         8.       Remedies.

                  (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in the Hedging Agreements between any Obligor and any Lender, or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due the Administrative Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Administrative Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Administrative Agent or any such Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or any of the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.1 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Lenders may further postpone such sale by announcement made at such time and place.

                  (b) Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, the Administrative Agent shall have the right to enforce any Obligor's rights against any account debtors and obligors on such Obligor's Accounts, subject to such Obligor's Retained Rights. The Administrative Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

                  (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof to the extent permitted by applicable law, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

                  (d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any Hedging Agreement between any Obligor and any Lender, or as provided by law, or any delay by the Administrative Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Lenders shall only be granted as provided herein. The rights and remedies of the Administrative Agents and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Lenders may have.

                  (e) Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default the Administrative Agent shall have the rights afforded to a secured party under Sections 9-620 and 9-621 (or similar provision) of the UCC. The Administrative Agent shall not be deemed to have retained any Collateral pledged by any Obligor in satisfaction of any Secured Obligations unless and until the Administrative Agent shall have entered into a written agreement with such Obligor to that effect.

                  (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section
         3.1 of the

         Credit Agreement for Revolving Loans that are Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

         9.       Rights of the Administrative Agent.

                  (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

                           (i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

                           (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

                           (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

                           (iv) receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

                           (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes to the extent permitted by applicable law and consistent with the purposes of this Security Agreement;

                           (vi) adjust and settle claims under any insurance policy relating thereto;

                           (vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the

                  Administrative Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                           (viii) institute any foreclosure proceedings that the Administrative Agent may deem appropriate; and

                           (ix) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral to the extent permitted by applicable law and consistent with the purposes of this Security Agreement.

         This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Credit Party Obligations are Fully Satisfied. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

                  (b) Performance by the Administrative Agent of Obligations. If any Obligor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Obligors on a joint and several basis pursuant to Section 11 hereof.

                  (c) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral to any successor administrative agent appointed in accordance with Section
         10.9 of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

                  (d) The Administrative Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of

         Collateral pursuant to Section 8 hereof, the Administrative Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

         10. Application of Proceeds. After acceleration of the Credit Party Obligations pursuant to Section 9.2 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 3.15(b) of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds.

         11. Costs of Counsel. At all times hereafter, the Obligors agree to promptly pay upon demand any and all reasonable costs and expenses of the Administrative Agent or the Lenders, (a) as required under Section 11.5 of the Credit Agreement and (b) as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement or with respect to any Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder secured by the Collateral.

         12.      Continuing Agreement.

                  (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until such time as the Credit Party Obligations are Fully Satisfied. At such time as the Credit Party Obligations are Fully Satisfied, this Security Agreement shall be automatically terminated and the Administrative Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

                  (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations secured by the Collateral.

         13. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

         14. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Lenders hereunder, to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement.

         15. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 11.1 of the Credit Agreement.

         16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

         17. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         18. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The terms of Section 11.10 of the Credit Agreements are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

         19. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         20. Entirety. This Security Agreement, the other Credit Documents and the Hedging Agreements between any Obligor and any Lender represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, the Hedging Agreements between any Obligor and any Lender or the transactions contemplated herein and therein.

         21. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and the Hedging Agreements between any Obligor and any Lender, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

         22. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Administrative Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent's and the Lenders' rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents or under any Hedging Agreement between any Obligor and any Lender.

         23.      Joint and Several Obligations of Obligors.

                  (a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and the Hedging Agreements between any Obligor and any Lender, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

                  (c) Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any Hedging Agreement between any Obligor and any Lender, the obligations of each Guarantor under the Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         24. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders, who shall give notice to the Obligors of any such exercise.






                  [remainder of page intentionally left blank]

         Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                       INSIGHT HEALTH SERVICES CORP.

                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------


GUARANTORS:                     INSIGHT HEALTH SERVICES HOLDINGS CORP.
                                INSIGHT HEALTH CORP.
                                OPEN MRI, INC.
                                MAXUM HEALTH CORP.
                                RADIOSURGERY CENTERS, INC.
                                MAXUM HEALTH SERVICES CORP.
                                DIAGNOSTIC SOLUTIONS CORP.
                                MAXUM HEALTH SERVICES
                                         OF NORTH TEXAS, INC.
                                MAXUM HEALTH SERVICES
                                         OF DALLAS, INC.
                                NDDC, INC.
                                SIGNAL MEDICAL SERVICES, INC.
                                MRI ASSOCIATES, L.P.

                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

                                  SCHEDULE 2(d)

                             COMMERCIAL TORT CLAIMS

                                  SCHEDULE 4(a)

        MERGERS, CONSOLIDATIONS, CHANGE IN STRUCTURE OR USE OF TRADENAMES

                                  SCHEDULE 4(b)

                            MOBILE MRI/IMAGING UNITS

                                SCHEDULE 5(d)(i)

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                   COPYRIGHTS

United States Copyright Office

Gentlemen:

                  Please be advised that pursuant to the Security Agreement dated as of October 17, 2001 (as the same may be amended, modified, extended or restated from time to time, the "Security Agreement") by and among the Obligors party thereto (each an "Obligor" and collectively, the "Obligors") and Bank of America, N.A., as administrative agent (the "Administrative Agent") for the Lenders referenced therein (the "Lenders"), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown below to the Administrative Agent for the ratable benefit of the Lenders:

                                   COPYRIGHTS

                                                                   Date of
        Copyright No.          Description of Copyright           Copyright
        -------------          ------------------------           ---------



                             Copyright Applications

           Copyright            Description of Copyright      Date of Copyright
        Applications No.              Applied For               Applications
        ----------------        ------------------------      -----------------


                  The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

                                    Very truly yours,

                                    ----------------------------------
                                    [Obligor], a [jurisdiction of organization]

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    [Address of Obligor]


Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

                                SCHEDULE 5(d)(ii)

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                     PATENTS

United States Patent and Trademark Office

Gentlemen:

                  Please be advised that pursuant to the Security Agreement dated as of October 17, 2001 (as the same may be amended, modified, extended or restated from time to time, the "Security Agreement") by and among the Obligors party thereto (each an "Obligor" and collectively, the "Obligors") and Bank of America, N.A., administrative agent (the "Administrative Agent") for the Lenders referenced therein (the "Lenders"), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the patents and patent applications shown below to the Administrative Agent for the ratable benefit of the Lenders:

                                    PATENTS

                                    Description of Patent             Date of
        Patent No.                          Item                      Patent
        ----------                  ---------------------             -------



                              Patent Applications

            Patent               Description of Patent          Date of Patent
        Applications No.              Applied For                Applications
        ----------------         ---------------------          --------------


                  The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

                                    Very truly yours,

                                    [Obligor], a [jurisdiction of organization]

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    [Address of Obligor]


Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

                               SCHEDULE 5(d)(iii)

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                   TRADEMARKS

United States Patent and Trademark Office

Gentlemen:

                  Please be advised that pursuant to the Security Agreement dated as of October 17, 2001 (as the same may be amended, modified, extended or restated from time to time, the "Security Agreement") by and among the Obligors party thereto (each an "Obligor" and collectively, the "Obligors") and Bank of America, N.A., as administrative agent (the "Administrative Agent") for the Lenders referenced therein (the "Lenders"), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Administrative Agent for the ratable benefit of the Lenders:

                                   TRADEMARKS

                                 Description of Trademark             Date of
        Trademark No.                     Item                       Trademark
        -------------            ------------------------            ---------



                             Trademark Applications

           Trademark           Description of Trademark      Date of Trademark
        Applications No.              Applied For               Applications
        ----------------       ------------------------      -----------------


                  The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

                                   Very truly yours,

                                   ----------------------------------
                                   [Obligor], a [jurisdiction of organization]

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                   [Address of Obligor]


Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

                                EXHIBIT 2.1(b)(i)

                           FORM OF NOTICE OF BORROWING

Bank of America, N. A.,
  as Administrative Agent for the Lenders
101 North Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

Ladies and Gentlemen:

         The undersigned, InSight Health Services Corp. (the "Borrower"), refers to the Credit Agreement dated as of October 17, 2001 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders, The CIT Group/Business Credit, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent, and Bank of America, N. A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. [The Borrower hereby gives notice pursuant to Section 2.1 of the Credit Agreement that it requests a Revolving Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:]1 [The Borrower hereby gives notice pursuant to Section 2.3 of the Credit Agreement that it requests a Delayed-Draw Term Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:]2 [The Borrower hereby gives notice pursuant to Section 2.4 of the Credit Agreement that it requests the Tranche B Term Loan under the Credit Agreement on the Closing Date, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:](3)

[(A)  Date of Borrowing (which is a Business Day)  ____________________](1), (2)

[(B)  Principal Amount of Borrowing                ____________________](1), (2)

(C)   Interest rate basis                          ____________________

(D)   Interest Period and the last day thereof     ____________________

         In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in clause (b) of such Section, and confirms that the matters referenced in clauses (c), (d) and (e) of such Section, are true and correct.

                              InSight Health Services Corp.

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

(1)   For all Revolving Loans

(2)   For all Delayed-Draw Term Loans

(3)   For the initial advance of the Tranche B Term Loan on the Closing Date

                                 EXHIBIT 2.1(e)

                             FORM OF REVOLVING NOTE

                                                                October 17, 2001

                  FOR VALUE RECEIVED, INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the office of Bank of America, N. A., as administrative agent (the "Administrative Agent"), at 101 North Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of October 17, 2001 among the Borrower, the Guarantors, the Lenders, The CIT Group/Business Credit, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent, and the Administrative Agent (as it may be as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

                  Upon the occurrence and during the continuance of an Event of Default under Section 9.1(a) of the Credit Agreement, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

                  In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

                  This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                    INSIGHT HEALTH SERVICES CORP.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                 EXHIBIT 2.3(f)

                         FORM OF DELAYED-DRAW TERM NOTE

                                                                October 17, 2001

                  FOR VALUE RECEIVED, INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the office of Bank of America, N. A., as administrative agent (the "Administrative Agent"), at 101 North Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of October 17, 2001 among the Borrower, the Guarantors, the Lenders, The CIT Group/Business Credit, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent, and the Administrative Agent (as it may be as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Delayed-Draw Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.3(e) of the Credit Agreement.

                  Upon the occurrence and during the continuance of an Event of Default under Section 9.1(a) of the Credit Agreement, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

                  In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

                  This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                   INSIGHT HEALTH SERVICES CORP.

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                 EXHIBIT 2.4(f)

                           FORM OF TRANCHE B TERM NOTE

$_________________                                              October 17, 2001

                  FOR VALUE RECEIVED, INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the office of Bank of America, N. A., as administrative agent (the "Administrative Agent"), at 101 North Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of October 17, 2001 among the Borrower, the Guarantors, the Lenders, The CIT Group/Business Credit, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent, and the Administrative Agent (as it may be as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Tranche B Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.3(e) of the Credit Agreement.

                  Upon the occurrence and during the continuance of an Event of Default under Section 9.1(a) of the Credit Agreement, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

                  In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

                  This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                  INSIGHT HEALTH SERVICES CORP.

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                   EXHIBIT 3.2

                    FORM OF NOTICE OF CONTINUATION/CONVERSION

Bank of America, N. A.,
  as Administrative Agent for the Lenders
101 North Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

Ladies and Gentlemen:

                  The undersigned, InSight Health Services Corp. (the "Borrower"), refers to the Credit Agreement dated as of October 17, 2001 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders, The CIT Group/Business Credit, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent, and Bank of America, N. A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests a continuation or conversion of a [Revolving Loan] [Delayed-Draw Term Loan] [Tranche B Term Loan] outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such continuation or conversion is requested to be made:

(A)     Loan Type/Tranche

        -----------------------

(B)     Date of Continuation or Conversion
        (which is the last day of the
        the applicable Interest Period)

        -----------------------

(C)     Principal Amount of Continuation or Conversion

        -----------------------

(D)     Interest rate basis

        -----------------------

(E)     Interest Period and the last day thereof
                                                          ----------------------

                                   InSight Health Services Corp.

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                 EXHIBIT 7.1(c)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

                  For the fiscal quarter ended _________________, 20___.

                  I, ______________________, [Title] of InSight Health Services Corp. (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of October 17, 2001 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders, The CIT Group/Business Credit, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent, and Bank of America, N. A., as Administrative Agent:

         a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

         b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date), [no Default or Event of Default exists] [a Default or Event of Default exists caused by ______________ and the Credit Parties propose to take the following actions with respect thereto:
                  __________________________].

                  Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in
Section 7.9 of the Credit Agreement as of the end of the fiscal period referred to above.

                  This ______ day of ___________, 200_


                                   InSight Health Services Corp.

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                       Attachment to Officer's Certificate

                       COMPUTATION OF FINANCIAL COVENANTS

                                  EXHIBIT 7.11

                            FORM OF JOINDER AGREEMENT

                  THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 200_, is by and between _____________________, a
___________________ (the "Subsidiary"), and BANK OF AMERICA, N. A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of October 17, 2001, by and among InSight Health Services Corp., a Delaware corporation (the "Borrower"), the Guarantors, the Lenders, The CIT Group/Business Credit, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent, and Bank of America, N. A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

                  The Credit Parties are required by Section 7.10 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

                  Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

                  1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

                  2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) owned by the Subsidiary. The Subsidiary hereby represents and warrants to the Administrative Agent that:

                  (i) The Subsidiary's jurisdiction of organization, chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

                  (ii) The location of all Collateral owned by the Subsidiary is as shown on Schedule 2 attached hereto.

                  (iii) The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

                  (iv) The patents and trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents and trademarks owned by the Subsidiary.

                  3. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a "Obligor" thereunder as if it had executed the Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Subsidiary hereby pledges and assigns to the Administrative Agent, for the benefit of the Lenders, and grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to Pledged Shares (as such term is defined in Section 2 of the Pledge Agreement) listed on Schedule 5 attached hereto and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

                  4. The address of the Subsidiary for purposes of all notices and other communications is ____________________, ____________________________, Attention of ______________ (Facsimile No.
____________).

                  5. The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under
Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

                  6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

                  7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                  [SUBSIDIARY]

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------


                                  Acknowledged and accepted:

                                  BANK OF AMERICA, N. A.,
                                  as Administrative Agent

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                   SCHEDULE 1
                          TO FORM OF JOINDER AGREEMENT

                           [Chief Executive Office and
                     Chief Place of Business of Subsidiary]

                                   SCHEDULE 2
                          TO FORM OF JOINDER AGREEMENT

                       [Types and Locations of Collateral]

                                   SCHEDULE 3
                          TO FORM OF JOINDER AGREEMENT

                                  [Tradenames]

                                   SCHEDULE 4
                          TO FORM OF JOINDER AGREEMENT

                            [Patents and Trademarks]

                                   SCHEDULE 5
                          TO FORM OF JOINDER AGREEMENT

                                [Pledged Shares]

                                 EXHIBIT 11.3(b)

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         This Assignment and Acceptance Agreement (the "ASSIGNMENT") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.     Assignor:

2.     Assignee:                                                [and is an
                               --------------------------------
                               [Affiliate]  [Approved Fund]](1)

3.     Borrower:               InSight Health Services Corp.

4.    Administrative Agent:    Bank of America, N.A., as the administrative
                               agent under the Credit Agreement

5.     Credit Agreement:       The $275,000,000 Credit Agreement dated as of
                               October 17, 2001 among InSight Health Services
                               Corp., as Borrower, the Guarantors party thereto,
                               the Lenders party thereto, Bank of America, N.A.,
                               as Administrative Agent, The CIT Group/Business
                               Credit, Inc., as Documentation Agent, and First
                               Union National Bank, as Syndication Agent

--------
(1) Select as applicable.

6.    Assigned Interest(2):

                              Total Commitment/       Amount of          Percentage
                                Loans for all     Commitment/Loans    Assigned of Total
    Facility Assigned              Lenders            Assigned        Commitment/Loans
    -----------------              -------            --------        ----------------
  Revolving Commitment          $                  $
                                 ------------       -------------
     Revolving Loans            $                  $                              %
                                 ------------       -------------        ---------
 Delayed-Draw Term Loan
      Commitment(3)
      Tranche ____              $                  $                              %
                                 ------------       -------------        ---------
Delayed-Draw Term Loan(4)
      Tranche ____              $                  $                              %
                                 ------------       -------------        ---------
   Tranche B Term Loan          $                  $                              %
                                 ------------       -------------        ---------

Effective Date: ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

         The terms set forth in this Assignment are hereby agreed to:

                                    ASSIGNOR
                                    [NAME OF ASSIGNOR]

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    ASSIGNEE
                                    [NAME OF ASSIGNEE]

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


--------
2    Complete as applicable

3 Add additional lines if more than one Delayed-Draw Term Loan Commitment Tranche is being assigned.

4 Add additional lines if more than one Delayed-Draw Term Loan Tranche is being assigned.

Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


INSIGHT HEALTH SERVICES CORP.


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------




If this is an assignment of all or a portion of the Revolving Loans or Revolving
Commitments:

Consented to:

BANK OF AMERICA, N.A., as
Issuing Lender

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                     ANNEX 1

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ACCEPTANCE AGREEMENT

         1. Representations and Warranties.

         1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and the Assignor shall be released from such obligations, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a foreign Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make is own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts, which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.

                 SCHEDULE 1.1A - SCHEDULED FINANCIAL INFORMATION


                                                    Q3-01        Q4-01
       all figures in thousands                     Mar-01      June-01
       ========================                     ======      =======
CONSOLIDATED CAPITAL EXPENDITURES                  $   735      $ 7,910


CONSOLIDATED EBITDA                                $21,097      $22,265


CONSOLIDATED MAINTENANCE CAPITAL EXPENDITUREs      $   435      $ 4,210


CONSOLIDATED RENTAL EXPENSE                        $ 3,299      $ 2,712

                         SCHEDULE 1.1B - JOINT VENTURES

1.       Berwyn Magnetic Resonance Center, LLC

2.       Connecticut Lithotripsy, LLC

3.       Daniel Freeman MRI, LLC

4.       Dublin Diagnostic Imaging, LLC

5.       Garfield Imaging Center, Ltd.

6.       Granada Hills Open MRI, LLC

7.       InSight-Premier Health, LLC

8.       Lockport MRI, LLC

9.       Southern Connecticut Imaging Centers, LLC*

10.      St. John's Regional Imaging Center, LLC

11.      Sun Coast Imaging Center, LLC

12.      Toms River Imaging Associates, L.P.

13.      Wilkes-Barre Imaging, LLC

14.      Central Maine Magnetic Imaging Associates*

15.      Greater Waterbury Imaging Center, L.P.*

16.      Maine Molecular Imaging, LLC*

17.      Metabolic Imaging of Kentucky, LLC*

18.      Northern Indiana Oncology Center of Porter Memorial Hospital, LLC*

19.      Parkway Imaging Center, LLC*

---------
*    Unrestricted Joint Venture

                            SCHEDULE 6.9 - LITIGATION


None.

                              SCHEDULE 6.12 - ERISA

None.

                      SCHEDULE 6.13A - CONSOLIDATED PARTIES

                    CORPORATE AND CAPITAL OWNERSHIP STRUCTURE


COMPANY NAME:  INSIGHT HEALTH SERVICES ACQUISITION CORP.

                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
   InSight Health
 Services Holdings
       Corp.                  1                 Common                 0

COMPANY NAME:  INSIGHT HEALTH SERVICES CORP.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
   InSight Health
 Services Holdings
       Corp.                  1                 Common                 0

COMPANY NAME:  DIAGNOSTIC SOLUTIONS CORP.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
    Maxum Health
   Services Corp.           1,000               Common                 0

COMPANY NAME:  INSIGHT HEALTH CORP.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
   InSight Health
   Services Corp.           1,000               Common                 0

COMPANY NAME:  MAXUM HEALTH CORP.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
InSight Health
Services Corp.              1,000               Common                 0

COMPANY NAME:  MAXUM HEALTH SERVICES CORP.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
 Maxum Health Corp.         1,000               Common                 0

COMPANY NAME:  MAXUM HEALTH SERVICES OF DALLAS, INC.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    Maxum Health
   Services Corp.           1,000               Common                 0

COMPANY NAME:  MAXUM HEALTH SERVICES OF NORTH TEXAS, INC.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
    Maxum Health
   Services Corp.           1,000               Common                 0

COMPANY NAME:  NDDC, INC.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
    Maxum Health
   Services Corp.           1,000               Common                 0

COMPANY NAME:  OPEN MRI, INC.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
   InSight Health
   Services Corp.           1,000               Common                 0

COMPANY NAME:  RADIOSURGERY CENTERS, INC.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
InSight Health Corp.         100                Common                 0

COMPANY NAME:  SIGNAL MEDICAL SERVICES, INC.
                                                                NUMBER OF SHARES
                                                                   ISSUABLE UPON
                                                                     EXERCISE OR
      NAME OF                                                    CONVERSION OF
    SHAREHOLDER        NUMBER OF SHARES     CLASS OF STOCK    OPTIONS OR WARRANTS
    -----------        ----------------     --------------    -------------------
   InSight Health           1,000               Common                 0
   Services Corp.

COMPANY NAME:  BERWYN MAGNETIC RESONANCE CENTER, LLC
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF MEMBER           PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------           -------------------      -----------------------
   InSight Health Corp.                75%                         0
   VHS of Illinois, Inc.               25%                         0

COMPANY NAME:  CONNECTICUT LITHOTRIPSY, LLC
                                                         NUMBER OF UNITS ISSUABLE
                                                        UPON EXERCISE OR CONVERSION
      NAME OF MEMBER            PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------            -------------------      -----------------------
Signal Medical Services, Inc.          60%                         0
 Robert H. Lovegrove, M.D.          1.350601%                      0
  Jonathan Abel Waxberg,
           M.D.                     1.350601%                      0
Vincent J. Tumminello, M.D.         1.350601%                      0
 Peter F. D'Addario, M.D.           1.350601%                      0
 Michael A. Fischman, M.D.          1.350601%                      0
   Kenneth R. Kurz, M.D.            1.350601%                      0
 Robert F. Morrison, M.D.           1.350601%                      0
  Thomas E. Staley, M.D.            1.350601%                      0
  Anthony Distefano, M.D.           1.350601%                      0

                                                         NUMBER OF UNITS ISSUABLE
                                                        UPON EXERCISE OR CONVERSION
      NAME OF MEMBER            PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------            -------------------      -----------------------
Arthur E. La Montague, Jr.,
           M.D.                     1.350601%                      0
  Robert D. Rodner, M.D.            1.350601%                      0
  Richard S. Allen, M.D.            1.350601%                      0
    Stephen C. Yu, M.D.             1.350601%                      0
  Herbert Schettler, M.D.           1.350601%                      0
   James DeVanney, M.D.             1.350601%                      0
  Anthony D. Quinn, M.D.            1.350601%                      0
  Steven H. Schoenberger,
           M.D.                     1.350601%                      0
Franklin P. Friedman, M.D.          1.350601%                      0
 Laurence D. Muldoon, M.D.          1.350601%                      0
 Martin H. Reichgut, M.D.           1.350601%                      0
   James P. Roach, M.D.             1.350601%                      0
   William C. Weed, M.D.            1.350601%                      0
 Michael J. Flanagan, M.D.          0.906568%                      0
  Robert A. Feldman, M.D.           0.888067%                      0
   Jeffrey M. Wolk, M.D.            0.888067%                      0
   Harvey E. Armel, M.D.            0.765957%                      0
  Jeffrey D. Small, M.D.            0.706763%                      0
   Roger S. Schual, M.D.            0.699352%                      0
   Milton F. Armm, M.D.             0.640148%                      0
   Arthur C. Pinto, M.D.            0.555042%                      0
 Howard L. Zuckerman, M.D.          0.540241%                      0
     Paul Kraus, M.D.               0.514339%                      0

                                                         NUMBER OF UNITS ISSUABLE
                                                        UPON EXERCISE OR CONVERSION
      NAME OF MEMBER            PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------            -------------------      -----------------------
  Nicholas A. Viner, M.D.           0.492137%                      0
   Jerome K. Roth, M.D.             0.370028%                      0

COMPANY NAME:  DANIEL FREEMAN MRI, LLC
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF MEMBER           PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------           -------------------      -----------------------
   InSight Health Corp.               55.6%                        0

 Daniel Freeman Hospital,
           Inc.                       44.4%                        0

COMPANY NAME:  DUBLIN DIAGNOSTIC IMAGING, LLC
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF MEMBER           PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------           -------------------      -----------------------
   InSight Health Corp.                51%                         0

    Stephen J. Pomeranz                49%                         0

COMPANY NAME:  GARFIELD IMAGING CENTER, LTD.
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF PARTNER          PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      ---------------          -------------------      -----------------------
    InSight Health Corp                90%                         0

   Gordon P. Boroditsky                 5%                         0

      F. Clark Gordon                   5%                         0

COMPANY NAME:  GRANADA HILLS OPEN MRI, LLC
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF MEMBER           PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------           -------------------      -----------------------
   InSight Health Corp.               66.6%                        0

                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF MEMBER           PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------           -------------------      -----------------------
International Philanthropic
    Hospital Foundation               33.4%                        0

COMPANY NAME:  INSIGHT-PREMIER HEALTH, LLC
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF MEMBER           PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------           -------------------      -----------------------
   InSight Health Corp.                70%                         0

    Premier Health, LLC                30%                         0

COMPANY NAME:  LOCKPORT MRI, LLC
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF MEMBER           PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------           -------------------      -----------------------
   InSight Health Corp.                70%                         0

      James E. Kelly                   10%                         0

      Jayant G. Kale                   10%                         0

     Charles E. Lannon                 10%                         0

COMPANY NAME:  MRI ASSOCIATES, L.P.
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF PARTNER          PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      ---------------          -------------------      -----------------------
   InSight Health Corp.                99%                         0

   Maxum Health Services                1%                         0
           Corp.

COMPANY NAME:  ST. JOHN'S REGIONAL IMAGING CENTER, LLC
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF MEMBER           PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------           -------------------      -----------------------
   InSight Health Corp.                51%                         0

     CHW Central Coast                 49%                         0

COMPANY NAME:  SUN COAST IMAGING CENTER, LLC
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF MEMBER           PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------           -------------------      -----------------------
   InSight Health Corp.                51%                         0

    Sun Coast Hospital                 49%                         0

COMPANY NAME:  WILKES-BARRE IMAGING, LLC
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF MEMBER           PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      --------------           -------------------      -----------------------
   InSight Health Corp.                90%                         0

        Roy Assael                     10%                         0

COMPANY NAME: TOMS RIVER IMAGING ASSOCIATES, L.P.
                                                        NUMBER OF UNITS ISSUABLE
                                                       UPON EXERCISE OR CONVERSION
      NAME OF PARTNER          PERCENTAGE OF UNITS       OF OPTIONS OR WARRANTS
      ---------------          -------------------      -----------------------
   InSight Health Corp.                50%                         0

Center State Health Services           50%                         0
        Corporation

                 SCHEDULE 6.13B - BORROWER AND ITS SUBSIDIARIES

I.    WHOLLY OWNED SUBSIDIARIES


                                                                                                    NUMBER OF SHARES
                                                                                                      COVERING ALL
                                                                                                  OUTSTANDING OPTIONS,
                                                                                                  WARRANTS, RIGHTS OF
                                                                   NUMBER AND PERCENTAGE OF          CONVERSION OR
                           JURISDICTION OF    NUMBER OF SHARES          SHARES OWNED BY             PURCHASE AND ALL
      COMPANY NAME          INCORPORATION       OUTSTANDING          CONSOLIDATED PARTIES         OTHER SIMILAR RIGHTS
      ------------          -------------       -----------          --------------------         --------------------
InSight Health Services       Delaware       1 share of common    1 share of common stock, par             0
   Acquisition Corp.                          stock, par value       value $0.001 owned by
                                                   $0.001           InSight Health Services
                                                                        Holdings Corp.
                                                                    (100% owned by InSight
                                                                   Health Services Holdings
                                                                            Corp.)

InSight Health Services       Delaware       1 share of common    1 share of common stock, par             0
         Corp.                                stock, par value       value $0.001 owned by
                                                   $0.001           InSight Health Services
                                                                        Holdings Corp.
                                                                    (100% owned by InSight
                                                                   Health Services Holdings
                                                                            Corp.)

                                                                                                    NUMBER OF SHARES
                                                                                                      COVERING ALL
                                                                                                  OUTSTANDING OPTIONS,
                                                                                                  WARRANTS, RIGHTS OF
                                                                   NUMBER AND PERCENTAGE OF          CONVERSION OR
                           JURISDICTION OF    NUMBER OF SHARES          SHARES OWNED BY             PURCHASE AND ALL
      COMPANY NAME          INCORPORATION       OUTSTANDING          CONSOLIDATED PARTIES         OTHER SIMILAR RIGHTS
      ------------          -------------       -----------          --------------------         --------------------
Diagnostic Solutions Corp.    Delaware        1,000 shares of     1,000 shares of common stock,            0
                                               common stock,        $0.1 par value owned by
                                               $0.1 par value     Maxum Health Services Corp.
                                                                     (100% owned by Maxum
                                                                    Health Services Corp.)

  InSight Health Corp.        Delaware          1,000 shares      1,000 shares common stock,               0
                                               common stock,       $0.03 par value owned by
                                              $0.03 par value     InSight Health Services Corp.
                                                                    (100% owned by InSight
                                                                    Health Services Corp.)

   Maxum Health Corp.         Delaware          1,000 shares      1,000 shares common stock,               0
                                               common stock,       $0.01 par value owned by
                                              $0.01 par value     InSight Health Services Corp.
                                                                    (100% owned by InSight
                                                                    Health Services Corp.)

 Maxum Health Services        Delaware        1,000 shares of     1,000 shares of common stock,            0
         Corp.                                 common stock,       $0.10 par value owned by
                                              $0.10 par value         Maxum Health Corp.
                                                                     (100% owned by Maxum
                                                                         Health Corp.)

                                                                                                    NUMBER OF SHARES
                                                                                                      COVERING ALL
                                                                                                  OUTSTANDING OPTIONS,
                                                                                                  WARRANTS, RIGHTS OF
                                                                   NUMBER AND PERCENTAGE OF          CONVERSION OR
                           JURISDICTION OF    NUMBER OF SHARES          SHARES OWNED BY             PURCHASE AND ALL
      COMPANY NAME          INCORPORATION       OUTSTANDING          CONSOLIDATED PARTIES         OTHER SIMILAR RIGHTS
      ------------          -------------       -----------          --------------------         --------------------
Maxum Health Services of        Texas         1,000 shares of     1,000 shares of common stock,            0
      Dallas, Inc.                             common stock,        $0.1 par value owned by
                                               $0.1 par value     Maxum Health Services Corp.
                                                                     (100% owned by Maxum
                                                                    Health Services Corp.)

Maxum Health Services of        Texas         1,000 shares of     1,000 shares of common stock,            0
   North Texas, Inc.                           common stock,        $0.1 par value owned by
                                               $0.1 par value     Maxum Health Services Corp.
                                                                     (100% owned by Maxum
                                                                    Health Services Corp.)

       NDDC, Inc.               Texas         1,000 shares of     1,000 shares of common stock,            0
                                               common stock,        $0.1 par value owned by
                                               $0.1 par value     Maxum Health Services Corp.
                                                                     (100% owned by Maxum
                                                                    Health Services Corp.)

     Open MRI, Inc.           Delaware        1,000 shares of     1,000 shares of common stock,            0
                                               common stock,       $0.01 par value owned by
                                              $0.01 par value     InSight Health Services Corp.
                                                                    (100% owned by InSight
                                                                    Health Services Corp.)

                                                                                                    NUMBER OF SHARES
                                                                                                      COVERING ALL
                                                                                                  OUTSTANDING OPTIONS,
                                                                                                  WARRANTS, RIGHTS OF
                                                                   NUMBER AND PERCENTAGE OF          CONVERSION OR
                           JURISDICTION OF    NUMBER OF SHARES          SHARES OWNED BY             PURCHASE AND ALL
      COMPANY NAME          INCORPORATION       OUTSTANDING          CONSOLIDATED PARTIES         OTHER SIMILAR RIGHTS
      ------------          -------------       -----------          --------------------         --------------------
Radiosurgery Centers, Inc.    Delaware         100 shares of      100 shares of common stock,              0
                                               common stock,        $.01 par value owned by
                                               $.01 par value        InSight Health Corp.
                                                                    (100% owned by InSight
                                                                         Health Corp.)

Signal Medical Services,      Delaware        1,000 shares of     1,000 shares of common stock,            0
          Inc.                                 common stock,       $.001 par value owned by
                                              $.001 par value     InSight Health Services Corp.
                                                                    (100% owned by InSight
                                                                    Health Services Corp.)

                                                                                                   NUMBER OF UNITS
                                                                                                    COVERING ALL
                                                                                                    OUTSTANDING
                                                                                                      OPTIONS,
                                                                                                  WARRANTS, RIGHTS
                                                                                                  OF CONVERSION OR
                                                                          % OF UNITS              PURCHASE AND ALL
                                                                     OUTSTANDING OWNED BY           OTHER SIMILAR
            COMPANY NAME           JURISDICTION OF ORGANIZATION      CONSOLIDATED PARTIES              RIGHTS
            ------------           ----------------------------      --------------------              ------

        MRI Associates, L.P.                   Indiana               99% InSight Health Corp.             0
                                                                     1% Maxum Health
                                                                     Services Corp.

II.   Joint Ventures

                                                                                                   NUMBER OF UNITS
                                                                                                    COVERING ALL
                                                                                                    OUTSTANDING
                                                                                                      OPTIONS,
                                                                                                  WARRANTS, RIGHTS
                                                                                                  OF CONVERSION OR
                                                                          % OF UNITS              PURCHASE AND ALL
                                                                     OUTSTANDING OWNED BY           OTHER SIMILAR
            COMPANY NAME           JURISDICTION OF ORGANIZATION      CONSOLIDATED PARTIES              RIGHTS
            ------------           ----------------------------      --------------------              ------
Berwyn Magnetic Resonance Center,            Illinois                75% InSight Health Corp.            0
               LLC

   Connecticut Lithotripsy, LLC            Connecticut               60% Signal Medical                  0

                                                                                                   NUMBER OF UNITS
                                                                                                    COVERING ALL
                                                                                                    OUTSTANDING
                                                                                                      OPTIONS,
                                                                                                  WARRANTS, RIGHTS
                                                                                                  OF CONVERSION OR
                                                                          % OF UNITS              PURCHASE AND ALL
                                                                     OUTSTANDING OWNED BY           OTHER SIMILAR
            COMPANY NAME           JURISDICTION OF ORGANIZATION      CONSOLIDATED PARTIES              RIGHTS
            ------------           ----------------------------      --------------------              ------
                                                                     Services, Inc.
     Daniel Freeman MRI, LLC                California               55.6% InSight Health                 0
                                                                     Corp.

  Dublin Diagnostic Imaging, LLC               Ohio                  51% InSight Health Corp.             0

  Garfield Imaging Center, Ltd.             California               90% InSight Health Corp.             0

   Granada Hills Open MRI, LLC              California               66.6% InSight Health                 0
                                                                     Corp.

   InSight-Premier Health, LLC                Maine                  70% InSight Health Corp.             0

        Lockport MRI, LLC                    New York                70% InSight Health Corp.             0

St. John's Regional Imaging Center,         California               51% InSight Health Corp.             0
               LLC

  Sun Coast Imaging Center, LLC              Florida                 51% InSight Health Corp.             0

Toms River Imaging Associates, L.P.         New Jersey               50% InSight Health Corp.             0

                                                                                                   NUMBER OF UNITS
                                                                                                    COVERING ALL
                                                                                                    OUTSTANDING
                                                                                                      OPTIONS,
                                                                                                  WARRANTS, RIGHTS
                                                                                                  OF CONVERSION OR
                                                                          % OF UNITS              PURCHASE AND ALL
                                                                     OUTSTANDING OWNED BY           OTHER SIMILAR
            COMPANY NAME           JURISDICTION OF ORGANIZATION      CONSOLIDATED PARTIES              RIGHTS
            ------------           ----------------------------      --------------------              ------
    Wilkes-Barre Imaging, LLC              Pennsylvania              90% InSight Health Corp.            0

                    SCHEDULE 6.16 - ENVIRONMENTAL DISCLOSURES

None.

                      SCHEDULE 6.17 - INTELLECTUAL PROPERTY

a. InSight Health Services and Design - Service Mark Reg. No. 2,229,303 registered March 2, 1999

b.   InSight - Service Mark Reg. No. 2,485,208 registered September 4, 2001

c. Maxum X and Design - Service Mark Reg. No. 1,634,498, registered February 5, 1991 (renewal application filed)

d.   Open MRI and Design - Service Mark Reg. No. 2,432,997 registered March 6,
     2001

e. Ocean Medical Imaging Center- Service Mark Reg. No. 12344, registered December 1, 1993 (New Jersey)

f.   OMIC- Service Mark Reg. No. 12370, registered December 30, 1993 (New
     Jersey)

                       SCHEDULE 6.20(A) - REAL PROPERTIES

I.   OWNED LAND AND OWNED IMPROVEMENTS

          OWNER                           ADDRESS                      COUNTY

1.   InSight Health Corp.           1199 8th Avenue, Fort Worth,       Tarrant
                                    Texas
2.   InSight Health Corp.           1301 McCallie Avenue,             Hamilton
                                    Chattanooga, Tennessee



II.  OWNED LAND - UNIMPROVED

          OWNER                           ADDRESS                      COUNTY

     InSight Health Corp.           12th Avenue, Fort Worth,           Tarrant
                                    Tarrant County, Texas

III. GROUND LEASES WITH OWNED IMPROVEMENTS

          CENTER                                   ADDRESS                COUNTY

1.   Berwyn Magnetic Resonance Center*        3345 South Oak Park Avenue,  Cook
     Landlord:                                Berwyn, Illinois
     MacNeal Management Services, Inc.
     Tenant:
     Berwyn Magnetic Resonance Center, LLC

2.   Diagnostic Outpatient Center             300 West 61st Avenue,        Lake
     Landlord:                                Hobart, Indiana
     Lakeshore Health System, Inc. d/b/a
       St. Mary
     Medical Center - Hobart
     Tenant:
     InSight Health Corp.

3.   Garfield Imaging Center*                 555 North Garfield Avenue,  Los Angeles
     Landlord:                                Monterey Park, California
     NME Hospitals, Inc.
     Tenant:
     Garfield Imaging Center, Ltd.

4.   LAC+USC Imaging Science Center           1744 Zonal Avenue, Los      Los Angeles
     Landlord:                                Angeles, California
     County of Los Angeles
     Tenant:
     InSight Health Corp. (formerly
      American Health Services Corp.)

          CENTER                                   ADDRESS                   COUNTY

5.   Harbor/UCLA Diagnostic Imaging Center    21828 South Normandie          Los Angeles
     Landlord:                                Avenue, Torrance, California
     County of Los Angeles
     Tenant:
     InSight Health Corp. (successor-in-
      interest to International Imaging
      Equities 84-6, Inc.)

6.   Sun Coast Imaging Center*                2025 Indian Rocks Road,         Pinellas
     Landlord:                                Largo, Florida
     Sun Coast Hospital, Inc.
     Tenant:
     Sun Coast Imaging Center, LLC

7.   Open MRI Center of Granada Hills*        10461 Balboa Boulevard,        Los Angeles
     Landlord:                                Granada Hills, California
     International Philanthropic Hospital
      Foundation
     d/b/a Granada Hills Community Hospital
     Tenant:
     Granada Hills Open MRI, LLC

8.   Wilkes-Barre Imaging Center*             146 Mundy Street, Wilkes-        Luzerne
     Landlord:                                Barre, Pennsylvania
     Allied Healthcare Services, Inc.
     Tenant:
     Wilkes-Barre Imaging, LLC

IV.  LEASED PROPERTIES

          CENTER/OFFICE                             ADDRESS                COUNTY


1.   Broad Street Imaging Center*             750 East Broad Street,        Franklin
     Landlord:                                Columbus, Ohio
     Broad Street Proscan Imaging Ltd.
     Tenant:
     InSight Health Corp.

2.   Daniel Freeman Marina MRI Center         4658 Lincoln Blvd., Marina   Los Angeles
     Landlord:                                Del Rey, California
     Daniel Freeman Hospitals Incorporated
      d/b/a
     Daniel Freeman Marina Hospital
     Tenant:
     Daniel Freeman MRI, LLC

3.   Dublin Diagnostic Imaging Center*        4351 Dale Drive, Suite 1000,  Franklin
     Landlord:                                Dublin, Ohio
     Dublin Imaging and Sports Medicine
      Building, Ltd.
     Tenant:
     Dublin Diagnostic Imaging, LLC

4.   InSight Diagnostic Imaging Centers -     5040 North 15th Avenue.       Maricopa
      Camelback*                              #401, Phoenix, Arizona
     Landlord:
     Camelback Medical Plaza Associates,
      LLP
     Tenant:
     InSight Health Corp. (successor-in-
      interest to Princeps Southwest LLC)

          CENTER/OFFICE                           ADDRESS                    COUNTY

5.   InSight Diagnostic Imaging Centers -
       Peoria*                                 13660 North 94th Drive, #D1,  Maricopa
                                               D2, and D4 Peoria, Arizona
     Landlord:
     Plaza del Rio Properties, LLC
     Tenant:
     InSight Health Corp.   Suite # D1

     Landlord:
     Plaza del Rio Properties, LLC
     Tenant:
     InSight Health Corp.   Suites # D2
                            and D4

6.   InSight Diagnostic Imaging Centers -
      Tempe*                                  1950 East Southern Avenue,     Maricopa
     Landlord:                                #105, Tempe, Arizona
     Tierra Firme One, LLC
     Tenant:
     InSight Health Corp.

7.   InSight Diagnostic Imaging Centers -
       Thomas                                 1848 East Thomas Road,         Maricopa
     Imaging*                                 Phoenix, Arizona
     Landlord:
     Fortuna Water Company
     Tenant:
     InSight Health Corp.

8.   InSight Diagnostic Imaging Centers -     2921 North 18th Place,         Maricopa
      Thomas                                  Phoenix, Arizona
     Road MRI*

          CENTER/OFFICE                             ADDRESS                COUNTY

     Landlord:
     Imrad, Inc.
     Tenant:
     InSight Health Corp.

9.   InSight Mountain Diagnostics*            800 Shadow Lane, Las Vegas,    Clark
     Landlord:                                Nevada
     Borstein Partners, Ltd.
     Tenant:
     InSight Health Corp.

10.  InSight Open MRI of Indianapolis*        8850 Shelby Street, #B1,       Marion
     Landlord:                                Indianapolis, Indiana
     Greg Allen & Associates
     Tenant:
     InSight Health Corp.

11.  InSight Open MRI -  Southern Regional*   590 Missouri Avenue, #200,     Clark
     Landlord:                                Clarksville, Indiana
     Commercial Logistics Corporation
     Tenant:
     InSight Health Corp.

12.  Marshwood Imaging Center*                Oak Hill Plaza, 33 Gorham    Cumberland
     Landlord:                                Road, Scarborough, Maine
     JDR Trust II
     Tenant:
     InSight - Premier Health, LLC

13.  Storage Space*                           2603-D 8th Avenue, Fort       Tarrant

          CENTER/OFFICE                             ADDRESS                   COUNTY

     Landlord:                                Worth, Texas
     Fort Worth C & R, Inc
     Tenant:
     InSight Health Corp.

14.  Maxum Diagnostic Center - Forest Lane*   11617 North Central             Dallas
     Landlord:                                Expressway, Suite 132, Dallas,
     ASG Central Forest, Ltd. (successor-     Texas
      in-interest to Century Properties
      Fund XIII)
     Tenant:
     NDDC, Inc.

15.  Maxum Diagnostic Center - Preston Road*  17950 Preston Road, Suite       Dallas
     Landlord:                                120, Dallas, Texas
     17950 Partners, Ltd.
     Tenant:
     InSight Health Corp.

16.  Northtowns Imaging - Amherst*            8750 Transit Road, Suite 115,   Erie
     Landlord:                                Amherst, New York
     NPC, LLC
     Tenant:
     Lockport MRI, LLC

17.  Northtowns Imaging - Lockport*           170 Professional Parkway        Niagara
     Landlord:                                South, Lockport, New York
     Ulrich Development Company, LLC
     Tenant:
     Lockport MRI, LLC

          CENTER/OFFICE                             ADDRESS                  COUNTY

18.  Northtowns Imaging - Maple Road*          61 Maple Road, Williamsville,  Erie
     Landlord:                                 New York
     61 Maple Road Associates, LLC
     Tenant:
     Family Care Physicians
     Sublessee:
     Northtowns Medical Associates, PC
      (Lockport MRI, LLC)

19.  Northtowns Imaging - North Tonawanda*     624 River Road,                Erie
     Landlord:                                 Suite A5
     RER, LLC                                  North Tonawanda, New York
     Tenant:
     Lockport MRI, LLC

20.  Northtowns Imaging - Tonawanda*           2828 Sheridan Drive,           Erie
     Landlord:                                 Tonawanda, New York
     J.R. Nuchereno & Sons
     Tenant:
     Lockport MRI, LLC

21.  Northtowns Imaging - Williamsville*       1000 Youngs Road,              Erie
     Landlord:                                 Suite 106, Williamsville, New
     Meadowlands Professional Park Company     York
     Tenant:
     Lockport MRI, LLC

          CENTER/OFFICE                              ADDRESS                COUNTY

22.  Open MRI of Hayward*                 3521 Investment Boulevard,          Alameda
     Landlord:                            Suites 5 and 6, Hayward,
     PGP Northern Industrial, LP          California
     (successor-in- interest to Eden
      Plaza Associates)
     Tenant:
     InSight Health Corp.

23.  Open MRI of Orange County*           2620 South Bristol Street,         Orange
     Landlord:                            Santa Ana, California
     CP Bristol, LLC
     Tenant:
     InSight Health Corp.

24.  Open MRI of Pleasanton*              Rose Pavillion Shopping            Alameda
     Landlord:                            Center, 4225 Rosewood Drive,
     New Plan Excel Realty Trust, Inc.    Suites 4, 5, and 6, Pleasanton,
     Tenant:                              California
     InSight Health Corp. d/b/a Open MRI
      of Pleasanton

25.  Redwood City MRI*                    345 Convention Way, Suite          San Mateo
     Landlord:                            D1, Redwood City, California
     Brugger Corporation
     Tenant:
     InSight Health Corp.

          CENTER/OFFICE                             ADDRESS                COUNTY

26.  St. John's Regional Imaging Center*    1700 North Rose, Suite 110,       Ventura
     Landlord:                              Oxnard, California
     CHW Central Coast
     Tenant:
     St. John's Regional Imaging Center,
      LLC

27.  The Imaging Center at Murfreesboro*    1001 and 1005 North Highland     Rutherford
     Landlord:                              Avenue, Murfreesboro,
     Marlin Properties, LLC                 Tennessee
     Tenant:
     InSight Health Corp.

28.  Thorn Run MRI*                         935 Thorn Run Road, Suite         Allegheny
     Landlord:                              116, Coraopolis, Pennsylvania
     Sewickley Valley Hospital
     Tenant:
     Maxum Health Services Corp.

29.  Washington Magnetic Resonance Center*  12455 East Washington            Los Angeles
     Landlord:                              Boulevard, Whittier,
     Washington Magnetic Resonance Center   California
     Tenant:
     InSight Health Corp.

30.  Eastern Regional Office*               74 and 76 Batterson Park           Hartford
     Landlord:                              Road, Farmington,
     Fusco Farmington Associates Limited    Connecticut
     Partnership
     Tenant:
     InSight Health Corp.

          CENTER/OFFICE                           ADDRESS                 COUNTY

31.  Western Region Billing Office*   3501 S. Harbor Blvd, Suite             Orange
     Landlord:                        210, Santa Ana, California
     The John R. Saunders Trust
     Tenant:
     InSight Health Corp.

32.  Corporate Office*                4400 MacArthur Blvd., Suites           Orange
     Landlord:                        800, 830, 880 and 740,
     Koll Center Newport Number 9     Newport Beach, California
     Tenant:
     InSight Health Corp.

33.  Midwest Billing Office*          8585 Broadway, Merrillville,           Lake
     Landlord:                        Indiana
     NBD Bank, N.A.
     Tenant:
     InSight Health Corp.

34.  Former DSC General Offices*      1170 Griffith Road, Space 9,           Lake
     Landlord:                        Lake Forest, Illinois
     Westwood Square Partnership
     Tenant:
     Diagnostic Solutions Corp.

35.  Storage Space*                   16745 South Lathrop Ave,               Cook
     Landlord:                        Harvey, Illinois
     AK Associates, LLC
     Tenant:
     InSight Health Corp.

          CENTER/OFFICE                             ADDRESS                  COUNTY

36.  Billing Office*                          1836 East Thomas Road,           Maricopa
     Landlord:                                Phoenix, Arizona
     Prim & Property, LLC
     Tenant:
     InSight Health Corp. d/b/a/ InSight
      Diagnostic Centers

37.  General Office*                          1797 W. University, Suites       Maricopa
     Landlord:                                168, 169, and 170, Tempe,
     PS Business Parks, L.P.                  Arizona
     Tenant:
     InSight Health Corp.

38.  Eastern Region Office*                   120 Gibraltar Road, Suite 210,   Montgomery
     Landlord:                                Horsham, Pennsylvania
     Liberty Property Limited Partnerships
     Tenant:
     Complete Care Services, Inc.
     Sublessee:
     InSight Health Corp.

39.  Wilkes-Barre Billing Office*             150 Mundy Street, Wilkes-        Luzerne
     Landlord:                                Barre, Pennsylvania
     Family Physicians Associates of
     Wyoming
     Valley, P.C.
     Tenant:
     Wilkes-Barre Imaging, LLC

          CENTER/OFFICE                             ADDRESS                COUNTY

40.  Western Region Office*                22342 Avenida Empersa, Suite        Orange
     Landlord:                             165, Rancho Santa Margarita,
     Olen Commercial Realty Corp., a       California
     Nevada corporation
     Tenant:
     InSight Health Corp.

41.  Maine Billing Office*                 51 Nonesuch Plaza                 Cumberland
     Landlord:  Gringolet Associates       2nd Floor
     Tenant:                               Scarborough, Maine
     InSight Health Corp.

42.  Proposed New Center*                  1012 Union Street                  Penobscot
     Landlord:  Hilltop, Inc.              Bangor, Maine
     Tenant:
     InSight-Premier Health, LLC

43.  Ocean Medical Imaging Center*         21 Stockton Drive                    Ocean
     Landlord: Center State Health Group,  Toms River, New Jersey
      Inc.
     Tenant: OMIC Development Corp.
     Sublessee: Toms River Imaging
      Associates, L.P.

* Excluded Property

                     SCHEDULE 6.20(b) - COLLATERAL LOCATIONS

          CREDIT PARTY                      COLLATERAL LOCATION

1.   InSight Health Corp.                 Maxum Diagnostic Center
                                          8th Avenue, 1199 8th Avenue
     Maxum Health Services of North       Fort Worth, Texas
     Texas, Inc.

2.   InSight Health Corp.                 Chattanooga Outpatient Center
                                          1301 McCallie Avenue
                                          Chattanooga, Tennessee

3.   InSight Health Corp.                 Northern Indiana Oncology Center
                                          54 Roosevelt Road
                                          Valapariso, Indiana

4.   InSight Health Corp.                 Berwyn Magnetic Resonance Center
                                          3345 South Oak Park Avenue
                                          Berwyn, Illinois

5.   InSight Health Corp.                 Diagnostic Outpatient Center
                                          300 West 61st Avenue
     MRI Associates, L.P.                 Hobart, Indiana

6.   InSight Health Corp.                 Garfield Imaging Center
                                          555 North Garfield Avenue
                                          Monterey Park, California

7.   InSight Health Corp.                 LAC+USC Imaging Science Center
                                          1744 Zonal Avenue
                                          Los Angeles, California

8.   InSight Health Corp.                 Harbor/UCLA Diagnostic Imaging Center
                                          21828 South Normandie Avenue
                                          Torrance, California

9.   InSight Health Corp.                 Sun Coast Imaging Center
                                          2025 Indian Rocks Road
                                          Largo, Florida

10.  InSight Health Corp.                 Open MRI Center of Granada Hills
                                          10461 Balboa Boulevard,
                                          Granada Hills, California

          CREDIT PARTY                      COLLATERAL LOCATION

11.  InSight Health Corp.                 Wilkes-Barre Imaging Center
                                          146 Mundy Street
                                          Wilkes-Barre Pennsylvania

12.  InSight Health Corp.                 Broad Street Imaging Center
                                          750 East Broad Street
                                          Columbus, Ohio

13.  InSight Health Corp.                 Central Maine Imaging Center
                                          287 Main Street Plaza, Suite 100
     Maxum Health Services Corp.          Lewiston, Maine

14.  InSight Health Corp.                 Daniel Freeman Marina MRI Center
                                          4658 Lincoln Blvd.
                                          Marina Del Rey, California

15.  InSight Health Corp.                 Dublin Diagnostic Imaging Center
                                          4351 Dale Drive, Suite 1000
                                          Dublin, Ohio

16.  InSight Health Corp.                 Greater Waterbury Imaging Center
                                          64 Robbins Street
     Signal Medical Services, Inc.        Waterbury, Connecticut

17.  InSight Health Corp.                 InSight Diagnostic Imaging Centers -
                                          Camelback
                                          5040 North 15th Avenue, #401
                                          Phoenix, Arizona

18.  InSight Health Corp.                 InSight Diagnostic Imaging Centers - Peoria
                                          13660 North 94th Drive, #D1, D2, and D4
                                          Peoria, Arizona

19.  InSight Health Corp.                 InSight Diagnostic Imaging Centers - Tempe
                                          1950 East Southern Avenue, #105
                                          Tempe, Arizona

20.  InSight Health Corp.                 InSight Diagnostic Imaging Centers - Thomas
                                          Imaging
                                          1848 East Thomas Road
                                          Phoenix, Arizona

          CREDIT PARTY                      COLLATERAL LOCATION

21.  InSight Health Corp.                 InSight Diagnostic Imaging Centers - Thomas
                                          Road MRI
                                          2921 North 18th Place
                                          Phoenix, Arizona

22.  InSight Health Corp.                 InSight Mountain Diagnostics
                                          800 Shadow Lane
                                          Las Vegas, Nevada

23.  InSight Health Corp.                 InSight Open MRI of Indianapolis
                                          8850 Shelby Street, #B1
                                          Indianapolis, Indiana

24.  InSight Health Corp.                 InSight Open MRI - Southern Regional
                                          590 Missouri Avenue, #200
                                          Clarksville, Indiana

25.  InSight Health Corp.                 Marshwood Imaging Center
                                          Oak Hill Plaza, 33 Gorham Road,
                                          Scarborough, Maine

26.  InSight Health Corp.                 Storage Space
                                          2603-D 8th Avenue
                                          Fort Worth, Texas

27.  InSight Health Corp.                 Maxum Diagnostic Center - Forest Lane
                                          11617 North Central Expressway, Suite 132,
     NDDC, Inc.                           Dallas, Texas

28.  InSight Health Corp.                 Maxum Diagnostic Center - Preston Road
                                          17950 Preston Road, Suite 120
     Maxum Health Services of Dallas,     Dallas, Texas
     Inc.

29.  InSight Health Corp.                 Metabolic Imaging of Kentucky
                                          6420 Dutchmans Parkway, Suite 385,
                                          Louisville, Kentucky

30.  InSight Health Corp.                 Portage Community Hospital, Suite 8,
                                          Valparaiso, Indiana

31.  InSight Health Corp.                 Northtowns Imaging - Amherst
                                          8750 Transit Road, Suite 115
                                          Amherst, New York

          CREDIT PARTY                      COLLATERAL LOCATION

32.  InSight Health Corp.                 Northtowns Imaging - Lockport
                                          170 Professional Parkway South
                                          Lockport, New York

33.  InSight Health Corp.                 Northtowns Imaging - Maple Road
                                          61 Maple Road
                                          Williamsville, New York

34.  InSight Health Corp.                 Northtowns Imaging - North Tonawanda
                                          624 River Road
                                          Suite A5
                                          North Tonawanda, New York

35.  InSight Health Corp.                 Northtowns Imaging - Tonawanda
                                          2828 Sheridan Drive
                                          Tonawanda, New York

36.  InSight Health Corp.                 Northtowns Imaging - Williamsville
                                          1000 Youngs Road
                                          Suite 106
                                          Williamsville, New York

37.  InSight Health Corp.                 Ocean Medical Imaging Center
                                          21 Stockton Drive
                                          Toms River, New Jersey

38.  InSight Health Corp.                 Open MRI of Hayward
                                          3521 Investment Boulevard, Suites 5 and 6
     Open MRI, Inc.                       Hayward, California

39.  InSight Health Corp.                 Open MRI of Orange County
                                          2620 South Bristol Street
                                          Santa Ana, California
     Open MRI, Inc.

40.  InSight Health Corp.                 Open MRI of Pleasanton
                                          Rose Pavillion Shopping Center,
                                          4225 Rosewood Drive, Suites 4, 5, and 6,
                                          Pleasanton, California

41.  InSight Health Corp.                 Parkway Imaging Center
                                          100 North Green Valley Parkway, Suite 130,
                                          Henderson, Nevada

          CREDIT PARTY                      COLLATERAL LOCATION

42.  InSight Health Corp.                 Redwood City MRI
                                          345 Convention Way, Suite D1
                                          Redwood City, California

43.  InSight Health Corp.                 St. John's Regional Imaging Center
                                          1700 North Rose, Suite 110,
                                          Oxnard, California

44.  InSight Health Corp.                 The Imaging Center at Murfreesboro
                                          1001 and 1005 North Highland Avenue,
                                          Murfreesboro, Tennessee

45.  InSight Health Corp.                 Thorn Run MRI
                                          935 Thorn Run Road, Suite 116,
     Maxum Health Services Corp.          Coraopolis, Pennsylvania

46.  InSight Health Corp.                 Washington Magnetic Resonance Center
                                          12455 East Washington Boulevard,
                                          Whittier, California

47.  InSight Health Corp.                 Whitney Imaging Center
                                          Spring Glen Medical Center
                                          2200 Whitney Avenue
                                          Suites 120, 130 and 150
                                          Hamden, Connecticut

48.  InSight Health Corp                  Eastern Regional Office
                                          74 and 76 Batterson Park Road
                                          Farmington, Connecticut

49.  InSight Health Corp.                 Western Region Billing Office
                                          3501 S. Harbor Blvd, Suite 210
                                          Santa Ana, California

50.  InSight Health Corp.                 Corporate Office
                                          4400 MacArthur Blvd., Suites 800, 830, 880
                                          and 740
                                          Newport Beach, California

51.  InSight Health Corp.                 Midwest Billing Office
                                          8585 Broadway
                                          Merrillville, Indiana

          CREDIT PARTY                      COLLATERAL LOCATION

52.  InSight Health Corp.                 Storage Space
                                          16745 South Lathrop Ave
                                          Harvey, Illinois

53.  InSight Health Corp.                 Billing Office
                                          1836 East Thomas Road
                                          Phoenix, Arizona

54.  InSight Health Corp.                 General Office
                                          1797 W. University, Suites 168, 169, and 170,
                                          Tempe, Arizona

55.  InSight Health Corp.                 Eastern Region Office
                                          120 Gibraltar Road, Suite 210
                                          Horsham, Pennsylvania

56.  InSight Health Corp.                 Wilkes-Barre Billing Office
                                          150 Mundy Street
                                          Wilkes-Barre, Pennsylvania

57.  InSight Health Corp.                 Western Region Office
                                          22342 Avenida Empersa, Suite 165
                                          Rancho Santa Margarita, California

58.  InSight Health Corp.                 Maine Billing Office
                                          51 Nonesuch Plaza, 2nd Floor
                                          Scarborough, Maine

59.  InSight Health Corp.                 Gamma Knife Center at the University of
                                          Miami/Jackson Memorial
     Radiosurgery Centers, Inc.           1611 N.W. 12th Avenue
                                          North Wing 1 Suite 121G
                                          Miami, Florida

60.  InSight Health Corp.                 Holy Cross Hospital MRI Center
                                          2701 West 68th Street
                                          Chicago, Illinois

61.  InSight Health Corp.                 MRI Center at Martin Luther King Jr./Drew
                                          Medical Center
                                          12021 South Wilmington Avenue
                                          Los Angeles, California

          CREDIT PARTY                      COLLATERAL LOCATION

62.  InSight Health Corp.                 Olive View - UCLA Imaging Center
                                          14445 Olive View Drive
                                          Sylmar, California

63.  InSight Health Corp.                 Rancho Los Amigos MRI Center
                                          12514 Laurel Avenue
                                          Downey, California

64.  InSight Health Corp.                 Matagorda General Hospital d/b/a Matagorda
                                          County Hospital District ,1115 Avenue G
                                          Bay City, TX

65.  InSight Health Corp.                 Community Medical Center
                                          99 Highway 37 West
                                          Toms River, NJ

66.  InSight Health Corp.                 Decatur General Hospital
                                          1201 Seventh Street, S.E.
                                          P.O. Box 2239
                                          Decatur, Al

67.  InSight Health Corp.                 Johnson Memorial Hospital
                                          201 Chestnut Hill Road
                                          Stafford Springs, CT 06076

68.  InSight Health Corp.                 Greenwood Leflore Hospital
                                          1401 River Road
                                          Greenwood, MS

69.  InSight Health Corp.                 Hollywood Diagnostic Center
                                          4224 Hollywood Boulevard
                                          Hollywood, FL

70.  InSight Health Corp.                 South Broward Hospital District d/b/a
                                          Memorial Regional Hospital
                                          3501 Johnson Street
                                          Hollywood, FL

71.  InSight Health Corp.                 Citrus Memorial Health Foundation, Inc.
                                          d/b/a Citrus Memorial Hospital
                                          502 Highland Boulevard
                                          Inverness, FL

          CREDIT PARTY                      COLLATERAL LOCATION

72.  Signal Medical Services, Inc.        Queens Hospital Center
                                          81-68 164th Street
                                          Jamaica, New York
     InSight Health Corp.

73.  InSight Health Corp.                 Lakes Region General Hospital
                                          80 Highland Street
                                          Laconia, NH

74.  InSight Health Corp.                 Lima Memorial Joint Operating Company
                                          d/b/a/ Lima Memorial Hospital
                                          1001 Bellefontaine Avenue
                                          Lima, OH

75.  InSight Health Corp.                 Manchester Memorial Hospital
                                          71 Haynes Street
                                          Manchester, CT

76.  InSight Health Corp.                 Radiological Associates, Inc.
                                          116 Cook Avenue
                                          Meriden, CT

77.  InSight Health Corp.                 Titus Regional Medical Center
                                          2001 N. Jefferson
                                          Mt. Pleasant, TX  75455

78.  InSight Health Corp.                 Pottsville Hospital and Wame Clinic
                                          420 South Jackson Street
                                          Pottsville, PA  17901

79.  InSight Health Corp.                 Christus Health Northern Louisiana d/b/a
                                          Christus Schumpert Highland
                                          1453 E. Bert Kouns Industrial Loop
                                          Shreveport, LA  71105-6050

80.  InSight Health Corp.                 West Georgia Medical Center
                                          1514 Vernon Road
                                          LaGrange, GA  30240

     SCHEDULE 6.20(c) - CHIEF EXECUTIVE OFFICES/PRINCIPAL PLACES OF BUSINESS

                                     JURISDICTION OF
                                      INCORPORATION/                                       PRINCIPAL PLACE OF
          COMPANY NAME                  FORMATION        CHIEF EXECUTIVE OFFICE                  BUSINESS

    InSight Health Services              Delaware        One Federal Street                 One Federal Street
         Holdings Corp.                                  21st Floor                         21st Floor
                                                         Boston, MA  02110                  Boston, MA  02110

    InSight Health Services              Delaware        One Federal Street                 One Federal Street
       Acquisition Corp.                                 21st Floor                         21st Floor
                                                         Boston, MA  02110                  Boston, MA  02110

    InSight Health Services              Delaware        4400 MacArthur Blvd,               4400 MacArthur Blvd,
             Corp.                                       Suite 800                          Suite 800
                                                         Newport Beach, CA                  Newport Beach, CA
                                                         92660                              92660

      Diagnostic Solutions               Delaware        4400 MacArthur Blvd,               4400 MacArthur Blvd,
             Corp.                                       Suite 800                          Suite 800
                                                         Newport Beach, CA                  Newport Beach, CA
                                                         92660                              92660

      InSight Health Corp.               Delaware        4400 MacArthur Blvd,               4400 MacArthur Blvd,
                                                         Suite 800                          Suite 800
                                                         Newport Beach, CA                  Newport Beach, CA
                                                         92660                              92660

       Maxum Health Corp.                Delaware        4400 MacArthur Blvd,               4400 MacArthur Blvd,
                                                         Suite 800                          Suite 800
                                                         Newport Beach, CA                  Newport Beach, CA
                                                         92660                              92660

     Maxum Health Services               Delaware        4400 MacArthur Blvd,               4400 MacArthur Blvd,
             Corp.                                       Suite 800                          Suite 800
                                                         Newport Beach, CA                  Newport Beach, CA
                                                         92660                              92660

     Maxum Health Services                Texas          4400 MacArthur Blvd,               17950 Preston Road,
        of Dallas, Inc.                                  Suite 800                          Suite 120
                                                         Newport Beach, CA                  Dallas, Texas  75252
                                                         92660

                                     JURISDICTION OF
                                      INCORPORATION/                                       PRINCIPAL PLACE OF
          COMPANY NAME                  FORMATION        CHIEF EXECUTIVE OFFICE                  BUSINESS

     Maxum Health Services                Texas          4400 MacArthur Blvd,               1199 Eighth Avenue
      of North Texas, Inc.                               Suite 800                          Fort Worth, Texas
                                                         Newport Beach, CA                  76104
                                                         92660

      MRI Associates, L.P.               Indiana         4400 MacArthur Blvd,               300 West 61st Avenue
                                                         Suite 800                          Hobart, Indiana  46342
                                                         Newport Beach, CA
                                                         92660

           NDDC, Inc.                     Texas          4400 MacArthur Blvd,               11617 North Central
                                                         Suite 800                          Expressway, Suite 132
                                                         Newport Beach, CA                  Dallas, Texas  75243
                                                         92660

         Open MRI, Inc.                  Delaware        4400 MacArthur Blvd,               3521 Investment
                                                         Suite 800                          Boulevard
                                                         Newport Beach, CA                  Suites 5 and 6
                                                         92660                              Hayward, California
                                                                                            94545

                                                                                                           and

                                                                                            2620 South Bristol Street
                                                                                            Santa Ana, California
                                                                                            92704

     Radiosurgery Centers,               Delaware        4400 MacArthur Blvd,               1611 N.W. 12th Avenue
              Inc.                                       Suite 800                          Miami, Florida  33140
                                                         Newport Beach, CA
                                                         92660

         Signal Medical                  Delaware        4400 MacArthur Blvd,               4400 MacArthur Blvd,
         Services, Inc.                                  Suite 800                          Suite 800
                                                         Newport Beach, CA                  Newport Beach, CA
                                                         92660                              92660

                          SCHEDULE 6.23 - BROKERS' FEES

Pursuant to a letter agreement dated January 14, 2001, Shattuck Hammond Partners, in its capacity as financial advisor to the Acquired Company, is entitled to receive $100,000 upon consummation of the Transaction.

Pursuant to a letter agreement dated January 30, 2001, UBS Warburg LLC, in its capacity as financial advisor to the Acquired Company, is entitled to receive approximately $2,800,000 upon consummation of the Transaction.

                            SCHEDULE 7.6 - INSURANCE

                                 [See attached]

                         SCHEDULE 8.1(b) - INDEBTEDNESS

For Indebtedness of Consolidated Parties to InSight Health Corp., see Schedule
8.6 (debt balances of Consolidated Partnerships).

INDEBTEDNESS CONSISTING OF CAPITAL LEASES

                      ALL AMOUNTS ARE AS OF AUGUST 31, 2001

                                                                   DATE OF          MATURITY          INTEREST          BALANCE
COMPANY              PAYEE             DESCRIPTION                   NOTE             DATE              RATE           08/31/01
===================  ============ ============================= ==============  =================  ===============  ===============
IHC                  GE           GE - G1187E                      12/01/99         05/01/04            9.00%            $698,056
IHC                  GE           GE - G1190A                      12/01/99         05/01/04            9.00%            $670,229
IHC                  GE           GE - G1205A                      12/01/99         05/01/04            9.00%            $645,052
IHC                  GE           GE - G1207A                      12/01/99         05/01/04            9.00%            $632,150
IHC                  GE           GE - G3052 (Murf.)               12/01/99         05/01/04            9.00%            $464,768
IHC                  GE           GE - G3063 (Pleasanton)          12/01/99         05/01/04            9.00%            $526,750
IHC                  GE           GE - G3063 (Pleasanton)          02/01/00         05/01/04           10.28%             $20,713
DF                   GE           GE - G3074                       08/01/00         07/01/06            9.30%          $1,462,784
DF                   GE           GE - G3074 - COIL                08/01/00         07/01/06            9.30%             $13,791
OPEN MRI             GE           GE - G3051 (OC)                  12/01/99         05/01/04            9.00%            $515,216
                                                                                                                  ---------------
                     TOTAL CAPITAL LEASES                                                                              $5,649,509
                                                                                                                  ===============


IHC               =        InSight Health Corp.

OPEN MRI          =        Open MRI, Inc.

DF                =        Daniel Freeman MRI, LLC


GUARANTY OBLIGATIONS (AS OF AUGUST 31, 2001):

1. InSight Health Corp. has a guaranty outstanding in favor of Siemens Credit Corporation in the amount of $199,325 for obligations of Northern Indiana Oncology Center of Porter Memorial Hospital, LLC

2. InSight Health Corp. has a guaranty outstanding in favor of DVI Financial Services, Inc. in the amount of $641,890 for obligations of Metabolic Imaging of Kentucky, LLC

JOINT VENTURE RECOURSE INDEBTEDNESS (AS OF AUGUST 31, 2001):

1. Central Maine Magnetic Imaging Associates has Indebtedness outstanding to Peoples Heritage Bank, of which $260,854 is recourse to Maxum Health Services Corp.

2. Central Maine Magnetic Imaging Associates has Indebtedness outstanding to Picker Financial, of which $483,066 is recourse to Maxum Health Services Corp.

3. Parkway Imaging Center, LLC has Indebtedness outstanding to General Electric Company, of which $361,910 is recourse to InSight Health Corp.

4. Southern Connecticut Imaging Centers, LLC has Indebtedness outstanding to Citizens Bank, of which $1,182,392 is recourse to InSight Health Corp.

                                 Schedule 8.1(g)

                             TERMS OF SUBORDINATION

Any Indebtedness to any Person issued pursuant to Section 8.1(g) or contemplated by Section 8.12(b) (herein collectively referred to as "Section 8.1(g) Indebtedness") shall be subordinated to the Credit Party Obligations in the manner set forth below:

- Until all of the Credit Party Obligations shall have been paid in full in cash and the Commitments under the Credit Agreement shall have been terminated, interest, fees and premiums on Section 8.1(g) Indebtedness shall be payable in kind or capitalized.

- Until all of the Credit Party Obligations shall have been paid in full in cash and the Commitments under the Credit Agreement shall have been terminated, payments, prepayments, redemptions or repurchases of principal on Section 8.1(g) Indebtedness shall be prohibited (it being acknowledged and agreed that the conversion of any Section 8.1(g) Indebtedness to equity would not constitute a payment, prepayment, redemption or repurchase of principal on such Section 8.1(g) Indebtedness).

- Until all of the Credit Party Obligations shall have been paid in full in cash and the Commitments under the Credit Agreement shall have been terminated, the holders of Section 8.1(g) Indebtedness shall have no right to exercise remedies (other than acceleration) in respect of Section 8.1(g) Indebtedness.

- Until the date 91 days after all of the Credit Party Obligations shall have been paid in full in cash and the Commitments under the Credit Agreement shall have been terminated, the holders of Section 8.1(g) Indebtedness, in their capacities as such, shall not take any action to initiate an involuntary bankruptcy proceeding in respect of any Credit Party.

-    The Lenders shall have the right, if not exercised by the holders of
     Section 8.1(g) Indebtedness, to file proofs of claim (and any notice of assignment of the right to receive payments) in respect of Section 8.1(g) Indebtedness in any bankruptcy proceeding in respect of any Credit Party.

- In any bankruptcy proceeding in respect of any Credit Party, the holders of Credit Party Obligations shall be entitled to payment in full in cash before the holders of Section 8.1(g) Indebtedness, in their capacities as such, shall be entitled to receive any payments or Property (other than (i) debt securities that are subordinated at least to the extent provided in this Schedule 8.1(g) and (ii) equity securities that are not redeemable for cash, and in respect of which no cash dividends are payable), until all of the Credit Party Obligations shall have been paid in full in cash.

- Any payments received by the holders of Section 8.1(g) Indebtedness, in their capacities as such, in contravention of the foregoing subordination provisions shall be held in trust for the benefit of, and immediately turned over to, the Administrative Agent for the benefit of the holders of Credit Party Obligations.

- In any reorganization proceeding in respect of any Credit Party, the holders of Credit Party Obligations shall be entitled to approve (on behalf of the holders of Section 8.1(g) Indebtedness, in their capacities as such) the use of cash collateral by such Credit Party.

-    In any bankruptcy proceeding in respect of any Credit Party, the holders of
     Section 8.1(g) Indebtedness, in their capacities as such, shall not (i) vote against any plan of reorganization or liquidation supported by the holders of Credit Party Obligations or (ii) vote for any plan of reorganization or liquidation opposed by the holders of Credit Party Obligations.

- In any bankruptcy proceeding in respect of any Credit Party, (i) the holders of Section 8.1(g) Indebtedness, in their capacities as such, shall not file any motion, application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of such Credit Party's bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the holders of Section 8.1(g) Indebtedness, in their capacities as such, or any other form of affirmative relief of any other kind or nature and (ii) the holders of Section 8.1(g) Indebtedness, in their capacities as such, shall not file any objection or other responsive pleading opposing any relief requested by the holders of Credit Party Obligations.

- The holders of Section 8.1(g) Indebtedness, in their capacities as such, shall not exercise any right of subrogation in respect of any of the Credit Party Obligations until all of the Credit Party Obligations shall have been paid in full in cash and the Commitments under the Credit Agreement shall have been terminated.

                              SCHEDULE 8.2 - LIENS

                                 [See attached*]










     *With respect to Liens evidencing Capital Leases with General Electric Company being paid off on the Closing Date, the security interest of General Electric Company in the leased equipment will be released upon its receipt of the payout amount (see attached payout letter) and UCC-3 termination statements covering such leased equipment will be filed promptly thereafter.

                           SCHEDULE 8.6 - INVESTMENTS

Summary of Joint Venture Balances Owing to InSight Health Corp.


                                                                             LOANS OUTSTANDING AS OF 08/31/01:
                                                                   ----------------------------------------------------------
                        Partnership                                Working Cap.          Equipment              Total
----------------------------------------------------------         ----------------------------------------------------------
                       Consolidated
----------------------------------------------------------

GARFIELD IMAGING CENTER, LTD.                                                                $1,129,712           $1,129,712

BERWYN MAGNETIC RESONANCE
CENTER, LLC                                                               $287,115           $1,558,732           $1,845,847

TOMS RIVER IMAGING ASSOCIATES, L.P.                                       $330,596                    -             $330,596

DUBLIN DIAGNOSTIC IMAGING, LLC                                             $71,958             $467,717             $539,675

ST. JOHN'S REGIONAL IMAGING CENTER,
LLC                                                                     $1,662,603           $3,337,843           $5,000,446

LOCKPORT MRI, LLC                                                         $708,701           $5,181,461           $5,890,162

CONNECTICUT LITHOTRIPSY, LLC                                             $(85,577)             $305,739             $220,162

GRANADA HILLS OPEN MRI, LLC                                                $88,139           $1,129,151           $1,217,290

DANIEL FREEMAN MRI, LLC                                                   $285,097             $560,395             $845,492

WILKES-BARRE IMAGING, LLC                                                 $321,848           $4,614,979           $4,936,827

INSIGHT-PREMIER HEALTH, LLC                                               $344,864           $4,098,195           $4,443,059
                                                                ------------------  -------------------  -------------------
                                                                        $4,015,344          $22,383,924          $26,399,268
                                                                ==================  ===================  ===================

                       Unrestricted

-----------------------------------------------------------
CENTRAL MAINE MAGNETIC IMAGING
ASSOCIATES                                                                 $43,422                                   $43,422

NORTHERN INDIANA ONCOLOGY CENTER                                           $71,352
OF PORTER MEMORIAL HOSPITAL, LLC                                                                                     $71,352

PARKWAY IMAGING CENTER, LLC                                             $1,108,626             $441,236           $1,549,862

METABOLIC IMAGING OF KENTUCKY, LLC                                        $107,772                                  $107,772
                                                                ------------------  -------------------  -------------------
                                                                        $1,331,172             $441,236           $1,772,408
                                                                ==================  ===================  ===================
Total                                                                   $5,346,516          $22,825,160          $28,171,676

SEE ALSO SCHEDULE 8.1(b) -- "GUARANTY OBLIGATIONS" AND "JOINT VENTURE RECOURSE INDEBTEDNESS" FOR ADDITIONAL INVESTMENTS

                   SCHEDULE 8.9 - TRANSACTIONS WITH AFFILIATES

1. Transactions contemplated under the Stockholders Agreement, dated as of June 29, 2001, as in effect on the Closing Date, among InSight Health Services Holdings Corp., the JWC Holders (as defined therein), the Halifax Holders (as defined therein), the Management Holders (as defined therein) and the Additional Holders (as defined therein)

2. Transactions contemplated under the Administrative Services Agreement dated as of October 1, 1996 between Greater Waterbury Imaging Center, L.P. and Signal Medical Services, Inc.

3. Transactions contemplated under the Management Services Agreement dated March 24, 2000 between InSight Health Corp. and Metabolic Imaging of Kentucky, LLC

4. Transactions contemplated under the Management Services Agreement dated January 17, 1995 between InSight Health Corp. and Northern Indiana Oncology Center of Porter Memorial Hospital, LLC

5. Transactions contemplated under the Management Services Agreement dated September 17, 1999 between InSight Health Corp. and Parkway Imaging Center, LLC

6. Transactions contemplated under the Credit and Security Agreement dated September 17, 1999 between InSight Health Corp. and Parkway Imaging Center, LLC

7. Transactions contemplated under the Management Agreement dated January 20, 1988 between VHA Diagnostic Services, Inc. (now Maxum Health Services Corp.) and Central Maine Magnetic Imaging Associates

8. Transactions contemplated under the Management Services Agreement dated February 1, 2001 between InSight Health Corp. and Maine Molecular Imaging, LLC